   As filed with the Securities and Exchange Commission on November 28, 1994



                                                           Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-4
                            REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                             COMERICA INCORPORATED
            (Exact name of registrant as specified in its charter)

          DELAWARE                                6711                            38-1998421
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    No.)

                     Comerica Tower at One Detroit Center
                        500 Woodward Avenue, Suite 3100
                           Detroit, Michigan  48226
                                (313) 222-4000
              (Address, including zip code, and telephone number,
                             including area code,
                 of registrant's principal executive offices)

                              -------------------

                             Judith C. Dart, Esq.
            Executive Vice President, General Counsel and Secretary
                             Comerica Incorporated
                        500 Woodward Avenue, 33rd Floor
                           Detroit, Michigan  48226
                                (313) 222-7937
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              -------------------

                                  Copies to:

           David D. Joswick, Esq.                     Eric Georgatos, Esq.
Miller, Canfield, Paddock and Stone, P.L.C.      Gray Cary Ware & Freidenrich
       150 West Jefferson, Suite 2500          4365 Executive Drive, Suite 1600
          Detroit, Michigan  48226             San Diego, California  92121-1477

                              -------------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of each class of         Amount to be        Proposed maximum         Proposed maximum          Amount of registration
 securities to be               registered(1)       offering price per       aggregate offering        fee(2)
 registered(1)                                      share(2)                 price(2)
- -----------------------------------------------------------------------------------------------------------------------------
 Common Stock  . . . . .      2,680,820 Shares       $24.63                  $66,037,614.57              $22,771.59
=============================================================================================================================

(1) Also includes associated rights to purchase shares of registrant's Series C Participating Preferred Stock which rights are (a) not currently separable from the shares of Common Stock and (b) not currently exercisable. See "DESCRIPTION OF COMERICA CAPITAL STOCK."

(2) The registration fee has been computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on average high and low sales prices on the NASDAQ National Market System on November 25, 1994 equalling $43 a share of common stock of University Bank & Trust Company. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


===============================================================================

                             COMERICA INCORPORATED
         Cross-Reference Sheet Between Items in Form S-4 and Prospectus
                   Pursuant to Item 501(b) of Regulation S-K

        Item No.       Form S-4 Caption                                     Heading in Prospectus
        --------       ----------------                                     ---------------------
                       A.       Information About the Transaction

        Item 1.        Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus  . . . . . . . . . .  Cover Page of Registration Statement; Cross
                                                                            Reference Sheet; Outside Front Cover Page of
                                                                            Prospectus

        Item 2.        Inside Front and Outside Back Cover Pages of
                       Prospectus  . . . . . . . . . . . . . . . . . . . .  Inside Front Cover Page of Prospectus; Table of
                                                                            Contents; Available Information; Incorporation
                                                                            of Certain Documents by Reference

        Item 3.        Risk Factors, Ratio of Earnings to Fixed
                       Charges and Other Information . . . . . . . . . . .  Summary; Introduction; The Companies; The
                                                                            Merger

        Item 4.        Terms of the Transaction  . . . . . . . . . . . . .  Summary; Introduction; The Special Meeting; The
                                                                            Merger; Description of Comerica Capital Stock;
                                                                            Comparison of Shareholder Rights; The Merger
                                                                            Agreement; The Stock Option Agreement

        Item 5.        Pro Forma Financial Information . . . . . . . . . .  *

        Item 6.        Material Contacts with the Company Being
                       Acquired  . . . . . . . . . . . . . . . . . . . . .  Summary; The Merger

        Item 7.        Additional Information Required for Reoffering
                       by Persons and Parties Deemed to be
                       Underwriters  . . . . . . . . . . . . . . . . . . .  *

        Item 8.        Interests of Named Experts and Counsel  . . . . . .  *

        Item 9.        Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities  . .  *



                       B.       Information About the Registrant

        Item 10.       Information with Respect to S-3 Registrants . . . .  Available Information; Incorporation of Certain
                                                                            Documents by Reference; Summary; The Companies

        Item No.           Form S-4 Caption                                 Heading in Prospectus
        --------           ----------------                                 ---------------------

        Item 11.           Incorporation of Certain Information by
                           Reference . . . . . . . . . . . . . . . . . . .  Incorporation of Certain  Documents by
                                                                            Reference

        Item 12.           Information with Respect to S-2 or S-3
                           Registrants . . . . . . . . . . . . . . . . . .  *

        Item 13.           Incorporation of Certain Information by
                           Reference . . . . . . . . . . . . . . . . . . .  *

        Item 14.           Information with Respect to Registrants Other
                           than S-2 or S-3 Registrants . . . . . . . . . .  *

                           C.       Information About the Company Being
                                    Acquired

        Item 15.           Information with Respect to S-3 Companies . . .  Available Information; Incorporation of Certain
                                                                            Documents by Reference; Summary; The Companies

        Item 16.           Information with Respect to S-2 or S-3
                           Companies . . . . . . . . . . . . . . . . . . .  *

        Item 17.           Information with Respect to Companies Other
                           than S-2 or S-3 Companies . . . . . . . . . . .  *

                           D.       Voting and Management Information

        Item 18.           Information if Proxies, Consents or
                           Authorizations Are to be Solicited  . . . . . .  Available Information; Incorporation of Certain
                                                                            Documents by Reference; Summary; University
                                                                            Bank & Trust Company; Introduction; The
                                                                            Companies; The Special Meeting; The Merger

        Item 19.           Information if Proxies, Consents or
                           Authorizations Are Not to be Solicited or in an
                           Exchange Offer  . . . . . . . . . . . . . . . .  *

____________________
*Omitted because inapplicable or answer is in the negative.

                        UNIVERSITY BANK & TRUST COMPANY


                                                               December __, 1994

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of the Stockholders of University Bank & Trust Company ("UBT"), which will be held at the offices of UBT located at 250 Lytton Avenue, Palo Alto, California, at 4:30 p.m., local time, on Wednesday, January 25, 1995 (the "Special Meeting").

         At the Special Meeting, UBT stockholders will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company headquartered in Detroit, Michigan ("Comerica"), Comerica Interim Incorporated, a California corporation ("Interim") and UBT, providing for the merger (the "Merger") of Interim into UBT pursuant to the terms of the Agreement of Merger (the "Subsidiary Merger Agreement"). UBT will be the surviving corporation of the Merger. No other business will be transacted at the Special Meeting.

         In the Merger, each fully diluted outstanding share of UBT Common Stock, no par value (subject to certain provisions with respect to fractional shares and dissenting shares) will be converted into the right to receive
1.7456 shares of Comerica Common Stock, $5.00 par value per share (the "Comerica Common Stock"), subject to certain adjustments described in the Merger Agreement.

         The proposed Merger requires, among other conditions, certain regulatory approvals, as well as the approval of the stockholders of UBT.

         Your Board of Directors has determined that the Merger Agreement and the Merger are in the best interests of UBT and its stockholders. THE BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER PROPOSAL AT THE SPECIAL MEETING.

         The accompanying Notice and Proxy Statement/Prospectus describe the matters to be acted upon at the Special Meeting. Stockholders are urged to review carefully the attached Proxy Statement/Prospectus. This document contains a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby.

         Because of the significance to UBT of the proposed Merger, your participation in the Special Meeting, in person or by proxy, is especially important. We urge you to vote FOR approval and adoption of the Merger Proposal.

         Your continuing interest in the business of UBT is appreciated, and we hope you will attend the Special Meeting. It is important that your shares be represented at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of your Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                              Sincerely,

                              /s/ Carl J. Schmitt
                              -------------------------------------------------
                              Carl J. Schmitt
                              Chairman of the Board and Chief Executive Officer

                        UNIVERSITY BANK & TRUST COMPANY

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 1995


         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of University Bank & Trust Company will be held at UBT's offices located at 250 Lytton Avenue, Palo Alto, California on January 25, 1995 at 4:30 p.m., local time (the "Special Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:

                To consider and vote upon a proposal (the "Merger
                Proposal") to adopt and approve (a) the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company headquartered in Detroit, Michigan ("Comerica"), Comerica Interim Incorporated, a California corporation ("Interim"), and UBT, and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), providing for the merger (the "Merger") of Interim with and into UBT, and all of the transactions contemplated thereby, including but not limited to, the conversion, subject to certain provisions relating to fractional shares and dissenting shares, of each fully diluted outstanding share of common stock, no par value per share, of UBT ("UBT Common Stock") into the right to receive 1.7456 shares of common stock, $5.00 par value per share, of Comerica, subject to certain adjustments described in the Merger Agreement.

         The Merger Agreement and the Subsidiary Merger Agreement are set forth in Annex A and Annex B, respectively, of the accompanying Proxy
Statement/Prospectus.

        Stockholders of UBT Common Stock may have dissenter's rights under California law if their shares of UBT Common Stock qualify as "dissenting shares" under California law. These rights may require UBT to purchase for cash at fair market value from UBT stockholders any such "dissenting shares". UBT stockholders must strictly comply with applicable California law to exercise their dissenter's rights. A copy of the pertinant statutory provisions are attached to this Proxy Statement/Prospectus as Annex C.

         The UBT Board of Directors has fixed the close of business on December 1, 1994, as the record date for the determination of UBT stockholders entitled to notice of and to vote at the Special Meeting. Only UBT stockholders of record at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting.

         The UBT Common Stock is the only security of UBT whose holders are entitled to vote upon the proposals to be presented at the Special Meeting. Approval of the Merger Proposal requires the affirmative vote of the holders of not less than a majority of the outstanding shares of UBT Common Stock.

         Your vote is important regardless of the number of shares you own. Each stockholder, whether he or she now plans to attend the Special
Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Special Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Special Meeting.



                                   /s/ GAYLE A. ANDERSON
                                   --------------------------------------------
                                   Gayle A. Anderson, Secretary

[December 15,], 1994


             THE BOARD OF DIRECTORS OF UBT UNANIMOUSLY RECOMMENDS
                    THAT YOU VOTE FOR THE MERGER PROPOSAL.
                 PLEASE DATE AND SIGN THE ENCLOSED PROXY AND
        MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                        UNIVERSITY BANK & TRUST COMPANY

                                PROXY STATEMENT

                             ---------------------

                             COMERICA INCORPORATED
                                   PROSPECTUS

                             ---------------------

         This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to stockholders of University Bank & Trust Company ("UBT") in connection with the solicitation of proxies by the Board of Directors of UBT for use at its Special Meeting of Stockholders (including any adjournments or postponements thereof) to be held on January 25, 1995, and relates to the proposed merger (the "Merger") of UBT with Comerica Interim Incorporated, a California corporation ("Interim") and a wholly-owned subsidiary of Comerica Incorporated, a Delaware corporation ("Comerica"), pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994 (the "Merger Agreement"), by and among UBT, Interim and Comerica and all of the transactions contemplated thereby including the completion of the Merger pursuant to the terms of the Agreement of Merger (the "Subsidiary Merger Agreement").

         This Proxy Statement/Prospectus also constitutes a prospectus of Comerica with respect to up to 2,680,820 shares of common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") which may be issuable to holders of common stock, no par value per share, of UBT ("UBT Common Stock"), in the Merger. Upon consummation of the Merger, each outstanding share of UBT Common Stock will, subject to certain provisions with respect to fractional shares and dissenting shares, be converted into the right to receive 1.7456 shares of Comerica Common Stock, subject to certain adjustments described in the Merger Agreement.

         Comerica Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CMA." The last reported sales price of the Comerica Common Stock on the NYSE Composite Tape on December __, 1994 was $______.

         THE SHARES OF COMERICA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER __, 1994

         This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of UBT on or about December __, 1994.

                                                         TABLE OF CONTENTS




                                                                                                                               PAGE
                                                                                                                               ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Selected Consolidated Financial Data of Comerica Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Selected Consolidated Financial Data of University Bank & Trust Company  . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Comparative Stock Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Comerica Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     University Bank & Trust Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Matters to be Considered at the Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Security Ownership of Certain Beneficial Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Record Date; Shares Entitled to Vote; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Form of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Comerica Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Recommendation of the Board of Directors of UBT and Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . .  31
     Opinion of UBT's Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Summary of Financial Analyses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Effective Time of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares . . . . . . . . . . . . . . . . . . . . .  35
     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Conditions to the Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Regulatory Approvals Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Operations Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Operations After the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Cancellation Fee; Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     Anticipated Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


     Resale of Comerica Common Stock; Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Dissenter's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

CERTAIN REGULATORY CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Interstate Banking and Branching . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Certain Transactions by Comerica with its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Comerica's Support of Subsidiary Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Implications of Being a Savings and Loan Holding Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

DESCRIPTION OF COMERICA CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Comerica Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     Comerica Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

DESCRIPTION OF UBT CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

COMPARISON OF SHAREHOLDER RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Classification, Removal and Nomination of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Limitation of Liability of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Certain Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Amendment of Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Rights Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Dissenter's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

THE MERGER AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .  63
     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     Liquidated Damages; Cancellation Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     Shareholder Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Resales by Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

THE STOCK OPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

LEGAL MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

ANNEXES

         Annex A - Agreement and Plan of Reorganization and Merger

         Annex B - Subsidiary Merger Agreement

         Annex C - Chapter 13 of the General Corporations Law of the State of
                     California Code Relating to Dissenters Rights

         Annex D - Opinion of Goldman Sachs & Co.

         Annex E - Stock Option Agreement

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMERICA, INTERIM OR UBT. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COMERICA, INTERIM OR UBT SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO COMERICA AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY COMERICA AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO UBT AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY UBT.


                             AVAILABLE INFORMATION


         Comerica is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Comerica files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Since June 17, 1994, UBT has been a California state bank and a member of the Federal Reserve and therefore files reports, proxy statements and other information with the Federal Reserve Board (the "Federal Reserve"). Prior to June 17, 1994, UBT was a National Association and filed reports, proxy statements and other information with the Office of the Comptroller of the Currency (the "Comptroller").

        The reports, proxy statements and other information filed by Comerica with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information filed by UBT with the Federal Reserve can be inspected and copied at the Public Reference Section of the offices of the Federal Reserve at 20th and C Streets, N.W., Washington, D.C. 20551. The reports, proxy statement and other information filed by UBT with the Comptroller can be inspected and copied at the offices of the Comptroller, Independence Square, 250 E. Street, S.W., Washington D.C. 20219. In addition, material filed by Comerica can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and materials filed by UBT can be inspected at the offices of the NASDAQ (National Association of Securities Dealers Automated Quotations) National Market System at 1735 K Street, N.W., Washington, D.C. 20006.

         Comerica has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Comerica Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission by Comerica pursuant to the Exchange Act (File No. 1-10706), the Federal Reserve by UBT (Tax Identification No. 77-0376213) or the Office of the Comptroller of the Currency by UBT (Tax Identification No. 94-2622607) are incorporated by reference in this Proxy Statement/Prospectus:

                 1. Comerica's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 Comerica 10-K").

                 2. Comerica's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1994.

                 3. The description of the Comerica Common Stock, par value $5.00 per share, incorporated by reference in the Registration Statement on Form 8-A dated March 4, 1991.

                 4. Comerica's Registration Statement on Form 8-A dated March 4, 1991, as amended by an Amendment on Form 8 filed November 1, 1991.

                 5. The portions of Comerica's Proxy Statement for the Annual Meeting of Shareholders held May 20, 1994 that have been incorporated by reference in the 1993 Comerica 10-K other than the Report of the Compensation Committee on Executive Compensation and the Performance Graph on pages 25-29 thereof.

                 6. UBT's Annual Report on Form 10-K for the year ended December 31, 1993 (the "UBT 10-K") filed with the Comptroller.

                 7. UBT's Amendment No. 1 on Form 10-K/A to the UBT Form 10-K filed with the Comptroller.

                 8. UBT's Proxy Statement for the Annual Meeting of Shareholders held on June 16, 1994, filed with the Comptroller.

                 9. UBT's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994 filed with the Comptroller and June 30 and September 30, 1994 filed with the Federal Reserve.

                 10. UBT's Current Report on Form 8-K dated June 17, 1994 filed with the Federal Reserve.

                 11. UBT's Current Report on Form 8-K dated October 17, 1994 filed with the Federal Reserve.

         All documents and reports filed by Comerica and UBT pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting of stockholders of UBT shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IF FOR COMERICA, TO JUDITH C. DART, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, COMERICA INCORPORATED, COMERICA TOWER AT DETROIT CENTER, 500 WOODWARD AVENUE, DETROIT, MICHIGAN 48226, TELEPHONE (313) 222-7937; AND IF FOR UBT, TO GAYLE A. ANDERSON, SECRETARY, 250 LYTTON AVENUE, P.O. BOX 89, PALO ALTO, CALIFORNIA 94301, TELEPHONE (415) 327-0210. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY JANUARY 19, 1995 (5 BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING).

                                    SUMMARY


         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. AS THIS SUMMARY IS NECESSARILY INCOMPLETE, REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY. CERTAIN CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.


THE PARTIES

         University Bank & Trust Company ("UBT") is a California state-chartered bank and a member of the Federal Reserve System. UBT provides basic banking services and personal trust services to individuals and business enterprises located primarily in California's Palo Alto area. UBT offers traditional banking services such as lending and deposit takings in addition to specialized banking services designed to meet the needs of its customers. As of September 30, 1994, UBT had total assets of approximately $442.2 million, total deposits of approximately $403.5 million, total loans (net of unearned income) of approximately $211.9 million, and stockholders' equity of approximately $35.4 million. The main banking office of UBT and the principal executive offices of UBT are both located at 250 Lytton Avenue, Palo Alto, California 94301. Its telephone number is (415) 327-0210.

         Comerica Incorporated ("Comerica") is a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), headquartered in Detroit, Michigan. As of September 30, 1994, Comerica owned directly or indirectly 9 banking and 45 active non-banking subsidiaries. As of September 30, 1994, Comerica had total assets of approximately $31.8 billion, total deposits of approximately $20.3 billion, total loans (net of unearned income) of approximately $20.8 billion, and stockholders' equity of approximately $2.4 billion. Comerica's principal subsidiary, Comerica Bank, is a commercial banking and trust institution that offers individuals, the business community, and governmental agencies all services associated with a full-service commercial banking institution. The principal executive offices of Comerica are presently located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Suite 3100, Detroit, Michigan 48226. Its telephone number is (313) 222-4000.

         Comerica Interim Incorporated is a California corporation and a wholly owned subsidiary of Comerica. Interim is being used specifically as a merger vehicle for the acquisition by Comerica of UBT and currently has no assets or operations.

THE SPECIAL MEETING

         Special Meeting of Stockholders. A special meeting of the stockholders of UBT will be held at the offices of UBT, located at 250 Lytton Avenue, Palo Alto, California, on January 25, 1995, at 4:30 p.m., local time (the "Special Meeting"). See "THE SPECIAL MEETING."


        Matters to Be Considered.  At the Special Meeting, holders of UBT
Common Stock, no par value per share ("UBT Common Stock"), will consider and vote upon a proposal (the "Merger Proposal") to adopt and approve (a) the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994 (the "Merger Agreement"), by and among UBT, Interim and Comerica, and (b) the Agreement of Merger (the "Subsidiary Merger Agreement") providing for the merger (the "Merger") of Interim with and into UBT, with UBT
being the surviving entity.   No other matters will be brought before the
Special Meeting. See "THE SPECIAL MEETING -- Matters to Be Considered at the Special Meeting."


         Votes Required. The affirmative vote of the holders of a majority of the outstanding shares of UBT Common Stock entitled to vote thereon is required to approve the Merger Proposal. See "THE SPECIAL MEETING -- Vote Required."


         Record Date. The record date for the Special Meeting is December 1, 1994 (the "Record Date"). Only UBT stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

         As of the Record Date, there were __________ shares of UBT Common Stock outstanding, and each such share is entitled to one vote at the Special Meeting. As of the Record Date, there were _____ holders of record of UBT Common Stock.


        Security Ownership. As of September 30, 1994, directors and executive officers of UBT and their affiliates may be deemed to be the beneficial owners of approximately 16.5% of the outstanding shares of UBT Common Stock. Such officers and directors are entitled to exercise options to acquire a total of 11,000 shares of UBT Common Stock, which would result in such persons being deemed to be the beneficial owners of approximately 17.3% of the shares of UBT Common Stock outstanding as of September 30, 1994. See "THE MERGER -- Stock Option Plans." Each UBT director who owns UBT Common Stock (each a "director-stockholder") has executed an agreement which, among other things, obligates each director-stockholder to vote the shares of UBT Common Stock owned or controlled by them in favor of the Merger, subject to fiduciary obligations. See "THE MERGER AGREEMENT -- Shareholder Agreements." As of the Record Date, the director-stockholders of UBT owned or controlled an aggregate of _________ shares of UBT Common Stock, representing approximately ____% of the then outstanding shares of UBT Common Stock.

         As of the Record Date, no shares of UBT Common Stock were beneficially owned by Comerica, Interim or any of their subsidiaries, directors or executive officers, or their affiliates, excepting 400 shares of UBT Common Stock owned jointly by Comerica director J. Phillip DiNapoli and his wife.


THE MERGER

         Form of the Merger. Pursuant to the Merger Agreement, which is hereby incorporated by reference and is set forth in Annex A to this Proxy Statement/Prospectus, at the Effective Time (see "THE MERGER -- Effective Time of Merger") of the Merger, Interim will merge with and into UBT, with UBT being the surviving corporation in accordance with the terms of the Subsidiary Merger Agreement. As a result of the Merger, Comerica will own the entire equity interest in, and become the sole stockholder of, UBT. See "THE MERGER
- -- Form of the Merger."


        Merger Consideration. Upon consummation of the Merger, each outstanding share of UBT Common Stock will, subject to certain provisions with respect to fractional shares and dissenting shares, be converted into the right to receive 1.7456 shares of Comerica Common Stock, subject to certain adjustments described in the Merger Agreement (as so adjusted, the "UBT Conversion Rate"). The Merger Agreement provides for an adjustment to the UBT Conversion Rate in the event that UBT's Consolidated Net Worth (as defined in the Merger Agreement) is less than $34,200,000 or in the event of certain changes in the capitalization of Comerica, including, but not limited to, any recapitalization, reorganization, stock split or stock dividend. In addition, all existing rights with respect to UBT Common Stock pursuant to UBT stock option plans (the "UBT Stock Options"), whether vested or unvested or exercisable shall be converted into and become rights with respect to Comerica Common Stock. Each UBT Stock Option holder will receive the number of stock options for Comerica Common Stock such holder would have received according to the UBT Conversion Rate as if such holder exercised his or her UBT Stock Options in full immediately prior to the Effective Time. See "THE MERGER -- Merger Consideration and -- Conditions to the Consummation of the Merger."

         Upon consummation of the Merger, each outstanding share of Interim will be converted into one share of the surviving corporation.


         Effective Time of the Merger. It is expected that if the Merger Proposal is approved by the UBT stockholders, and assuming that the other conditions described in the Merger Agreement are satisfied, the Merger will become effective during the first quarter of 1995. See "THE MERGER -- Effective Time of the Merger."

         If the Merger does not become effective on or prior to August 31, 1995, any of Comerica, Interim or UBT may terminate the Merger Agreement. See "THE MERGER AGREEMENT -- Termination."


         Purpose of the Merger and Comerica's Reasons for the Merger. The purpose of the Merger is for Comerica to acquire the entire equity interest in UBT. It is part of Comerica's current business strategy to expand its activities from Michigan into states such as California where management believes there are long-term opportunities which will benefit Comerica and its shareholders. Comerica California Incorporated, a California corporation and registered bank holding company, is Comerica's wholly owned bank holding company subsidiary operating in the State of California, which through its wholly owned subsidiary, Comerica Bank-California, a California bank, focuses on middle market banking, small business banking, private banking, high technology, commercial real estate lending and mortgage banker financing, as well as trust services, in the San Jose and Los Angeles areas. See "COMERICA INCORPORATED -- General." Comerica believes that through the Merger Comerica will be able to increase its penetration of the California commercial, retail and private banking markets in the communities served by UBT. This transaction is also expected to enhance the competitiveness of the companies currently in the deregulated banking environment and prospectively after the full impact of the Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") is known. See "THE MERGER -- Comerica Reasons for the Merger."; "CERTAIN REGULATORY CONSIDERATIONS -- Interstate Banking and Branching."


         Recommendations of the UBT Board of Directors and Reasons for the Merger. The Board of Directors of UBT believes that the terms of the Merger are fair to and in the best interests of UBT and its stockholders. All of the members of the UBT Board were at the meeting approving the Merger Agreement and they unanimously approved the Merger Agreement, the Subsidiary Merger Agreement and the Merger. Accordingly, the UBT Board recommends that UBT stockholders vote FOR the Merger Proposal. See "THE MERGER -- Recommendation of the Board of Directors of UBT and Reasons for the Merger."

         The terms of the Merger Agreement, including the financial consideration provided therein, were the result of arms' length negotiations between Comerica, Interim and UBT and their respective representatives. In reaching a conclusion to approve the Merger, the Board of Directors of UBT considered a number of factors, including, but not limited to, the need to address the need for a successor to its Chairman within the context of a consolidating banking industry and a regulatory environment which is increasingly burdensome to smaller institutions. See "THE MERGER -- Recommendation of the Board of Directors of UBT and Reasons for the Merger" and
- -- "Background of the Merger."

         Opinion of Financial Advisor to UBT. Goldman, Sachs & Co. ("Goldman Sachs") has served as financial advisor, and has delivered its written opinion to the UBT Board, dated as of the date of this Proxy Statement/Prospectus, that the UBT Conversion Rate to be received by UBT Common Stockholders pursuant to the Merger Agreement is fair to UBT Common Stockholders. UBT has agreed to pay Goldman Sachs a fee for their services which is in part contingent on the consummation of the Merger. See "THE MERGER-Opinion of UBT's Financial Advisor". The full text of Goldman Sachs' written opinion, dated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits on their review, is attached hereto as Annex D. UBT Common Stockholders are urged to and should read such opinion in its entirety.


         UBT Acquisition Proposals. The Merger Agreement provides that UBT will not authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage, or participate in any discussions or negotiations with, or provide any nonpublic information to, any person or group of persons (other than Comerica, Interim or their representatives) concerning any "Acquisition Proposal." An Acquisition Proposal is defined generally to mean any proposal for the acquisition or participation in a merger or other business combination involving UBT, any proposal by which any person or group other than Comerica or Interim would acquire the right to vote 10% or more of the capital stock of UBT entitled to vote for the election of directors, any acquisition of the assets of UBT other than in the ordinary course of business, or any acquisition of more than 10% of the outstanding capital stock of UBT. However, UBT or its Board of Directors are not prevented from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of UBT, if and to the extent that (1) the Board of Directors of UBT believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to UBT's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement and the UBT Board of Directors determined in good faith after consultation with its outside legal counsel that such action is necessary for UBT to comply with its fiduciary duties to shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the UBT Board of Directors received from such person or entity an executed confidentiality agreement, with terms similar in scope to those contained in the confidentiality agreement between Comerica and UBT, or (B) complying with Rule 14e-2 promulgated under the Exchange Act of 1934, as amended, with regard to an Acquisition Proposal. UBT is required to notify Comerica immediately upon receipt of any inquiry regarding any Acquisition Proposal.


         Conditions to the Merger; Termination. The obligations of Comerica, Interim and UBT, as the case may be, to consummate the Merger are subject to various conditions set forth in the Merger Agreement including, but not limited to, obtaining requisite stockholder and regulatory approvals; the absence of any materially burdensome condition imposed for any regulatory approval; the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which makes the Merger illegal, requires any material divestiture or imposes a materially burdensome condition; the accuracy in all material respects of the representations and warranties of, and performance in all material respects of the covenants required to be performed prior to the Effective Time of the Merger by, the other parties to the Merger Agreement; the absence of any materially adverse change to the other parties or their subsidiaries; receipt of an opinion of legal counsel in respect of certain Federal income tax consequences (see "THE MERGER -- Certain Federal Income Tax Consequences); receipt of legal opinions and approval of their respective legal counsel of the transactions contemplated by the Merger Agreement; approval for listing of the shares of the Comerica Common Stock to be issued in the Merger on the New York Stock Exchange; and receipt from each of Ernst & Young and KPMG Peat
Marwick, LLP of letters, in form and substance satisfactory to Comerica and UBT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement filed in connection with the Merger. In addition, the obligations of Comerica and Interim to consummate the Merger are subject to the following further conditions, among others: the requirements that UBT's reserve for possible loan losses 5 business days prior to the Effective Time shall be at least the greater of $4,700,000 or 2.25% of UBT's total loans outstanding on that date (subject to certain adjustments) and that UBT's non-performing assets outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $4,711,431. The obligation of UBT to consummate the Merger is subject to the receipt of the written opinion of Goldman Sachs prior to the mailing of this Proxy Statement/Prospectus, dated the date of this Proxy Statement/Prospectus to the effect that, as of such date, the UBT Conversion Rate is fair. There can be no assurance that the conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT -- Conditions to the Merger".

         Under certain circumstances, Comerica, Interim or UBT may terminate the Merger Agreement, either prior to or after approval thereof by UBT stockholders. See "THE MERGER AGREEMENT -- Termination."


         Liquidated Damages; Cancellation Fee.         The Merger Agreement
provides that, in the event an Acquisition Event shall occur or (i) any of UBT, Comerica or Interim terminates the Merger Agreement because the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified by UBT's shareholders, (ii) any of UBT, Comerica or Interim terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, (iii) Comerica terminates the Merger Agreement because there is a default by UBT, pursuant to the Merger Agreement and the continuance of such failure for a period of 20 Business Days after written notice, which failure to perform, in the reasonable opinion of Comerica and Interim cannot be cured prior to the closing, or (iv) Comerica terminates the Merger Agreement because the UBT Board did not publicly recommend in this Proxy Statement/Prospectus that UBT stockholders adopt and approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Comerica followed by an Acquisition Event within 90 days of such termination, UBT is required to pay to Comerica the sum of $3,200,000 as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby. For the purposes of the Merger Agreement, an Acquisition Event is defined generally to mean (a) that UBT has authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement to effect the following: a merger, consolidation or similar transaction involving UBT or any of its subsidiaries; the disposition of assets of UBT or any of its subsidiaries representing 15% or more of the consolidated assets of UBT and its subsidiaries; or the issuance, sale or other disposition of securities representing 10% or more of the voting power of UBT or any of its subsidiaries, other than securities issued pursuant to the Stock Option Agreement, (b) the acquisition of the beneficial ownership or the right to acquire beneficial ownership by any person or group of persons (as the term "beneficial ownership" is defined in Rule 13d-3 of the Securities Exchange Act of 1934) of 15% or more of the outstanding UBT Common Stock; or (c) within 180 days after termination of the Merger Agreement by Comerica upon the occurrence of certain events specified in the Merger Agreement, where such events were caused in whole or in part by any action or inaction within the control of UBT, any subsidiary of UBT or the directors of UBT or UBT's subsidiaries.

         In addition, the Merger Agreement provides that, in the event of termination by UBT of this Agreement because Interim or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of UBT such breach cannot be cured prior to closing and would have a Material Adverse Effect on Interim or Comerica or because of a default by Comerica or Interim pursuant to the Merger Agreement and the continuance of such failure for a period of 20 business days after written notice of such default, in the reasonable opinion of UBT, cannot be cured prior to the closing, then Comerica and Interim, jointly and severally, shall pay to UBT as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $2,000,000. See "THE MERGER AGREEMENT" --- Liquidated Damages; Cancellation Fee.

        Regulatory Approvals Required. The Merger is subject to prior approval by the Federal Reserve Board, the Commissioner of the Michigan Financial Institutions Bureau (the "Michigan Commissioner") and the State of California's Superintendent of Banks (the "California Superintendent"). Although it is not a condition to consummation of the Merger, Comerica may, sometime after such consummation, elect to merge the surviving corporation of the merger between UBT and Interim with and into Comerica Bank-California, a wholly-owned subsidiary of Comerica California Incorporated, Comerica's California bank holding company (the "Subsidiary Bank Merger"). The Subsidiary Bank Merger would be subject to prior approval of the Federal Deposit Insurance Corporation ("FDIC"), and the California Superintendent. Applications for approval of the Merger have been filed with the Federal Reserve, the Michigan Commissioner and the California Superintendent. There can be no assurance that any of these regulatory authorities will approve the Merger or the Subsidiary Bank Merger, or if approved, as to the date of such approvals. There can also be no assurance that such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of the Merger. There can also be no assurance that the Department of Justice will not challenge the Merger or the Subsidiary Bank Merger, or as to the outcome of any such challenge if made. See "THE MERGER -- Conditions to the Consummation of the Merger and -- Regulatory Approvals Required."

         Operations Pending the Merger. In the Merger Agreement, UBT has agreed to carry on its business and the business of its subsidiaries in substantially the manner as conducted prior to the execution of the Merger Agreement, to notify Comerica promptly of any material adverse changes or events, to take certain other actions, and to provide Comerica with certain reports and information. UBT has also agreed in the Merger Agreement that it will not take certain actions, including by way of example and not of limitation, issue capital stock (other than pursuant to outstanding stock options under its Stock Option Plans), issue other securities convertible into capital stock, acquire or dispose of material assets, incur indebtedness other than in the ordinary course of business or declare or pay any dividend, other than regular quarterly cash dividends in an amount not to exceed $.35 per share. See "THE MERGER AGREEMENT -- Conduct of Business Pending the Merger" and "THE MERGER -- Operations Pending the Merger."


        Operations After the Merger. If the Merger is consummated, UBT will be the surviving corporation of the Merger, with the articles of incorporation of UBT and the name University Bank & Trust Company. The separate existence of Interim will cease, and the surviving corporation will continue as a wholly owned subsidiary of Comerica. The Board of Directors of the surviving corporation will be made up of certain directors of Interim and UBT serving in those capacities at the Effective Time. It is anticipated that, upon consummation of the Merger, Comerica will contribute the stock of the surviving corporation to Comerica California Incorporated, Comerica's California bank holding company. It is also anticipated that at some point after the consummation of the Merger the surviving corporation will merge into Comerica Bank-California, a California bank and wholly owned subsidiary of Comerica California Incorporated. At such time, it is expected that the surviving corporation will be run as a separate division of Comerica Bank-California.

        Following the consummation of the Merger, Carl J. Schmitt, Chairman of the Board and Chief Executive Officer of UBT is expected to remain as Chairman of the Board of the surviving corporation. It is also expected that Mr. Schmitt, upon the anticipated Merger of the surviving corporation into Comerica Bank-California, will become a member of the Board of Directors of Comerica Bank-California and, as a result, will receive a fee for each board meeting he attends, as well as reimbursement for expenses he incurs in doing so. See
"THE MERGER -- Interests of Certain Persons in the Merger."

         Banking policies and procedures of the surviving corporation and its subsidiaries will continue in accordance with the policies of Comerica. See "THE MERGER -- Operations After the Merger."


         Interests of Certain Persons in the Merger. Certain members of UBT's management, including Mr. Carl J. Schmitt, may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of UBT generally. The UBT Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER -- Interests of Certain Persons in the Merger" and -- "Operations After the Merger".


         Anticipated Accounting Treatment. The Merger is expected to be treated as a purchase for accounting and financial reporting purposes. The shares of Comerica Common Stock to be issued in the Merger will be authorized but unissued shares, or shares held as treasury shares. Subject to the rules of the Commission, Comerica may repurchase shares of Comerica Common Stock in open market or other transactions to fund the Merger consideration. See "THE MERGER -- Anticipated Accounting Treatment."


         Certain Federal Income Tax Consequences. The obligations of Comerica, Interim and UBT to effect the Merger are conditioned upon the receipt of a legal opinion dated the Effective Time of the Merger from legal counsel acceptable to Comerica, subject to exceptions and assumptions normally included, and in form and substance reasonably satisfactory to Comerica and UBT, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that Comerica, Interim and UBT will each be a party to that reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the IRC. There can be no assurance that this opinion will be received. See "THE MERGER -- Certain Federal Income Tax Consequences."

        The material federal income tax consequences of the proposed transactions to stockholders of UBT are summarized under "THE MERGER -- Certain Federal Income Tax Consequences."


        Stock Exchange Listing. The Comerica Common Stock is listed on the New York Stock Exchange ("NYSE"). Comerica has agreed to apply for the listing of the shares of Comerica Common Stock to be issued in the Merger on the NYSE. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to approval for listing by the NYSE of such shares. See "THE MERGER -- Stock Exchange Listing."


        Dissenter's Rights. Holders of UBT Common Stock may have certain dissenter's rights if their shares of UBT Common Stock qualify as "dissenting shares" under California law. These rights may require UBT to purchase for cash at fair market value from UBT shareholders any such "dissenting shares." UBT stockholders must strictly comply with applicable California law to exercise their dissenter's rights. A copy of the pertinent statutory provisions are attached to this Proxy Statement/Prospectus, as Annex C. See "THE MERGER -- Dissenter's Rights."


         For a complete explanation of UBT shareholder dissenter's rights and a description of the procedure to exercise those rights, see "THE MERGER -- Dissenter's Rights."

         Stock Option Agreement. As a condition to entering into the Merger Agreement, Comerica insisted that it be granted an option to purchase up to 137,718 shares of UBT Common Stock, representing approximately 9.9% of the issued and outstanding shares of UBT Common Stock. UBT made such grant pursuant to a separate Stock Option Agreement, dated October 4, 1994 (the "Stock Option Agreement"). The per share exercise price of $38.25 was determined on the basis of the average closing price of UBT Common Stock on the NASDAQ National Market System for the seven trading days ending on October 4, 1994. The option may be exercised only upon the occurrence of certain events as well as the approval of the Federal Reserve Board. The Stock Option Agreement is attached to this Proxy Statement/Prospectus as Annex E. See "THE STOCK OPTION AGREEMENT."

         The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in UBT from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for UBT Common Stock than the price per share implicit in the UBT Conversion Rate or a higher price per share for UBT Common Stock than the then current market price of such shares.


         Certain Regulatory Considerations. As financial institutions, Comerica and its banking subsidiaries are subject to certain regulatory restrictions, and examination and reporting requirements, of certain federal and state banking authorities. Such restrictions impact, among other things, the payment of dividends to Comerica by its bank subsidiaries and the extent to which Comerica and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In addition, Comerica and its bank subsidiaries are subject to certain capital requirements. Comerica is also expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. The regulatory structure applicable to banks has been considerably revised by recent federal legislation. See "CERTAIN REGULATORY CONSIDERATIONS."

SELECTED CONSOLIDATED FINANCIAL DATA OF COMERICA INCORPORATED


         The following table sets forth certain selected consolidated financial data of Comerica and is based on the consolidated financial statements of Comerica, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus from Comerica's Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Report on Form 10-Q for the nine months ended September 30, 1994, and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above.

(Share data in thousands, except per share data; income statement and balance sheet amounts in millions)

                          For the Nine Months Ended (1)
                          -----------------------------
                          September 30,  September 30,             For the Year Ended December 31,
                          -------------  --------------    ------------------------------------------------
                               1994           1993         1993        1992       1991       1990      1989
                               ----           ----         ----        ----       ----       ----      ----
Condensed Statement
of Income (in millions):
Net interest income            $  918        $  845       $1,134      $1,121     $1,050     $  927    $  847
Provision for loan losses          44            55           69         111        105        100       147
Noninterest income                344           331          462         411        385        348       293
Noninterest expenses              780           761         1038        1092        945        848       754
Provision for income taxes        147           109          148          89        105         79        51
                               ------        ------        ------      ------     ------     ------    ------
Net income                     $  291        $  251       $  341      $  240     $  280     $  248    $  188
                               ======        ======       ======      ======     ======     ======    ======
PER COMMON SHARE DATA:
Net income (primary)           $ 2.46        $ 2.09       $ 2.85      $ 1.99     $ 2.41     $ 2.25    $ 1.73
Net income (fully diluted)       2.46          2.08         2.85        1.98       2.38       2.23      1.71
Cash dividends declared           .92           .79         1.07         .96        .92        .87       .77
Common stockholders' equity
(period end)                    20.20         18.56        18.99       17.38      16.30      14.52     13.05
Average primary
common shares outstanding
(in thousands)                118,148       120,079      119,569     119,113    114,713    108,742   106,640

CONSOLIDATED AVERAGE
BALANCES
(IN MILLIONS):
Total loans                   $19,825       $18,143      $18,307     $17,447    $16,622    $15,477   $14,113
Total assets                   31,128        26,684       27,236      26,510     26,365     24,332    22,466
Total deposits                 21,305        20,635       20,721      20,913     20,785     19,381    18,397
Long-term debt                  2,298         1,004        1,087         414        323        348       354
Common stockholders'equity      2,288         2,123        2,136       1,957      1,741      1,485     1,322
Total stockholders'equity       2,288         2,123        2,136       1,995      1,779      1,523     1,360


                            For the Nine Months Ended(1)
                           ------------------------------
                           September 30,   September 30,             For the Year ended December 31,
                           -------------  -------------   ------------------------------------------------------
                                1994          1993        1993        1992          1991        1990       1989
                                ----          ----        ----        ----          ----        ----       ----
PERFORMANCE RATIOS: (2)
Return on average assets        1.24%         1.25%       1.25%        0.91%        1.06%       1.02%       0.84%
Return on average common
  stockholders' equity          16.94         15.73       15.94        12.10        15.90       16.47       13.94
Net interest margin -
  taxable equivalent             4.34          4.72        4.65         4.73         4.49        4.36        4.33
Noninterest expenses as %
  of average total assets        2.50          2.85        3.81         4.12         3.58        3.49        3.36
Nonperforming assets as %
  of loans and other real
  estate owned (3)               1.02          1.29        1.09         1.50         1.48        1.54        1.68
Nonperforming loans
  as % of loans (3)               .78           .99         .83         1.23         1.22        1.19        1.33
Allowance for loan
  losses as  % of loans (3)      1.58          1.63        1.56         1.69         1.62        1.60        2.30
Allowance for loan losses
  as % of nonperforming           153           126         143          113          109         104         137
Net charge-offs as %
  of average loans                .23           .42         .43          .57          .58        1.18         .51
Total stockholders'
  equity as % of assets (3)      7.50          7.76         7.2         7.61         6.68        6.05        6.04
Common stockholders'
  equity as % of assets (3)      7.50          7.76         7.2         7.47         6.55        5.90        5.88

REGULATORY CAPITAL
RATIOS:  (4)
Tier I risk-based capital        8.40%         8.70%       8.21%       8.83%        8.13%        7.23%       7.26%
Total risk-based capital        12.13         11.56       11.58       11.82        10.69         9.99        9.79
Leverage ratio                   7.01          7.80        7.04        7.52         6.61         5.75        5.88

_______________________________

(1) During the nine months ended September 30, 1994, Comerica completed the acquisitions of Pacific Western Banc Shares, Inc. and Lockwood Banc Group, Inc. in purchase transactions See "THE COMPANIES -- Comerica Incorporated -- Recently Completed Acquisitions."

(2)  Ratios are annualized where appropriate.

(3)  At period end.

(4) Calculated under the risk-based and leverage capital guidelines effective as of December 31, 1992.

                            For the Nine Months Ended (1)
                            -----------------------------
                            September 30,   September 30,             For the Year Ended December 31,
                            -------------   -------------       --------------------------------------------
                                1994           1993             1993      1992      1991      1990      1989
                                ----           ----             ----      ----      ----      ----      ----
Total stockholders'
equity as % of assets (3)        7.50           7.76             7.2       7.61      6.68     6.05      6.04
Common stockholders'
equity as % of assets (3)        7.50           7.76             7.2       7.47      6.55     5.90      5.88
REGULATORY CAPITAL
RATIOS:  (4)
Tier I risk-based capital        8.40%          8.70%            8.21%     8.83%     8.13%    7.23%     7.26%
Total risk-based capital        12.13          11.56            11.58     11.82     10.69     9.99      9.79
Leverage ratio                   7.01           7.80             7.04      7.52      6.61     5.75      5.88


_______________________________

(1) During the nine months ended September 30, 1994, Comerica completed the acquisitions of Pacific Western Banc Shares, Inc. and Lockwood Banc Group, Inc. in purchase transactions See "THE COMPANIES -- Comerica Incorporated -- Recently Completed Acquisitions."

(2)  Ratios are annualized where appropriate.

(3)  At period end.

(4) Calculated under the risk-based and leverage capital guidelines effective as of December 31, 1992.

SELECTED CONSOLIDATED FINANCIAL DATA OF UNIVERSITY BANK & TRUST COMPANY


         The following table sets forth certain selected consolidated financial data of UBT and is based on the financial statements of UBT, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus from UBT's Annual Report on Form 10-K for the year ended December 31, 1993 and Quarterly Report on Form 10-Q for the nine months ended September 30, 1994, and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above.


           (Income statement and balance sheet amounts in thousands,
                             except per share data)






                                                For the Nine Months Ended
                                               ----------------------------
                                               September 30,  September 30,              For the Year Ended December 31
                                               -------------  -------------     ------------------------------------------------
                                                  1994           1993           1993       1992       1991       1990         1989
                                                  ----           ----           ----       ----       ----       ----         ----
STATEMENT OF OPERATIONS DATA:
Interest income                                  $19,194        $17,798        $23,501    $23,865    $25,397    $25,833      $22,693
Interest expense                                   5,343          4,855          6,418      8,101     12,251     13,499       11,300
                                                 -------        -------        -------    -------    -------    -------      -------
Net interest income                               13,851         12,943         17,083     15,764     13,146     12,334       11,393
Provision for credit losses                          475          1,100          2,833      2,215        875        360          310
Other income                                       2,903          2,601          5,150      3,895      2,518      2,240        1,600
Other expenses                                    11,099          9,940         13,515     11,808     10,312      9,497        8,044
                                                 -------        -------        -------    -------    -------    -------      -------
Income before income taxes                         5,180          4,504          5,885      5,636      4,477      4,717        4,639
Provision  for income taxes                        1,478          1,324          1,644      1,555      1,261      1,352        1,393
                                                 -------        -------        -------    -------    -------    -------      -------
Net income                                        $3,702         $3,180         $4,241     $4,081     $3,216     $3,365       $3,246
                                                 =======        =======        =======    =======    =======    =======      =======
PER SHARE DATA:
Net income                                         $2.63          $2.31          $3.07      $3.07      $2.46      $2.61        $2.56
Dividends per share                                 1.05           1.05           1.40       1.10       1.00        .75          .30
Stockholders' equity per share at period end       25.31          22.97          25.53      21.69      19.76      18.30        16.29
CONSOLIDATED BALANCES - END OF PERIOD:
Assets                                          $442,156        387,733        406,731    373,955    337,012    287,147      258,265
Net Loans                                        211,868        211,898        211,972    224,550    191,782    162,651      144,190
Deposits                                         403,544        354,716        367,204    343,193    309,134    260,788      231,387
Shareholders' equity                              35,433         30,730         34,311     28,425     25,191     22,397       19,471
CONSOLIDATED AVERAGE BALANCES:
Assets                                           414,866        371,994        377,611    347,533    308,923    273,242      229,544
Loans                                            211,294        226,212        218,779    206,311    168,909    156,207      126,748
STATEMENT OF OPERATIONS DATA AVERAGE
BALANCES:
Deposits                                         378,567        339,146        343,847    317,611    281,319    249,481      208,807
Stockholders' equity                              32,930         29,803         30,177     26,784     23,735     20,893       17,896
PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets                           1.19%          1.14%          1.12%      1.17%      1.04%      1.23%        1.41%
Return on average equity                          14.99%         14.25%         14.05%     15.24%     13.55%     16.11%       18.14%
Net interest margin (fully taxable
equivalent)                                        5.28%          5.60%          5.46%      5.48%      5.21%      5.50%        6.04%
Non-interest expense to average total
assets                                             2.68%          2.67%          3.58%      3.40%      3.35%      3.48%        3.49%
Non-performing assets to total assets              1.20%          1.40%          1.31%      1.37%      0.24%      0.12%        0.00%
Non-performing loans to total loans                0.59%          2.14%          1.71%      1.74%      0.28%      0.02%        0.01%
Allowance for credit losses to total loans         2.04%          1.79%          2.55%      1.60%      0.88%      0.99%        1.19%
Allowance for credit losses to
 nonperforming loans                             345.58%         83.94%        149.00%     91.70%    315.77%  5,224.24%   13,769.23%



                                              For the Nine Months Ended
                                             ----------------------------
                                             September 30,  September 30,          For the Year Ended December 31,
                                             -------------  -------------    --------------------------------------------
                                                 1994           1993         1993      1992      1991      1990      1989
                                                 ----           ----         ----      ----      ----      ----      ----
STATEMENT OF OPERATIONS DATA:
Net charge-offs to average loans                 0.64%          0.43%        0.36%     0.17%     0.49%     0.27%    0.05%
REGULATORY CAPITAL RATIOS:
Tier 1 risk-based capital ratio                 13.60%         12.30%       12.97%    11.11%    10.67%    10.03%      NA
Total risk-based capital ratio                  14.85%         13.55%       14.24%    12.36%    11.45%    10.80%      NA
Leverage ratio                                   7.91%          8.11%        8.06%     7.97%     7.58%     8.03%      NA

COMPARATIVE PER SHARE DATA (Unaudited)


         The following table sets forth for the Comerica Common Stock and the UBT Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data gives effect to the Merger and is based on numerous assumptions and estimates. The pro forma financial data has been included as required by the rules of the Commission and is provided for comparative purposes only. The information presented below should be read in conjunction with the separate financial statements of Comerica and UBT, including the applicable notes, incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".


                                                              Comerica                    UBT
                                                        ---------------------   -------------------------
                                                                                             Equivalent
                                                        Historical  Pro Forma   Historical   Pro Forma(2)
                                                        ----------  ---------   ----------   ------------
           COMMON STOCKHOLDERS' EQUITY:
            December 31, 1993  . . . . . . . . . . .      $18.99     $19.08       $25.53       $33.31

            September 30, 1994 . . . . . . . . . . .       20.20      20.27        25.31        35.38

           CASH DIVIDENDS:1
            Year ended December 31, 1993 . . . . . .        1.07       1.07         1.4          1.87
            Nine months ended September 30, 1994 . .         .92        .92         1.05         1.61

           NET INCOME:
            Year ended December 31, 1993:
              Primary  . . . . . . . . . . . . . . .        2.85       2.86         3.07         4.99
              Fully diluted  . . . . . . . . . . . .        2.85       2.85         3.07         4.97
            Nine months ended September 30, 1994(3)
              Primary  . . . . . . . . . . . . . . .        2.46       2.47         2.63         4.31
              Fully diluted  . . . . . . . . . . . .        2.46       2.47         2.63         4.31


________________________________________


(1) The Comerica pro forma combined dividends per share amounts represent historical dividends declared per share only on Comerica Common Stock. The UBT historical dividends per share amount for nine months ended September 30, 1994 does not include a $.35 dividend per share declared on September 15, 1994 payable on October 26, 1994 to UBT stockholders of record on October 12, 1994.

(2) The UBT pro forma equivalent per share amounts are calculated by multiplying the Comerica pro forma per share amounts by an assumed UBT Conversion Rate of 1.7456 (assuming no adjustments being required to the UBT Conversion
    Rate). See "THE MERGER -- Merger Consideration."

(3) Does not include the dilutive effect of the grant of an option to Comerica to purchase up to 137,718 shares of UBT Common Stock pursuant to the Stock Option Agreement. See "THE STOCK OPTION AGREEMENT."

COMPARATIVE STOCK PRICES


        Comerica Common Stock is listed on the New York Stock Exchange ("NYSE"). The table below sets forth, for the periods indicated, the high and low sales prices per share of Comerica Common Stock as reported on the NYSE Composite Transactions Tape. The per share information set forth below has been adjusted to reflect the 100% stock dividend paid January 4, 1993 to Comerica common shareholders of record as of December 15, 1992.

        UBT Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System. The following table sets forth, for the periods indicated, the high and low sales prices per share of UBT Common Stock. Prices reflect actual trades.


                                                                  Comerica                          UBT
                                                                Common Stock                   Common Stock
                                                             ------------------           ---------------------
                                                               High       Low               High          Low
                                                               ----       ---               ----          ---
1992    First Quarter   . . . . . . . . . . . . . . . .      $30.250    $26.250           $26.500       $23.000
        Second Quarter  . . . . . . . . . . . . . . . .       31.875     26.500            25.500        22.750
        Third Quarter   . . . . . . . . . . . . . . . .       31.125     27.688            28.000        23.500
        Fourth Quarter  . . . . . . . . . . . . . . . .       32.750     29.250            28.500        24.500

1993    First Quarter   . . . . . . . . . . . . . . . .      $33.375    $28.750           $34.000       $24.500
        Second Quarter  . . . . . . . . . . . . . . . .       35.250     27.625            35.000        30.500
        Third Quarter   . . . . . . . . . . . . . . . .       31.500     26.875            37.000        33.000
        Fourth Quarter    . . . . . . . . . . . . . . .       29.000     25.125            37.000        30.500


1994    First Quarter   . . . . . . . . . . . . . . . .      $28.250    $25.250           $35.50        $31.00
        Second Quarter  . . . . . . . . . . . . . . . .       30.875     25.125            36.00         29.00
        Third Quarter   . . . . . . . . . . . . . . . .       31.250     27.750            39.50         33.00
        Fourth Quarter
        (through December __, 1994)


        On October 3, 1994 (the last trading day preceding the execution of the Merger Agreement), the last sales price of Comerica Common Stock as reported on the NYSE Composite Transactions Tape was $27.375 per share. On December __, 1994 (the last practicable date prior to the mailing of this Proxy Statement/Prospectus), the last sales price of Comerica Common Stock as reported on the NYSE Composite Transactions Tape was $______ per share.

        On October 3, 1994 (the last trading day preceding the execution of the Merger Agreement), the last sales price of UBT Common Stock as reported on the NASDAQ National Market System Composite Transactions Tape was $38.50 per share. On December __, 1994 (the last practicable date prior to the mailing of this Proxy Statement/Prospectus), the last sales price of UBT Common Stock as reported on the NASDAQ National Market System Composite Tape was $___ per share.

        UBT STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR COMERICA COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF COMERICA COMMON STOCK BEFORE OR AFTER THE

DATE ON WHICH THE MERGER IS CONSUMMATED.  THE MARKET PRICE OF COMERICA
COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND THE DATE ON WHICH THE MERGER IS CONSUMMATED AND THEREAFTER.



         On September 30, 1994, there were 16,031 holders of record of Comerica Common Stock, and 509 holders of record of UBT Common Stock.

                                  INTRODUCTION


         This Proxy Statement/Prospectus is being furnished to stockholders of University Bank & Trust Company ("UBT") in connection with the solicitation of proxies by the Board of Directors of UBT (the "UBT Board") for use at the Special Meeting of Stockholders of UBT (the "Special Meeting") to be held at the offices of UBT located at 250 Lytton Avenue, Palo Alto, California on January 25, 1995 at 4:30 p.m., and at any adjournments or postponements thereof.

         At the Special Meeting, the stockholders of UBT will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt and approve
(a) the Agreement and Plan of Reorganization and Merger, dated as of October 4, 1994 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company ("Comerica"), Comerica Interim Incorporated, a California corporation ("Interim"), and UBT attached as Annex A hereto and more fully described herein, and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), attached as Annex B hereto, providing for the merger (the "Merger") of Interim with and into UBT. UBT will be the surviving corporation following the Merger, and will continue as a wholly-owned subsidiary of Comerica.

         In the Merger, each outstanding share of common stock, no par value per share, of UBT ("UBT Common Stock"), subject to certain provisions with respect to fractional shares and dissenting shares, will be converted into the right to receive 1.7456 of a share of common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock"), subject to certain adjustments described in the Merger Agreement (the "UBT Conversion Rate"). In addition, all existing rights with respect to UBT Common Stock pursuant to UBT stock option plans (the "Stock Options"), whether vested or unvested or exercisable shall be converted into and become rights with respect to Comerica Common Stock. Each UBT Stock Option holder will receive the number of stock options for Comerica Common Stock such holder would have received according to the UBT Conversion Rate as if such holder exercised his or her UBT Stock Options in full immediately prior to the Effective Date. See "THE MERGER -- Merger Consideration."

         The date on which this Proxy Statement/Prospectus is first being sent to stockholders of UBT is on or about December __, 1994.


                                 THE COMPANIES

COMERICA INCORPORATED

         General. Comerica is a registered bank holding company incorporated under the laws of the State of Delaware, headquartered in Detroit, Michigan and was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank- Detroit), a Michigan banking corporation ("Comerica Bank"). On June 18, 1992, Manufacturers National Corporation, a registered bank holding company incorporated under the laws of the State of Delaware ("Manufacturers"), was merged with and into Comerica. Comerica was the surviving corporation. The merger was accounted for as a pooling-of-interests. As of September 30, 1994, Comerica owned directly or indirectly all the outstanding common stock (except for directors' qualifying shares, where applicable) of 9 banking and 45 active nonbanking subsidiaries. At September 30, 1994, Comerica had total assets of approximately $31.8 billion, total deposits of approximately $20.3 billion, total loans (net of unearned income) of approximately $22.8 billion, and shareholders' equity of approximately $2.4 billion. At September 30, 1994, Comerica was the second largest bank holding company headquartered in Michigan in terms of total assets.

         Comerica's business strategy focuses on five core businesses in four geographic markets. Those businesses are corporate banking, consumer banking, private banking, institutional trust and investment management, and international finance and trade services. Corporate banking incorporates highly specialized units servicing a full range of company sizes with both credit and non- credit products. Consumer banking provides deposit, credit and fee-based products to individuals needing financial services but whose income or wealth do not make them prospects for private banking services. Private banking is oriented to servicing the financial needs of the affluent market as defined by individual net income or worth. Institutional trust and investment management activities involve providing companies, municipalities and other entities a wide spectrum of investment management products and trust products such as master trust, master custody, and corporate trust services, as well as administering and serving as trustee for employee benefit plans. International finance and trade services offer importers and exporters trade financing, letters of credit, foreign exchange and international customhouse brokerage and freight forwarding products. The core businesses are tailored to each of Comerica's four primary geographic markets: the Midwest (currently Michigan and Illinois), Texas, California, and Florida. The Midwest is the only market in which all five core businesses are currently pursued. In California and Texas, the primary focus is on corporate banking and private banking activities. In Florida, the primary focus is on private banking.

         On September 14, 1992, Comerica Bank, Comerica's principal banking subsidiary, and Manufacturers Bank, N.A. (the principal banking subsidiary of Manufacturers prior to its merger into Comerica on June 18, 1992) were merged, with Comerica Bank being the surviving institution. Such merger was accounted for using the pooling-of-interests method. At September 30, 1994, Comerica Bank had approximately 282 branch offices in Michigan and total assets of approximately $25.3 billion. At September 30, 1994, Comerica Bank was the second largest commercial bank in Michigan in terms of deposits.

         In Illinois, Comerica owns Comerica Bank-Illinois. At September 30, 1994, Comerica Bank-Illinois had 24 offices in Illinois and total assets of approximately $1.5 billion.

         In Texas, Comerica owns Comerica Bank-Texas, which focuses on middle market banking, small business banking, private banking and trust services in the Dallas/Fort Worth, Texas area, and Lockwood National Bank of Houston which provides similar services in the Houston area. At September 30, 1994, Comerica Bank-Texas and Lockwood National Bank of Houston had total assets of approximately $3.4 billion and 60 offices. See " -- Recently Completed Acquisitions" for information regarding Lockwood National Bank of Houston, which was acquired by Comerica on August 4, 1994.

         In California, Comerica owns Comerica Bank-California, which focuses on middle market banking, small business and private banking, as well as trust services, in the San Jose and Los Angeles areas. At September 30, 1994, Comerica Bank-California had total assets of approximately $1.7 billion. It has 33 offices of which eleven are located in the San Francisco Bay Area. Comerica Bank-California provides a wide array of services focused in middle market banking, small business banking, high technology, commercial real estate lending and mortgage banker financing. Comerica Bank-California also provides cash management and trade finance services to corporate customers. It also targets affluent and professional clients and provides customized solutions for their private banking needs. Specialized banking services include lines of credit, equipment loans, residential mortgage loans, equity lines of credit and consumer loans. Comerica Bank-California offers fully managed trust accounts for individuals and companies, and administration, record keeping, and investment services for 401(k) plans and pension and profit sharing plans.

         Comerica serves trust and banking customers in Florida through Comerica Bank & Trust, F.S.B., a federally chartered savings bank, which operates seven offices and had approximately $160 million in assets at September 30, 1994.

         Competitors of Comerica's banking subsidiaries include commercial banks, savings and loan associations, consumer and commercial finance companies, leasing companies, credit unions and other financial services companies. Based on the recent passage of the Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") and on legislation passed during 1985 that allows Michigan-based banks to acquire or be acquired by banks in states with similar laws in effect, Comerica believes that the level of competition will increase in the future.

         Comerica's principal executive offices are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Suite 3100, Detroit, Michigan 48226, and its telephone number is (313) 222-4000.

         Recently Completed Acquisitions. On September 8, 1993, Comerica, Pacific Western Bancshares, Inc., a Delaware corporation and a bank holding company ("PAC WEST"), Pacific Western Bank, a California state-chartered bank and a wholly owned subsidiary of PAC WEST ("PWB") and Comerica California Incorporated, a California registered bank holding company and wholly owned subsidiary of Comerica ("COM CAL") entered into an Agreement and Plan of Reorganization and Merger providing for, among other things, the merger (the "Merger") of COM CAL into PAC WEST with PAC WEST being the surviving corporation under the charter and bylaws of COM CAL and the name "Comerica California Incorporated". The merger was completed on March 30, 1994 and was accounted for as a purchase. PAC WEST shareholders received common stock of Comerica valued at approximately $121 million. At December 31, 1993, PAC WEST had assets of approximately $1 billion. PWB merged into Comerica Bank-California on June 30, 1994.

        On April 4, 1994, Comerica, Michigan National Corporation, a Michigan corporation and a bank holding company ("MNC"), Lockwood Banc Group, Inc., a Michigan corporation, wholly owned subsidiary of MNC and a registered bank holding company ("Lockwood") and Lockwood National Bank of Houston, a national banking association and wholly owned subsidiary of Lockwood ("LNB") entered into a Stock Purchase Agreement whereby Comerica purchased from MNC all of the issued and outstanding stock of Lockwood and LNB. The purchase was completed on August 4, 1994 for a purchase price of approximately $44 million in cash. At June 30, 1994 Lockwood had assets of approximately $318 million. Comerica contributed the stock of LNB to Comerica Texas Incorporated its wholly owned bank holding company in Texas. It is expected that LNB will merge into Comerica Bank-Texas in the first quarter of 1995.

         Pending Joint Venture. On November 2, 1994, Comerica and Munder Capital Management, Inc., a Delaware corporation and registered investment adviser located in the Detroit, Michigan metropolitan area ("Munder"), entered into a Joint Venture Agreement providing for the combination of the investment advisory businesses of Munder and two investment advisory subsidiaries of
Comerica: Woodbridge Capital Management, Inc. ("Woodbridge") and World Asset Management, Inc. ("World"). The Joint Venture Agreement contemplates the formation of a partnership that will succeed to the investment advisory businesses of Munder, Woodbridge, and World. Munder will hold a majority interest in the proposed partnership, and Comerica will hold a minority interest. The venture is subject to regulatory approval, which is expected by December 31, 1994.

         Future Acquisitions. Comerica continues to review and evaluate potential acquisitions in order to expand its core businesses in defined markets. Comerica anticipates that from time to time in the future it will acquire companies which complement and effectuate Comerica's business objectives in both federally-assisted and negotiated transactions. Certain bank acquisitions, including those by Comerica and others have typically involved the payment of a premium over book and market values, which may sometimes result in some dilution to the acquiring company's book value and net income per common share. Comerica expects that future acquisitions may involve acquisition premiums and dilution.

         Michigan Environmental Complaint. Manufacturers Bank (which was merged with and into Comerica Bank in September, 1992) was served on July 24, 1990 with a complaint by the Attorney General of the State of Michigan ("Plaintiff") in which the Plaintiff sought to impose strict, joint, and several liabilities upon Manufacturers Bank pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, and the Michigan Water Resources Commission Act. Plaintiff alleged that Manufacturers Bank was an operator of certain facilities which have environmental problems and that Manufacturers Bank had indicia of ownership under CERCLA. The facilities involved were actually owned and operated by Auto Specialties Manufacturing Company ("AUSCO"), now in bankruptcy. Plaintiff bases the allegation upon the fact that two former Manufacturers Bank officers and employees were members of the Board of Directors of AUSCO and that Manufacturers Bank allegedly directed the installation of new management at AUSCO. Plaintiff contends Manufacturers Bank had final and ultimate approval over AUSCO's corporate strategies, policies and acquisitions.

         Plaintiff seeks cleanup costs and damages and has expressed the opinion that the claim will be well in excess of $30 million. Comerica's management believes that this action will not have a materially adverse effect on Comerica's consolidated financial position, although it may, depending upon the amount of ultimate liability, if any, and the consolidated results of operations in the year of final resolution, have a materially adverse effect on the consolidated results of operation in that year. On January 12, 1993, the United States District Court for the Western District of Michigan granted Manufacturers Bank its motion for summary judgment. The Plaintiff has filed an appeal to the Sixth Circuit Court of Appeals.

UNIVERSITY BANK & TRUST COMPANY

        UBT is a California state bank organized in 1994 under the laws of the State of California. The predecessor of UBT is University National Bank & Trust Company, a national bank ("UNBT"), organized in 1980 under the federal laws of the United States. On June 17, 1994, UNBT converted from a national bank charter to a state charter, using the revised name of University Bank & Trust Company. As a California state chartered bank which is also a member of the Federal Reserve, UBT is governed by the California Financial Code and regulated by the California Superintendent of Banks and the Federal Reserve Board. At September 30, 1994, UBT had total assets of approximately $442.2 million, total deposits of approximately $403.5 million, total loans (net of unearned income) of approximately $211.9 million, and stockholders' equity of approximately $35.4 million.

         UBT commenced operations on May 13, 1980. Since its formation, UBT has provided basic banking services and personal trust services to individuals and business enterprises in the Palo Alto area. Palo Alto is located on the San Francisco Peninsula, approximately 30 miles south of San Francisco, on the northern periphery of "Silicon Valley."

         UBT's primary service area is considered to be the communities of Palo Alto, Menlo Park, Atherton and Portola Valley plus the unincorporated areas of Ladera and Stanford University. This primary service area is oriented towards professional services, light industry, retail businesses and education.

         UBT considers its principal service a "banking relationship," the keystone of which is a transaction account. In the case of corporations, the transaction account is a demand (checking) account. In the case of individuals, it is a Super-NOW account that pays interest, provided that sufficient funds (i.e., either a daily minimum balance of $3,000 or an average monthly balance of $6,000) are maintained. Once a customer has established the "relationship" with UBT by opening a transaction account, that customer may utilize all other UBT services, including money fund accounts, certificates of deposit, safe deposit box rentals, cashier's checks, and the purchase of U.S. postage stamps, U.S. Savings Bonds and traveler's checks. Borrowing clients who are low and moderate income individuals are not expected to be deposit clients of UBT. UBT also makes available to qualified customers commercial, personal and real estate loans, credit cards and standby letters of credit. Through its correspondents, UBT is also able to offer limited international banking and municipal bond trading services.

         UBT's Trust Department specializes in personal trust services and acts as trustee on a range of employee benefit plans. UBT does not provide stock transfer services. UBT maintains a Trust Representative Office at 133 Mission Street, Santa Cruz, California.

        UBT has an office at 800 Oak Grove, Menlo Park, California. UBT has automatic teller machines at its two offices and it issues an automatic teller machine "ATM" card which enables a customer to withdraw cash at over 65,000 offices of other financial institutions world wide which are members of Cirrus, Money Network, Star System, American Express and the Interlink Network. UBT also maintains an ATM machine at the Forum, 23500 Christo Rey Drive, Cupertino, California.

        UBT is in the process of obtaining regulatory approval to open a new branch in Los Altos, California.

         Competitors of UBT include commercial banks, savings & loan associations, securities brokerage firms and credit unions.

         UBT's principal executive offices are located at 250 Lytton Avenue, Palo Alto, California 94301, and its telephone number is (415) 327-0210.

                              THE SPECIAL MEETING


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, holders of UBT Common Stock will consider and vote upon the Merger Proposal to approve and adopt the Merger Agreement, the Subsidiary Merger Agreement and the Merger. No other matters will be brought before the Special Meeting.

        ALL THE MEMBERS OF THE UBT BOARD WERE PRESENT AT THE MEETING APPROVING THE MERGER AGREEMENT, THEY UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE SUBSIDIARY MERGER AGREEMENT AND THE MERGER. THE UBT BOARD RECOMMENDS THAT UBT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.


VOTE REQUIRED

        The affirmative vote of the holders of at least a majority of the outstanding shares of UBT Common Stock entitled to vote thereon is required to approve the Merger Proposal. Each share of UBT Common Stock is entitled to one vote. Thus, any shares of UBT Common Stock which for any reason, including abstentions or broker non-votes, are not voted for approval of the Merger Proposal will not count toward the required total and will have the same effect, for purposes of approving the Merger Proposal, as shares voted against approval. Approval of the Merger Proposal by the requisite vote of UBT stockholders is a condition to, and required for, the consummation of the Merger. See "THE SPECIAL MEETING --Record Date; Shares Entitled to Vote; Quorum."


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         At September 30, 1994, UBT directors, executive officers and their affiliates may be deemed to be the beneficial owners of approximately 230,551 shares of UBT Common Stock, representing approximately 16.5% of the then outstanding shares of UBT Common Stock. Such officers and directors are entitled to exercise options to acquire a total of 11,000 shares of UBT Common Stock, which would result in such persons being deemed to be the beneficial owners of approximately 17.3% of the shares of UBT Common Stock outstanding as of September 30, 1994. See "THE MERGER -- Stock Option Plans." Each director-stockholder of UBT has executed an agreement with Comerica which, among other things, obligates them to vote the shares of UBT Common Stock owned or controlled by them in favor of the Merger, subject to fiduciary obligations. See "THE MERGER AGREEMENT -- Shareholder Agreements."


VOTING OF PROXIES

         Shares of UBT Common Stock represented by properly executed proxies received at or prior to the Special Meeting will be voted at the Special Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval of the Merger.

         If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

UBT does not have any knowledge of any matters to be presented at the Special Meeting other than those matters referred to and described herein.


REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person or otherwise revoking a proxy. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. A stockholder may revoke a proxy at any time prior to its exercise by filing with Gayle A. Anderson, Secretary of UBT, 250 Lytton Avenue, Palo Alto, California 94301, a duly executed revocation or a proxy bearing a later date or by voting in person at the Special Meeting.


RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

         Only holders of record of UBT Common Stock at the close of business on December 1, 1994 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting. At the Record Date, UBT had outstanding __________ shares of UBT Common Stock. Holders of a majority of the outstanding shares of UBT Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present at the Special Meeting. As of the Record Date, there were _____ holders of record of outstanding UBT Common Stock.


SOLICITATION OF PROXIES

        UBT will bear the cost of the solicitation of proxies from its
stockholders.   In addition to solicitation by mail, the directors, officers and employees of UBT may solicit proxies from their respective stockholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and UBT will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

        UBT has retained the services of its transfer agent, First Interstate Bank of California, to facilitate the distribution of solicitation materials and the solicitation of proxies from banks, brokerage houses, fiduciaries and custodians holding shares of UBT Common Stock in their names for beneficial holders. First Interstate Bank of California may also solicit proxies from registered stockholders. Solicitation would be made by mail, telephone and personal contact. UBT will pay First Interstate Bank an estimated fee of $5,000 for its services, plus its reasonable out-of-pocket costs.

                STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

                                   THE MERGER


FORM OF THE MERGER

         Pursuant to the Merger Agreement, at the Effective Time (as defined below under "Effective Time") of the Merger, Interim will merge with and into UBT, pursuant to the terms of the Subsidiary Merger Agreement with UBT being the surviving corporation. As a result of the Merger, Comerica will own the entire equity interest in, and become the sole stockholder of, UBT.


MERGER CONSIDERATION

         UBT Conversion Rate. Upon consummation of the Merger, each outstanding share of UBT Common Stock will be converted (subject to the provisions with respect to fractional shares and dissenting shares described under "Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" and "Dissenters Rights" below) into the right to receive
1.7456 shares of duly authorized, validly issued, fully paid and nonassessable Comerica Common Stock subject to a downward adjustment in the event that UBT's Consolidated Net Worth, as defined in the Merger Agreement, is less than $34,200,000. Such amount is referred to herein as the "UBT Conversion Rate". In addition, all existing rights with respect to UBT Common Stock pursuant to UBT stock option plans (the "UBT Stock Options"), whether vested or unvested or exercisable shall be converted into and become rights with respect to Comerica Common Stock. Each UBT Stock Option holder will receive the number of stock options for Comerica Common Stock such holder would have received according to the UBT Conversion Rate as if such holder exercised his or her UBT Stock Options in full immediately prior to the Effective Date. The UBT Conversion Rate was determined through arm's-length negotiations between UBT, Comerica and Interim.

          It is a condition to Comerica's obligation to consummate the Merger that the number of shares of Comerica Common Stock that shall be issuable pursuant to the terms of the Merger Agreement shall not exceed 2,680,820 as of the Effective Time.

         The Merger Agreement also requires the UBT Conversion Rate to be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to Comerica Common Stock between the date of the Merger Agreement and the Effective Time of the Merger.

 There can be no assurance that an adjustment to the UBT Conversion Rate will not occur.


BACKGROUND OF THE MERGER

         UBT was founded in 1980 by its current Chairman and Chief
Executive Officer, Carl J. Schmitt. Since UBT's inception, Mr. Schmitt and certain of his family members, as a group, have constituted the single largest shareholder block of UBT, owning approximately 12% of the outstanding shares. For more information regarding the business and history of UBT, and additional information related to the stock ownership of UBT, see "THE COMPANIES -- University Bank & Trust Company".

         UBT has enjoyed steady growth and consistent earnings throughout its history, and has been recognized in its market as an institution characterized by personalized, high level customer service. The Board has attributed much of the resulting success of UBT to the personal qualities and leadership style of Mr. Schmitt. Beginning in late 1992 and early

1993, however, a series of events began to heighten the Board's awareness of, and its need to address, certain difficult issues facing UBT and its future.

                 In 1992, the market served by UBT was working through a major recession. While UBT weathered this recession, it highlighted some of the limitations of an independent bank serving primarily a single geographic market.

                 In early 1993, UBT underwent an intensive regulatory compliance examination which also highlighted the increasing and, in management's view, disparate burden of regulatory compliance on relatively small, niche-oriented institutions like UBT.

                 Also in early 1993, the need to identify a suitable successor to Mr. Schmitt became more acute because he suffered a minor heart attack. Soon thereafter, Mr. Schmitt made known his desire to begin planning for retirement from the full time responsibilities of Chairman of the Board and Chief Executive Officer. By the end of 1993, the convergence of these events caused the Board to consider alternative courses of action.

                 On January 19, 1994, the Board met in executive session for a lengthy review of UBT's progress in the past and its prospects for the future, particularly in light of Mr. Schmitt's desires. The trend of consolidation in the banking industry was also discussed. After considerable discussion, the Board analysis centered on two alternative strategies: (1) to engage an investment banker to help determine the value of UBT were it to be sold, and
(2) to search for and evaluate possible successors to Mr. Schmitt to take office as Mr. Schmitt commenced a phased-in retirement from the positions of Chairman and CEO.

                 Mr. Schmitt voiced his view that, based on his extensive knowledge of bank executives familiar with UBT and its market (and knowledge of a number of bank executives outside UBT's market), and on his efforts to inquire of the availability of top management to move to UBT, he was not confident of UBT's ability to identify a suitable successor. He also conveyed to the Board his concern for the value of UBT and its franchise if he were to commence a phased-in retirement without a successor having been identified.

                 The Board concluded at the end of its January 19, 1994 meeting that UBT should go forward with the strategy of engaging an investment banker of national stature in the banking industry to assist in the valuation and potential sale of UBT. Mr. Schmitt suggested, and the Board concurred, that contact should be initiated with Goldman Sachs & Co. ("Goldman Sachs").

                 Mr. Schmitt travelled to New York in late January 1994 to meet with representatives of Goldman Sachs. No agreements were signed and no conclusions were reached at the meeting, although UBT agreed to provide additional information to Goldman Sachs to enable Goldman Sachs to better understand UBT and its value. Mr. Schmitt also acted during this period to engage the law firm of Gray Cary Ware & Freidenrich in Palo Alto, California to serve as counsel to UBT in the event of any sale or merger transaction.

                 On March 17, 1994, the Board met again, this time joined by counsel and by representatives of Goldman Sachs. Goldman Sachs made a presentation to the Board regarding its credentials, a preliminary assessment of UBT's value, and an overview of possible strategies for marketing UBT to prospective buyers. Following the presentation, representatives of Goldman Sachs were excused from the meeting, and the Board undertook an extensive discussion of the overall question of whether to pursue sale or merger of UBT and if so, on what terms. Several directors questioned whether now was the right time to pursue a sale or merger, both in terms of UBT's present condition and in terms of the market for bank mergers and acquisitions. There was discussion of the likely corporate structure, regulatory requirements and timing of a possible sale or merger transaction. There was also discussion of anticipated individual compensation to Mr. Schmitt in the event of a sale or merger, as the Board recognized his unique value to prospective buyers or merger partners, and also recognized that Mr. Schmitt did not have any employment agreement or other agreement with UBT providing him with compensation upon change in control of UBT. At the conclusion of this meeting, Mr. Schmitt was authorized to engage Goldman Sachs to investigate and pursue sale or merger opportunities.

                 Goldman Sachs promptly commenced a due diligence review of UBT, including an examination of financial results, management's financial projections, competitive position and market share, deposit profile, liquidity, interest rate exposure, loan portfolio and fixed assets and other matters in order to determine the range of fair value for UBT. Goldman Sachs prepared a confidential descriptive memorandum (the "Confidential Memorandum") about UBT and, based on its extensive knowledge of, and contacts within, the banking industry nationwide, selected parties that might be interested and able to acquire UBT. Of the parties discussed, a list of twenty-two institutions was developed which Goldman Sachs and management agreed would represent the most attractive potential merger partners. Goldman Sachs contacted these institutions (without identifying UBT by name) to see if there was sufficient interest by any of them to sign a confidentiality agreement and receive a copy of the Confidential Memorandum.

                 On May 19, 1994, the Board met again, and Mr. Schmitt gave a progress report on the efforts of Goldman Sachs. The institutions which were interested in receiving a Confidential Memorandum were discussed, although it was recognized that there were additional contacts to be made.

                 By the middle of June 1994, it had been determined that of the twenty-two institutions contacted, nine were willing to sign a confidentiality agreement and review the Confidential Memorandum. The other institutions decided for various reasons not to pursue the opportunity to acquire UBT.

                 Mr. Schmitt invited each of the nine institutions which had signed the Confidentiality Agreement to meet with him prior to submitting any proposal. Over the next several weeks, Mr. Schmitt, together with one or more representatives of Goldman Sachs, had personal meetings to explain the philosophy of UBT and respond to any questions with the five interested parties (including Comerica) which requested such meetings.

                 Following those meetings, on June 30, 1994, a letter was sent to nine interested parties requesting that they submit non-binding indications of interest by July 6, 1994. Three institutions responded to the request for non-binding indications of interest. Of the three, one of the indications was delivered orally and subsequently was withdrawn. Both written indications included a price or range of prices for UBT. After consultation with Goldman Sachs and input from Board members, Mr. Schmitt directed Goldman Sachs to go back to both institutions and inform them that, while each of their respective proposals were compelling in many respects, including perceived cultural fit and reputation, the offers did not adequately reflect the value of UBT's franchise. Both institutions were instructed that if they could offer consideration of at least $50.00 per share, Mr. Schmitt and Goldman Sachs felt it appropriate to continue discussions and for either, or both, institution to spend additional time familiarizing themselves with UBT, its earnings record, and its prospects for 1995. As a result of such discussions, only Comerica elected to continue in the process.

                 On July 21, 1994, the Board met and received another update on the selling effort. At this time only Comerica had indicated a willingness to consider a price valued at $50 per share for the outstanding shares (and options) of UBT. Additional efforts by Goldman Sachs to re-introduce the second bidder into the process were unsuccessful. The Board directed Mr. Schmitt to continue his discussion with Comerica to determine if an acceptable proposal could be forthcoming.

                 During August 1994, a number of meetings with Comerica were held by Mr. Schmitt and representatives of Goldman Sachs. On August 3, 1994, Mr. Schmitt met in California with the Vice Chairman of Comerica, along with the Chairman and the President of Comerica Bank-California. This meeting was focused on gaining a better understanding of the operating philosophies of the two institutions. Further, similar discussions took place on August 16, when Mr. Schmitt met with senior management of Comerica at Comerica's headquarters offices in Detroit.

                 On August 17, 1994, Mr. Schmitt met with senior members of UBT's management team to inform them of the discussions with Comerica, and of a meeting scheduled for the following day between them and their counterparts at Comerica Bank-California. The August 18, 1994 meeting was held at the offices of Goldman Sachs in San Francisco. Following this meeting, negotiations were broken off at the direction of Mr. Schmitt.

                 On August 22, 1994, Goldman Sachs informed Mr. Schmitt that Comerica had requested an additional meeting to explore the reasons Mr. Schmitt had broken off discussions and determine if the problems could be resolved. Later that week, the meeting was held among Mr. Schmitt, a representative of Goldman Sachs, the Chairman and the President of Comerica Bank-California. Mr. Schmitt suggested at that meeting that another meeting be held among only management representatives of the two institutions, to determine if his concerns about preserving the franchise value of UBT could be reconciled with Comerica's concerns for consistent and attractive earnings. This additional meeting was held the following week, and although no agreements were reached, Mr. Schmitt came away believing that substantial progress had been made toward better understanding of the subjective aspects of UBT's value and the keys to preserving and enhancing that value in the future.

                 On September 15, 1994, UBT's Board of Directors met again in executive session to receive a full briefing on the status of negotiations with Comerica, and to reconsider the question of whether any sale or merger was the right step at that time. The status report delivered by Mr. Schmitt indicated Comerica had at that time offered $50 per UBT share, subject to satisfactory completion of due diligence. Mr. Schmitt had countered at a flat exchange rate of 1.7 shares of Comerica stock, which at the time equalled more than $50 per share based on the then prevailing Comerica share price. No resolution had been reached on this issue by Mr. Schmitt and Comerica.

                 The Board again considered the appropriateness of a potential sale, at that time in the context of having a bona fide buyer seriously interested in acquiring UBT. Although the possible adverse impacts of a sale or merger on the community were recognized as a negative aspect of any transaction, concerns over the successorship issue regarding Mr. Schmitt, the disparate impact of the increasing regulatory burden on smaller banks, and the consolidation trend sweeping the industry were all viewed as persuasive in favor of proceeding with a transaction if the terms could be successfully negotiated. At the conclusion of the meeting, the Board voted unanimously to go forward and have Mr. Schmitt attempt to negotiate an acceptable final price.

                 The next day, September 16, 1994, the parties agreed on a fixed share exchange ratio, subject to a downward adjustment under certain circumstances, based on an average of the closing price of Comerica common stock for the period from September 12, 1994 until two days before signing a definitive agreement to merge. The parties also agreed on a schedule for Comerica to conduct its due diligence while negotiations for the definitive agreement were ongoing.

                 On September 24, 1994, Mr. Schmitt met with the Chairman of the Board and the President of Comerica Bank-California to discuss the terms of a proposed covenant not to compete from Mr. Schmitt, as well as Mr. Schmitt's continuing commitment to assist UBT following any merger. Mr. Schmitt set forth his needs and expectations with respect to compensation for such an arrangement. Tentative agreement was reached calling for compensation of approximately $2.2 million at closing of the Merger in exchange for Mr. Schmitt's agreement not to compete in Santa Clara and Santa Cruz counties in California, and in exchange for his agreement to continue as Chairman of the Board of the surviving company.

                 On September 26, 1994 Mr. Schmitt, together with a representative of Goldman Sachs, met in Detroit, Michigan with senior management of Comerica to conduct due diligence on the current financial condition and future prospects for Comerica. During this time, Comerica's due diligence on UBT also proceeded, and counsel for the parties worked on the terms of a definitive agreement, which by September 30, 1994 was in substantially final form.


         On October 2, 1994, the UBT Board members met with representatives of Goldman Sachs and legal counsel to review the status of negotiations and the terms of the proposed Merger Agreement. Goldman Sachs gave a detailed review of the sale process, the terms and conditions of the proposed final agreement relative to other bank merger transactions, and concluded with its oral opinion that the terms, as proposed in the most recent draft of the Agreement, were fair to UBT's stockholders from a financial point of view. Legal counsel briefed the Board on the material terms of the proposed definitive agreement, including the mutual breakup fees, the lock up option, as well as the proposed terms of a Non-Competition Agreement between Mr. Schmitt and Comerica. At the conclusion of the meeting, Board members voted unanimously to approve the Merger Agreement, the Subsidiary Merger Agreement and the transactions contemplated thereby, including, but not limited to, the Merger and the proposed Non-Competition Agreement to be entered into by Mr. Schmitt, but reserved for themselves a 24 hour period in which to reconvene if any director felt differently the following day.

         No director called for a reconvening of the Board meeting, and on October 4, 1994 the Merger Agreement was executed by the parties.

         The Comerica Board approved the Merger and authorized execution of the Merger Agreement on September, 16, 1994.


COMERICA REASONS FOR THE MERGER

         It is part of Comerica's current business strategy to expand its activities from Michigan into states such as California where management believes there are long-term opportunities which will benefit Comerica and its shareholders. Comerica California Incorporated is Comerica's wholly-owned bank holding company subsidiary operating in the State of California, which through its wholly owned subsidiary, Comerica Bank-California, focuses on middle market banking, small business banking, private banking and trust services in the San Francisco Bay and San Jose areas. See "THE COMPANIES -- Comerica Incorporated
- -- General." Comerica believes that through the Merger Comerica will be able to increase its penetration of the California commercial, retail and private banking markets in the communities served by UBT. This transaction is also expected to enhance the competitiveness of the companies in a deregulated banking environment.

         In addition, Comerica believes that in light of the acceleration in the number and size of combinations currently occurring within the financial and banking industries and the promulgation of the Interstate Act will provide further impetus to consolidation of banking entities, it is desirable for Comerica to expand its financial resources and markets.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF UBT AND UBT REASONS FOR THE MERGER

         The UBT Board has determined that the Merger Agreement is in the best interests of UBT and its stockholders, and unanimously recommends that the UBT Common Stockholders approve the Merger Agreement. In arriving at its conclusion, the UBT Board was influenced by the factors discussed above under "Background of Merger", namely the need to address the need for a successor to its Chairman within the context of a consolidating banking industry and a regulatory environment which is increasingly burdensome to smaller institutions. The UBT Board also considered several additional factors, though the Board did not assign any specific or relative weight to these factors in its considerations. Additional factors considered by the Board included the following:

                 (i) the fact that the due diligence examination conducted by representatives of UBT, including Goldman Sachs, indicated that Comerica is strong in capital, earnings and management, and has good regulatory relationships, and a compatible operating philosophy with UBT;

                 (ii) the opinion of Goldman Sachs that the UBT Conversion Rate is fair to the stockholders of UBT;

                 (iii) the fact that the Merger will be tax-free for federal income tax purposes for the stockholders of UBT Common Stock (other than in respect to cash paid in lieu of fractional shares);

                 (iv) the likelihood that the Merger would result in receipt of substantially increased dividends to stockholders of UBT Common Stock who keep their shares of Comerica Common Stock after the Merger;

                 (v) the market liquidity afforded by the listing of shares of Comerica Common Stock on the NYSE compared to the minimal trading of UBT's Common Stock;

                 (vi) the Board's review with its legal advisors and with Goldman Sachs of the provisions of the Merger Agreement; and

                 (vii) the probable impact of the Merger on employees and customers of UBT.



OPINION OF UBT'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated March 17, 1994 (the "Engagement Letter"), UBT retained Goldman Sachs as its exclusive financial advisor in connection with reviewing UBT's strategic alternatives, including a possible sale of UBT. Goldman Sachs is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with UBT, having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to Comerica from time to time and may provide investment banking services to Comerica in the future. The UBT Board selected Goldman Sachs to act as UBT's exclusive financial advisor based on Goldman Sachs' substantial experience in mergers and acquisitions and in securities valuation generally.

THE FULL TEXT OF THE GOLDMAN SACHS WRITTEN OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT\PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THEIR REVIEW, IS ATTACHED HERETO AS ANNEX D. HOLDERS OF SHARES OF UBT COMMON STOCK ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY.

In connection with its opinion dated as of the date of this Proxy Statement/Prospectus, Goldman Sachs reviewed, among other things, the Merger Agreement; the Registration Statement on Form S-4, including this Proxy Statement/Prospectus relating to the Special Meeting to be held in connection with the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of UBT for the two years ended December 31, 1993; Annual Reports to Stockholders and Annual Reports on Form F-2 of UBT for the three years ended December 31, 1991; Annual Reports to Stockholders and Annual Reports on Form 10-K of Comerica for the five years ended December 31, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of UBT and Comerica; certain other communications from UBT to its stockholders; and certain internal financial analyses and forecasts for UBT prepared by its management. Goldman Sachs also held discussions with members of the senior managements of UBT and Comerica regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs has reviewed the reported price and trading activity for UBT Common Stock, compared certain financial and stock market information with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with the consent of the UBT Board, that the financial forecasts, including, without limitation, projections regarding underperforming and nonperforming assets and net chargeoffs were reasonably prepared on a basis reflecting the best currently available judgments and estimates of UBT and that such forecasts would be realized in the amounts and at the times contemplated thereby.
Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed, with the consent of the UBT Board, that such loss allowances for each of UBT and Comerica are in the aggregate adequate to cover all such losses. Goldman Sachs did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of UBT or Comerica or any of their respective subsidiaries.
Goldman Sachs also has assumed that Comerica will receive all necessary regulatory approvals without undue delay.

Pursuant to the terms of the Engagement Letter, UBT has agreed to pay Goldman Sachs a transaction fee equal to 1.5% of the aggregate consideration paid in such transaction or approximately $1.15 million. In addition, UBT has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, plus any sales, use or similar taxes arising in connection with its engagement, and to indemnify Goldman Sachs against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

SUMMARY OF FINANCIAL ANALYSES

The following is a summary of the material financial analyses utilized by Goldman Sachs in connection with providing its written opinion dated as of the date of this Proxy Statement\Prospectus to the UBT Board but does not purport to be a complete description of the analyses performed by Goldman Sachs.

        Pro Forma Analysis. Goldman Sachs analyzed certain pro forma effects for 1995 resulting from the Merger based on (i) financial forecasts for UBT prepared by UBT management, (ii) projected earnings for Comerica based on the median of institutional brokers' estimates compiled by SNL Securities, L.P. as of September 30, 1994 (SNL Securities, L.P. is a data firm that monitors and publishes a compilation of earnings estimates produced by selected research analysts), and (iii) cost savings equal to 10% of UBT's estimated 1994 noninterest expense, estimated by management of UBT to be attainable in the Merger.

        Selected Transaction Analysis. Goldman Sachs analyzed certain information relating to 19 bank and thrift acquisitions, including nine bank acquisitions in the states of Arizona, California, Colorado, Oklahoma and Texas announced since January 1, 1992 in which the aggregate consideration was greater than $25 million and less than $100 million (the "Western U.S. Bank Acquisitions") and ten acquisitions by Comerica announced since January 1, 1988 (the "Comerica Acquisitions"). Such analysis indicated that, for the Western U.S. Bank Acquisitions and the Comerica Acquisitions, (i) the median values of the consideration paid as a multiple of tangible book value were ___x and ___x, respectively, as compared to a corresponding value for the consideration payable pursuant to the Merger as a multiple of UBT's tangible book value of ___x; (ii) the median values of the adjusted consideration paid as a multiple of adjusted tangible book value (where both consideration and tangible book value are adjusted to eliminate excess capital, defined as capital in excess of a ____% tangible common equity to tangible assets) were ___x and ___x, respectively, as compared to a corresponding value for the adjusted consideration payable pursuant to the Merger as a multiple of UBT's adjusted tangible book value of ___x, and; (iii) the median value of the consideration paid as a multiple of the acquired banking organizations' latest twelve months' ("LTM") after-tax earnings were ____x and ____x, respectively, as compared to the corresponding value for the consideration paid pursuant to the Merger as a multiple of UBT's after-tax LTM earnings of ____x.

        Selected Company Analysis. Goldman Sachs reviewed and compared actual and estimated selected financial, operating and stock market information for UBT with corresponding information for selected mid-capitalization banking organizations located in California, including CVB Financial Corporation, California Bancshares, Inc., City National Corporation, Imperial Bancorp, Santa Barbara Bancorp, Silicon Valley Bancshares and Westamerica Bancorp (collectively, the "Selected Group One Banks"), and for selected large-capitalization organizations headquartered in California, including BankAmerica Corporation, First Interstate Bancorp and Wells Fargo & Company (collectively, the "Selected Group Two Banks"), based on publicly available information, consensus analysts' estimates for the Selected Group One Banks and the Selected Group Two banks and financial forecasts for UBT prepared by management. Such analysis indicated, among other things, that for the Selected Group One Banks and the Selected Group Two Banks, (i) the median estimated 1995 price-earnings multiples were ____x and ___x, respectively, as compared to a corresponding value of ___x for UBT, (ii) the median values of price as a multiple of tangible book value per share were ___x and ___x, respectively, as compared to a corresponding value of ___x for UBT, (iii) the median ratios of nonperforming assets as a percentage of total loans and other real estate owned were ____% and ____%, respectively, as compared to ____% for UBT, (iv) the median ratios of loan loss reserves as a percentage of nonperforming loans were ___% and ___%, respectively, as compared to ___% for UBT, (v) the median after-tax returns on equity were ___% and ____%, respectively, as compared to ____% for UBT, and (vi) the median ratios of tangible common equity as a percentage of tangible assets were 8.00% and 6.13%, respectively, as compared to ____% for UBT.

        Selected Comerica Information Analysis. Goldman Sachs reviewed and analyzed certain financial and other information for Comerica, including (i) historical and current loan portfolio by type of loan, (ii) deposit market share by state in the United States and by county in California, (iii) a comparison of actual and estimated selected financial, operating and stock market information for Comerica with corresponding information for selected super-regional banking organizations, including Banc One Corporation, Boatmen's Bancshares,Inc., Corestates Financial Corporation, First Bank System, Inc., First Interstate Bancorp, Mellon Bank Corporation, NBD Bancorp, Inc., National City Corporation, Norwest Corporation, PNC Bank Corporation, U.S. Bancorp and Wells Fargo & Company (collectively, the "Selected Super-Regional Banks"), (iv) the daily stock price performance of Comerica Common Stock, the Standard & Poor's 500 Stock Index and a composite of the Selected Super-Regional Banks, all indexed daily from September 28, 1993 to September 28, 1994, weekly from September 23, 1991 to September 23, 1994 and monthly from August 31, 1989 to August 31, 1994, (v) historical trading prices per share and trading volume of Comerica Common Stock, on a daily basis from September 27, 1993 through September 27, 1994, on a weekly basis from September 23, 1991 through September 23, 1994 and on a monthly basis from August 31, 1984 to August 31, 1994, and
(vi) summaries of selected research reports on, and earnings estimates for, Comerica.

        Other Analyses. Goldman Sachs also analyzed available information regarding the ownership and ownership profiles of shares of UBT Common Stock and Comerica Common Stock.

        General. The foregoing is a summary of the material financial analyses performed by Goldman Sachs, but does not purport to be a complete description of the analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at their fairness determination, Goldman Sachs considered the results of all such analyses. No Selected Group One Bank or Selected Group Two Bank is identical to UBT and none of the Western U.S. Bank Acquisitions or the Comerica Acquisitions, is identical to the Merger. Accordingly, Goldman Sachs indicated to the UBT Board that analyses of the results described above under Selected Transaction Analysis and Selected Company Analysis are not mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics including, among other things, differences in revenue composition and earnings performance among UBT, Comerica and the selected companies and transactions reviewed. The analyses were prepared solely for purposes of Goldman Sachs' providing their written opinion dated as of the date of this Proxy Statement/Prospectus, to the UBT Board as to the fairness of the UBT Conversion Rate, and do not purport to be appraisals or necessarily reflect the prices at which UBT or its securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.



EFFECTIVE TIME OF MERGER

         The Merger will become effective as to UBT at the time (the "Effective Time") when an appropriate certificate of merger and the Subsidiary Merger Agreement with respect to the Merger are filed with the Secretary of State of the State of California. It is currently anticipated that if the Merger is approved by UBT stockholders at the Special Meeting, and all the other conditions to the Merger are satisfied, the Merger will become effective during the first quarter of 1995.

         There can be no assurance, however, that the Effective Time will not be delayed. In the event the Merger has not become effective by August 31, 1995, the Board of Directors of Comerica, UBT or Interim, as applicable, may terminate the Merger Agreement notwithstanding any approvals previously given by the stockholders of UBT. See "THE MERGER AGREEMENT -- Termination."


CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

         The conversion of outstanding shares of UBT Common Stock into shares of Comerica Common Stock will occur automatically at the Effective Time. Outstanding shares of UBT Common Stock will be converted into the right to receive that number of shares of Comerica Common Stock determined in accordance with the Merger Agreement. See "Merger Consideration" above.

         As soon as is practicable after the Effective Time, Norwest Bank Minnesota, N.A., or another person chosen by Comerica, in its capacity as Exchange Agent (the "Exchange Agent"), will send to each UBT stockholder a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates for shares of UBT Common Stock will pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the exchange of the certificates for shares of Comerica Common Stock and cash in lieu of fractional shares.

         UBT STOCKHOLDERS SHOULD NOT FORWARD UBT CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. UBT STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED FORMS OF PROXIES.

         Until the certificates representing UBT Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid dividends or other distributions that are declared on Comerica Common Stock. Upon surrender and exchange of such certificates, any such unpaid dividends or other distributions will be paid (without interest) in accordance with the terms of such Comerica Common Stock.

         No transfer taxes will be payable by any stockholder in respect of the issuance of the new certificates, except that if any new certificate is to be issued in a name other than that in which the UBT certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to Comerica or the Exchange Agent any transfer taxes payable on the issuance, or on any prior transfer of such surrendered certificate, or establish to the satisfaction of Comerica or the Exchange Agent that such taxes have been paid or are not payable.

         Any Comerica Common Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not distributed at the end of nine months from the Effective Time, will be returned to Comerica, in which event the persons entitled to payment shall look only to Comerica for reimbursement. If any holder of UBT Common Stock shall be unable to surrender such holder's certificates for such stock because such certificates have been stolen, lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance with surety reasonably satisfactory to the Exchange Agent.

         After the Effective Time, there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of UBT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the surviving corporation in the Merger, they will be canceled and exchanged for Comerica Common Stock as provided in the Merger Agreement.

         No fractional shares of Comerica Common Stock will be issued to any UBT stockholder upon consummation of the Merger. In lieu of the issuance of any fractional share of Comerica Common Stock, cash payments will be made to UBT stockholders in respect of any fractional share in an amount equal to the product (rounded to the nearest tenth) obtained by multiplying (a) $28.7083, by
(b) the fraction of the share of Comerica Common Stock to which the UBT stockholder would otherwise be entitled. No such stockholder will be entitled to dividends or other rights in respect of any such fraction. No interest on the cash payments to be made in lieu of the issuance of fractional shares will accrue pending surrender to the Exchange Agent of certificates representing UBT Common Stock.


ACQUISITION PROPOSALS

         For the period between the execution of the Merger Agreement and the Effective Time of the Merger, UBT has agreed not to authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as defined below), or participate in any discussion or negotiations with any person or group of persons other than Comerica, Interim or their representatives concerning any Acquisition Proposal.

         An "Acquisition Proposal" is defined as any (i) proposal pursuant to which any person other than Comerica or Interim would acquire or participate in a merger or other business combination involving UBT; (ii) proposal by which any person or group other than Comerica or Interim would acquire the right to vote 10% or more of the capital stock of UBT entitled to vote thereon for the election of directors; (iii) acquisition of the assets of UBT other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of UBT, other than that contemplated by the Merger Agreement. However, UBT or its Board of Directors may not be prevented from (A) furnishing non- public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of UBT, if and only to the extent that (1) the Board of Directors of UBT believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to UBT's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement and the UBT Board of Directors determined in good faith after consultation with its outside legal counsel that such action is necessary for UBT to comply with its fiduciary duties to shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the UBT Board of Directors received from such person or entity an executed confidentiality agreement, with terms similar in scope to those contained in the confidentiality agreement between Comerica and UBT, or (B) complying with Rule 14e-2 promulgated under the Exchange Act of 1934, as amended, with regard to an

Acquisition Proposal.   UBT is required to notify Comerica immediately upon
receipt of any such Acquisition Proposal.


CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The obligations of Comerica, Interim and UBT under the Merger Agreement to consummate the Merger are subject to various conditions, including but not limited to, obtaining requisite stockholder and regulatory approvals; the absence of any materially burdensome condition imposed in connection with obtaining any such regulatory approvals; the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which makes the Merger illegal, requires any material divestiture or imposes a materially burdensome condition; the accuracy in all material respects of the representations and warranties of, and performance in all material respects of the covenants required to be performed prior to the Effective Time by, the other parties to the Merger Agreement; the absence of any materially adverse change to the other parties to the Merger Agreement or their subsidiaries; receipt of opinion of legal counsel to Comerica in respect of certain federal income tax consequences of the Merger (see " -- Certain Federal Income Tax Consequences" below); receipt of legal opinions and approval of their respective legal counsel of the validity of the transactions contemplated in the Merger Agreement; and approval for listing of the shares of the Comerica Common Stock to be issued in the Merger on the NYSE and receipt of letters from each of Ernst & Young and KPMG Peat Marwick, LLP dated the effective date of the Registration Statement to be filed in connection with the Merger and the Effective Time, in form and substance satisfactory to Comerica and UBT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         In addition, the obligations of Comerica and Interim under the Merger Agreement to consummate the Merger are subject to certain other conditions, including, but not limited to, the requirements that UBT's reserve for possible loan losses on the Determination Date shall be at least the greater of $4,700,000 or 2.25% of UBT's total loans outstanding on that date, and that UBT's non-performing assets outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $4,711,431; the absence of any materially adverse change to UBT or its subsidiaries; and receipt of shareholder agreements from each UBT director who owns UBT Common Stock which, among other things, obligates each such director to vote the shares of UBT Common Stock owned or controlled by such director in favor of the Merger, subject to fiduciary obligations. See "THE MERGER AGREEMENT -- Shareholder Agreements."

         Further, the obligation of UBT under the Merger Agreement to consummate the Merger is subject to certain conditions, including but not limited to the, the receipt of a written opinion of Goldman Sachs concerning the fairness of the UBT Conversion Rate.

         There can be no assurance that the conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT -- Conditions to the Merger."

         Under certain circumstances, the Merger Agreement may be terminated by Comerica, Interim or UBT, as applicable, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of
UBT.   See "THE MERGER AGREEMENT -- Termination."


REGULATORY APPROVALS REQUIRED

         The Merger is subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Although it is not a condition of the Merger, Comerica may elect, after consummation of the Merger, to merge the surviving corporation with and into Comerica Bank-California (the "Subsidiary Bank Merger"). The Subsidiary Bank Merger (when and if it is initiated) would be subject to prior approval by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, as amended (the "BMA"). Application for approval of the

Merger under the BHCA has been filed with the Federal Reserve Board. If the Subsidiary Bank Merger is initiated, an application for its approval will be filed with the FDIC under the BMA. The BHCA and the BMA prohibit the Federal Reserve Board and the FDIC from approving the Merger or the Subsidiary Bank Merger, as the case may be, (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the Federal Reserve Board or the FDIC finds that the anticompetitive effects of the Merger or the Subsidiary Bank Merger, as the case may be, are clearly outweighed in the public interest by the probable effects of the transaction in meeting the needs and convenience of the communities to be served. Neither the Merger nor the Subsidiary Bank Merger may ordinarily be consummated until the thirtieth day following the date of Federal Reserve Board and FDIC approval of each such transaction, respectively, during which time the United States Department of Justice may challenge the Merger or the Subsidiary Bank Merger, as the case may be, on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. Under legislation enacted in September, 1994, the post-approval waiting period may be shortened from 30 to 15 days, with the consent of the Federal Reserve Board, as the case may be, and if the United States Department of Justice does not object.

         It is possible that the Federal Reserve Board or the United States Department of Justice may request that Comerica or UBT divest certain operations in order to alleviate what such agency believes would otherwise be an adverse competitive effect. Neither Comerica nor UBT can predict whether such divestitures will be required, or if required, what the aggregate amount of any such divestitures may be, but each believes that divestitures are unlikely to be required, and if required, that the aggregate amount of any such divestitures will not be material, on a pro forma basis, to the business, operations or financial condition of the combined institution and its subsidiaries, taken as a whole. The application to the Federal Reserve Board has not proposed any divestiture. Any application to the FDIC relating to the Subsidiary Bank Merger would not propose any divestiture. If the level of any required divestitures is sufficiently large in amount so as to render the consummation of the Merger inadvisable in the reasonable judgment of either the Comerica Board or the UBT Board, one of the conditions to the consummation of the Merger will not be satisfied and either Comerica or UBT may terminate the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions to the Merger" and
- -- "Termination" below.

         In addition, each of the BHCA and BMA require that the Federal Reserve Board and the FDIC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The Federal Reserve Board and the FDIC have the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the requirements of the Community Reinvestment Act of 1977 are not satisfied.

         While Comerica already conducts operations in California, its banking operations are principally conducted in Michigan with operations in Ohio, Illinois, Texas and Florida. Although Section 3(d) of the BHCA generally restricts interstate bank acquisitions, there is an exception to this restriction provided the relevant states authorize such acquisitions.

         The California Superintendent of Banks (the "California Superintendent") must also approve the Merger, under provisions of California law that require such approval in connection with the acquisition of a California bank or bank holding company by an out- of-state bank holding company. In order to approve the application, the California Superintendent must find (i) that there is "substantial reciprocity" between the interstate banking laws of the States of California and Michigan, meaning that a bank holding company whose operations are principally conducted in California could acquire a Michigan bank or bank holding company on terms and conditions that are substantially the same as those on which a Michigan banking organization may acquire a California bank, and (ii) that Comerica's acquisition of UBT will not have an adverse effect on the public convenience or advantage in California. No assurances can be given that the California Superintendent will approve the Merger, and the Merger will not be consummated unless such approval is obtained. An application for this approval under these provisions has been filed. In addition, the Subsidiary Bank Merger would have to be reviewed by the California Superintendent for approval under the California Banking Law.

         The Merger will require the approval of the Commissioner of the Michigan Financial Institutions Bureau (the "Michigan Commissioner"). Before this approval may be granted, Comerica must agree to comply with certain consumer laws applicable to Michigan residents. In addition, the Michigan Commissioner must assess the composite record of the bank subsidiaries of Comerica in meeting the credit needs of the communities in the states in which these bank subsidiaries are located, including low and moderate income neighborhoods, consistent with the safe and sound operation of these bank subsidiaries. An application for this approval under these provisions has been filed.

         The Merger and the Subsidiary Bank Merger (if and when it is initiated) will not be consummated unless all of the requisite regulatory approvals for such transactions are obtained. See "-- Conditions to Consummation of the Merger" above and "THE MERGER AGREEMENT -- Amendment and Waiver" and " -- Termination" below.

         THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES DESCRIBED ABOVE WILL APPROVE THE MERGER AND THE SUBSIDIARY BANK MERGER (IF AND WHEN IT IS INITIATED), AND IF SUCH TRANSACTIONS ARE APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A MATERIALLY BURDENSOME CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGER SET FORTH IN THE MERGER AGREEMENT. THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER OR THE SUBSIDIARY BANK MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.


OPERATIONS PENDING THE MERGER

         In the Merger Agreement, UBT has agreed to carry on its business, and to cause its subsidiaries to carry on their businesses in the ordinary course, in substantially the manner as conducted prior to the execution of the Merger Agreement and use commercially reasonable efforts to preserve intact its business organizations, keep available the services of its officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, to notify Comerica promptly of any material adverse changes or events, and maintain material permits, insurance and bonding coverage, perform contractual obligations, observe legal requirements, and file governmental reports and returns. In addition, UBT has agreed to maintain assets, advise Comerica of certain acquisitions of its common stock, charge-off loans consistent with past practice, maintain an adequate allowance for loan losses and furnish certain reports and financial information and statements to Comerica, maintain reserves for contingent liabilities, and furnish certain information to Comerica with respect to litigation. UBT also agreed that it will not take certain actions, including, by way of example and not of limitation, declare or pay dividends other than regular quarterly cash dividends in an amount not to exceed $.35 per share, issue capital stock (other than pursuant to Stock Option Plans) or issue other securities convertible into capital stock, acquire or dispose of material assets, incur indebtedness other than in the ordinary course of business, make credit policies less stringent, make any capital expenditures in excess of certain amounts, renew or enter into any new employment agreements or terminate any employment benefit plan or arrangement, except as contemplated by the Merger Agreement, or take any action that would result in any of its representations and warranties in the Merger Agreement becoming untrue or in any condition to the Merger not being satisfied, or amend its Articles of Incorporation or Bylaws.
See "THE MERGER AGREEMENT -- Conduct of Business Pending the Merger."

OPERATIONS AFTER THE MERGER

        If the Merger is consummated at the Effective Time, UBT will be the surviving corporation with the Articles of Incorporation of UBT and the name University Bank & Trust Company. The separate existence of Interim will cease. It is anticipated that upon consummation of the Merger, Comerica will transfer the stock of the surviving corporation to Comerica California Incorporated. It is also anticipated that subsequent to consummation of the Merger, the surviving corporation will merge into Comerica Bank-California. At that time, it is expected that the surviving corporation will be run as a separate division of Comerica Bank-California. At the Effective Time, the Board of Directors and officers of the surviving corporation will be made up of certain directors of Interim and UBT serving in those capacities at the Effective Time.

        Following the consummation of the Merger, Carl J. Schmitt is expected to remain as Chairman of the Board of the surviving corporation. It is also expected that Mr. Schmitt, upon the anticipated Merger of the surviving corporation into Comerica Bank-California, will become a member of the Board of Directors of Comerica Bank-California and, as a result, will receive a fee for each board meeting he attends as well as reimbursement for expenses he incurs in doing so. See "THE MERGER -- Interests of Certain Persons in the Merger."

        Banking policies and procedures of the surviving corporation and its subsidiaries will continue in accordance with the policies of Comerica.

        It is part of Comerica's current business strategy to expand its business activities into states such as California where management believes there are long-term opportunities which will benefit Comerica and its stockholders. In California, Comerica has a wholly-owned bank holding company subsidiary which owns and operates Comerica Bank-California See "THE COMPANIES
- -- Comerica Incorporated -- General."

        Information about the directors, executive officers and principal shareholders of Comerica is contained in Comerica's Proxy Statement for its 1994 Annual Meeting of Shareholders, relevant portions of which are incorporated by reference in this Proxy Statement/Prospectus pursuant to Comerica's Annual Report on Form 10-K for the year ended December 31, 1993. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."


INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Certain members of the management and Board of Directors of UBT have certain interests in the Merger that are in addition to their general interests as stockholders of UBT. The UBT Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

        The Merger Agreement provides, as a condition to Comerica's obligations to consummate the Merger, that Carl J. Schmitt shall have entered into a Non-Competition Agreement with Comerica pursuant to which, among other things, Mr. Schmitt will agree not to solicit, cause or induce any employee of UBT to leave; cause any customer or client of UBT to terminate or adversely change any relationship with UBT; cause, induce or encourage any potential supplier or customer to not enter into any business relationship with UBT or directly or indirectly as, among other things, an employee or director, engage in any business relating to a bank or other financial institution in the counties of Santa Clara and Santa Cruz in the State of California. The Non-Competition Agreement has a term of two years from the date of Mr. Schmitt's termination of employment with UBT. Mr. Schmitt will receive the sum of $2,239,185 within 10 days of the execution of the Non-Competition Agreement to be executed at the consummation of the Merger.

         As did each of the other director-shareholders of UBT, Carl J. Schmitt has entered into a Shareholder Agreement with Comerica. See "THE MERGER AGREEMENT -- Shareholder Agreements." In addition, each of Carl J. Schmitt, Gayle A. Anderson, David Hood, Hall Palmer and Suzanne M. Powers has entered into an Affiliate's Agreement with Comerica. See "THE MERGER AGREEMENT -- Resales by Affiliates."

         UBT has agreements with each of its directors, under which UBT will indemnify each of such persons, to the maximum amount permitted by law, for certain liabilities incurred by such persons in their capacities as directors of UBT. Comerica has agreed that all rights of indemnification under such agreements and UBT's Charter and Bylaws shall survive the Merger and continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Date.

         Under the Merger Agreement, Comerica has agreed to use its commercially reasonable efforts to cause to be maintained in effect, for a period of six years after the Effective Time, policies of directors' and officers' liability insurance (with such coverage, terms and conditions as are now less advantageous than the insurance presently maintained by Comerica for its officers and directors) with respect to all matters arising from facts or events which occurred before the Effective Time for which UBT, or its subsidiaries would have had an obligation to indemnify their directors and officers. Comerica's obligation to do so, however, is limited to the extent that it need not pay premiums in excess of 300% of the amount of the 1994 annual premiums paid by UBT for such insurance.

         As of September 30, 1994, the directors and executive officers of UBT beneficially owned 230,551 shares of UBT Common Stock, representing approximately 16.5% of UBT Common Stock outstanding at that time. See "THE SPECIAL MEETING -- Security Ownership of Certain Beneficial Owners."

         Comerica has indicated that it does not intend to employ Gayle A. Anderson, Executive Vice President and Chief Financial Officer of UBT, subsequent to the consummation of the Merger and that in connection with her departure she will be provided with a one-time cash severance payment of approximately $380,000.


STOCK OPTION PLANS

         UBT has two stock option plans, the Amended and Restated Stock Option Plan (the "Option Plan") and the Outside Directors Stock Option Plan (the "Directors Plan"). Options granted under both the Option Plan and the Directors Plan generally vest (i.e., become exercisable) at the rate of 20% each year from the date of grant.

         The table below shows, as to the executive officers and directors named, the aggregate amount of UBT Common Stock subject to options outstanding at September 30, 1994 under the Option Plan and the Directors Plan. All options under the Option Plan and the Directors Plan, whether vested or unvested, will be converted into rights with respect to Comerica Common Stock and Comerica shall assume each such stock option in accordance with the Option Plan and the Directors Plan, respectively.

=========================================================================================================
                                              Number of Unexercised                          Weighted
                                          Options at September 30, 1994                  Average Exercise
                    Name                    Exercisable/Unexercisable                    Price Per Share
                    ----                  -----------------------------                  ----------------
               Carl J. Schmitt                 0                10,150                        $26.42
              Gayle A. Anderson            5,000                 6,900                         24.65
                 David Hood                1,800                 9,200                         26.80
                 Hall Palmer                   0                 6,900                         26.54
              Suzanne M. Powers            1,200                 8,200                         26.32
             Lawrence A. Aufmuth             400                   600                         24.75
               Thomas R. Brown               400                   600                         24.75
               Linda R. Meier                400                   600                         24.75
                J. Boyce Nute                400                   600                         24.75
             George G.C. Parker              400                   600                         24.75
             William A. Preston              200                   600                         24.75
               Leslie M. Quist               400                   600                         24.75
                Leonard Ware                 400                   600                         24.75
=========================================================================================================




CANCELLATION FEE; LIQUIDATED DAMAGES

             The Merger Agreement provides that, in the event an Acquisition Event shall occur or (i) any of UBT, Comerica or Interim terminates the Merger Agreement because the Subsidiary Merger Agreement and the Merger are not ratified and approved by UBT's shareholders, (ii) any of UBT, Comerica or Interim terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, (iii) Comerica terminates the Merger Agreement because there is a default by UBT, pursuant to the Merger Agreement and the continuance of such failure for a period of 20 business days after written notice, which failure to perform, in the reasonable opinion of Comerica and Interim cannot be cured prior to the closing, or (iv) Comerica terminates the Agreement because the UBT Board did not publicly recommend in this Proxy Statement/Prospectus that UBT stockholders adopt and approve the Merger Agreement or the UBT Board shall withdraw, modify or amend such recommendation in any respect materially adverse to Comerica, followed in the case of each of the foregoing clauses (i) through (iv) above by an Acquisition Event within 90 days of such termination, UBT is required to pay to Comerica the sum of $3,200,000 as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby.


         In the event of termination by UBT of the Merger Agreement because Interim or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of UBT such breach cannot be cured prior to closing and would have a Material Adverse Effect on Interim or Comerica, or because of a default by Comerica or Interim pursuant to the Merger Agreement and the continuance of such failure for a period of 20 business days after written notice of such default, in the reasonable opinion of UBT, cannot be cured prior to the closing, then Comerica and Interim, jointly and severally, shall pay to UBT as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $2,000,000. The making and receipt of such payments, as applicable shall satisfy the obligations and liabilities of UBT and Comerica and Interim, respectively under the Merger Agreement, and UBT, Comerica and Interim, as the case may be, shall have no further obligations of any kind under the Merger Agreement. See "THE MERGER AGREEMENT -- Cancellation Fee; Liquidated Damages."

ANTICIPATED ACCOUNTING TREATMENT

         The Merger is expected to qualify as a purchase for accounting and financial reporting purposes. Under this method of accounting, Comerica will adjust the assets and liabilities of UBT to their fair values as of the Effective Time. The shares of Comerica Common Stock to be issued in the Merger will be authorized but unissued shares, or shares held as treasury shares. Subject to the rules of the Commission, Comerica may repurchase shares of Comerica Common Stock in open market or other transactions to fund the Merger consideration.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Required Tax Opinion Regarding The Merger. The obligations of Comerica and UBT to effect the Merger are conditioned upon the receipt of an opinion of legal counsel satisfactory to Comerica subject to assumptions and exceptions normally included, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that Comerica, Interim and UBT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. It is expected that Miller, Canfield, Paddock and Stone, P.L.C., counsel to Comerica, will deliver such an opinion to Comerica and UBT.

         Summary of Anticipated Federal Income Tax Consequences. The following is a summary of the anticipated Federal income tax consequences of the Merger to UBT stockholders. It is not intended as tax advice and is based upon the parties' understanding of the Federal income tax laws as currently interpreted and does not address issues of state or local taxation. It does not constitute a representation by UBT, Interim, Comerica, or their counsel. The following discussion is included solely for purposes of general information only.

         BECAUSE OF THE COMPLEXITIES OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS, IT IS RECOMMENDED THAT UBT STOCKHOLDERS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER.

         This summary is limited to those persons who hold shares of UBT Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the IRC. (Any reference herein to a "Section" is a reference to a section of the IRC unless otherwise specified.) The tax consequences to any particular stockholder of UBT Common Stock may be affected by matters not discussed below. For example, certain taxpayers, such as life insurance companies, tax-exempt organizations, and foreign taxpayers may be subject to special rules not addressed herein. In addition, the tax consequences to UBT stockholders who acquired their shares of UBT Common Stock pursuant to the exercise of employee stock options or otherwise as compensation is not discussed below.

         Assuming the Merger satisfies all requirements of Section 368(a)(1)(A) and Section 368(a)(2)(E), the Merger will have the Federal income tax consequences described below.

         Receipt Solely of Comerica Common Stock in Exchange for UBT Common Stock. A stockholder who receives solely shares of Comerica Common Stock in exchange for shares of UBT Common Stock in the Merger will not recognize gain or loss on the exchange. The stockholder's tax basis in the Comerica Common Stock received will be the same as the stockholder's tax basis in the shares of UBT Common Stock exchanged in the Merger, and the holding period of the Comerica Common Stock received will include the holding period of the UBT Common Stock exchanged.

         Receipt of Cash in Lieu of Fractional Shares. Pursuant to the Merger, UBT stockholders will receive cash in lieu of fractional shares of Comerica Common Stock. Since the payment to a stockholder of cash in lieu of a fractional Comerica share in this transaction is undertaken solely for the purpose of saving the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained for consideration, these payments will generally be treated as having been received as distributions in full payment in exchange for the Comerica Common Stock redeemed as provided in Section 302(a) and taxed as capital gain or loss.


RESALE OF COMERICA COMMON STOCK; RESTRICTIONS ON TRANSFER

         The shares of Comerica Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of UBT for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Comerica Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of UBT generally include individuals or entities that control, are controlled by or under common control with UBT, and may include certain officers and directors of UBT, as well as principal stockholders of UBT.

         UBT has delivered to Comerica a written agreement from each affiliate of UBT obligating them to ensure compliance with the Securities Act.


STOCK EXCHANGE LISTING

         The Comerica Common Stock is listed on the NYSE. Comerica has agreed to apply for NYSE listing of the shares of Comerica Common Stock to be issued in the Merger. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to approval of that application and the listing by the NYSE of such shares. See "THE MERGER -- Conditions to the Consummation of the Merger" above.


DISSENTER'S RIGHTS

         The stockholders of UBT may have certain dissenter's rights under Chapter 13 (Sections 1300-1312) of the California General
Corporations Law (the "CGCL") if said stockholders qualify as holders of "dissenting shares" under the CGCL. The exercise of dissenter's rights may require UBT to purchase for cash at fair market value from dissenting UBT stockholders UBT Common Stock which qualifies as dissenting shares. The fair market value will be determined as of October 3, 1994, the day before the first announcement of the terms of the Merger; provided however, that fair market value will not be adjusted for any appreciation or depreciation in value resulting from the Merger.

          "Dissenting Shares" are defined under the CGCL as 1) any shares not listed on a national securities exchange certified by the California Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System immediately prior to a reorganization ("Listed Securities"), 2) Listed Securities, if demands for payment are filed with respect to 5% or more of the outstanding shares of that class of Listed Securities; 3) shares which were outstanding on the date for determination of stockholders entitled to vote on the reorganization and were not voted in favor of the reorganization, or shares described in 1) above which were voted against the reorganization; 4) shares which the dissenting stockholder has demanded that the corporation purchase at fair market value in accordance with the CGCL; and 5) shares which the dissenting stockholder has submitted for endorsement in accordance with the CGCL. Under the CGCL, UBT stockholders will waive their stockholder dissenting rights if they do not vote against the Merger.

         Inasmuch as the UBT Common Stock is listed on the NASDAQ/National Market System, a national securities exchange certified by the California Commissioner of Corporations, shares of UBT Common Stock will only qualify as Dissenting Shares if demands for payment are filed with respect to 5% or more of the outstanding shares of UBT Common Stock. Subject to this limitation, holders of UBT Common Stock desiring to exercise dissenter's rights must comply with the requirements set forth in items 4 and 5 listed above.

        Assuming the Merger Proposal is approved, UBT must mail to all of its stockholders meeting those requirements notice of such approval of the reorganization within 10 days of the Special Meeting, together with a copy of the relevant sections of the CGCL, a statement of the price determined by UBT to represent the fair market value of the Dissenting Shares, and a brief description of the procedure to be followed if a stockholder desires to exercise dissenter's rights. The statement of price constitutes an offer by UBT to purchase the shares of the dissenting stockholder at such price, unless those shares lose their status as Dissenting Shares under the CGCL.

        Merely voting or delivering a proxy directing a vote against the approval of the Merger, or failing to deliver a proxy or vote as to approval of the Merger, does not constitute a demand for purchase. A written demand is essential. Any stockholder of record who has the right to require UBT to purchase such stockholders' shares of UBT Common Stock and has complied with the requirements set forth in items 4 and 5 listed above, and who desires that UBT purchase such shares of UBT Common Stock, shall make written demand upon UBT for the purchase of such shares of UBT Common Stock and payment to the stockholder in cash of their fair market value. Notice must be received by UBT or any transfer agent thereof, not later than the date of the Special Meeting. The demand must state the number and class of shares of UBT Common Stock held of record by the stockholder which the stockholder demands that UBT purchase and shall contain a statement of what such stockholder claims to be the fair market value of those shares as of the day before the announcement of the Merger. The statement of fair market value constitutes an offer by the stockholder to sell the shares at such price. A stockholder may not withdraw a demand for payment without the consent of UBT.

        Holders of UBT common Stock desiring to exercise dissenter's rights should send demand for payment to UBT in care of Gayle A. Anderson, Secretary, 250 Lytton Avenue, P.O. Box 89, Palo Alto, California 94301 by registered or certified mail, return receipt requested. The demand should be signed by the stockholder of record (or his or her duly authorized representative) exactly as his or her name appears on the certificates evidencing ownership of the shares of UBT Common Stock. A demand for the purchase of shares of UBT Common Stock owned jointly by more than one person should identify and be signed by all such holders. Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if UBT so requests, furnish written proof of his or her capacity and authority to sign the demand.

        Within 30 days after the date on notice of approval of the Merger is mailed to its stockholders by UBT, any stockholder exercising dissenter's rights must deliver to UBT at its principal office or at the office of any transfer agent thereof, the share certificates representing the shares of UBT Common Stock the stockholder demands to be purchased, to be stamped or endorsed with the statement that the shares are Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of the Dissenting Shares on the corporate books, the new certificate, initial transaction statement, and other written statements issued thereof shall bear a like statement, together with the name of the original dissenting holder of the shares.

        If UBT and a dissenting stockholder agree that the shares are Dissenting Shares and agree upon the price of the shares, the stockholder will be entitled to that price plus interest at the legal rate on judgments from the date of the agreement. The agreement fixing the fair market value of any Dissenting Shares must be filed with the Secretary of UBT. Subject to certain creditors' rights, UBT shall make payment at the later of 1) within 30 days after the agreement or 2) within 30 days after any statutory or contractual conditions to the Merger are satisfied, subject to surrender of the share certificates to UBT. Cash dividends, if any, declared and paid by UBT on the Dissenting Shares after the date of approval of the Merger and prior to payment for the Dissenting Shares shall be credited against the total amount to be paid by UBT.

        If UBT and a dissenting stockholder disagree that the shares are Dissenting Shares and/or disagree on the fair market value of the shares, the stockholder may file within 6 months after the date on which the notice of the approval of the Merger by the outstanding shares was mailed to the stockholder, a complaint in the Superior Court for Santa Clara County requesting that the court determine whether the shares are Dissenting Shares and/or the fair market value of the shares. In addition, any other dissenting stockholder may intervene in any action pending on such a complaint.

        If the status of the shares is at issue, the court will first determine whether the shares are Dissenting Shares. If the court finds that the shares are Dissenting Shares, the court, or one or more impartial appraisers, will at that time determine the fair market value of the shares if said amount also is in issue. If judgement is rendered against UBT, UBT will pay the amount equal to the fair market value of each Dissenting Share multiplied by the number of Dissenting Shares which any dissenting stockholder is entitled to require UBT to purchase, with interest thereon at the legal rate from the date judgment was entered. Judgement is payable upon the endorsement and delivery to UBT of the certificates of the shares described in the judgement. Costs of the action will be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by UBT, UBT will be assessed all costs (including, in the discretion of the court, attorneys' fees, fees of expert witnesses and interest at the legal rate from the date of compliance with UBT's obligations under Chapter 13 of the CGCL if the value for the Dissenting Shares is more than 125% of the price originally offered by UBT).

         No stockholder of UBT who has a right to demand payment of cash for the shares of UBT Common Stock held by him or her shall have any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number or shares required to authorize or approve the Merger have been legally voted in favor thereof.

         UBT Common Stock holders wishing to exercise dissenter's rights should seek advice from their attorney in conjunction with the exercise of such rights.




                       CERTAIN REGULATORY CONSIDERATIONS


GENERAL

         Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of Comerica.

         As a bank holding company, Comerica is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the Federal Reserve Board. In addition, banking holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

         The BHCA prohibits the Federal Reserve Board from approving the acquisition by a bank holding company of more than 5% of any class of the voting shares of, or substantially all the assets of, any bank (or its holding company) located outside of the state in which the operations of such acquiring bank holding company's banking subsidiaries are principally conducted on the date such company became a bank holding company unless such acquisition is specifically authorized by the laws of the state in which the bank to be acquired is located. Most states, including Michigan and California, have adopted legislation that permits out-of-state bank holding companies throughout the United States to acquire local banks and bank holding companies. Most states that have enacted such nationwide interstate banking laws, including Michigan and California, have a reciprocity requirement. In approving Comerica's acquisition of the predecessors to Comerica Bank--California, both the Federal Reserve Board and the

California Superintendent determined that the "substantial reciprocity" requirement of California law was met in connection with such an interstate acquisition.

INTERSTATE BANKING AND BRANCHING

         On September 29, 1994, the Reigle/Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was signed into law. This Interstate Act effectively permits nationwide banking. The Interstate Act provides that one year after enactment, adequately capitalized and adequately managed bank holding companies may acquire banks in any state, even in those jurisdictions that currently bar acquisitions by out-of-state institutions, subject to deposit concentration limits. The deposit concentration limits provide that regulatory approval by the Federal Reserve Board may not be granted for a proposed interstate acquisition if after the acquisition, the acquiror on a consolidated basis would control more than 10% of the total deposits nationwide or would control more than 30% of deposits in the state where the acquiring institution is located. The deposit concentration state limit does not apply for initial acquisitions in a state and in every case, may be waived by the state regulatory authority. Interstate acquisitions are subject to compliance with the Community Reinvestment Act ("CRA"). States are permitted to impose age requirements not to exceed five years on target banks for interstate acquisitions. States are not allowed to opt-out of interstate banking.

         Branching between states may be accomplished either by merging separate banks located in different states into one legal entity, or by establishing de novo branches in another state. Consolidation of banks is not permitted until June 1, 1997 provided that the state has not passed legislation "opting-out" of interstate branching. If a state opts-out prior to June 1, 1997, then banks located in that state may not participate in interstate branching. A state may opt-in to interstate branching by bank consolidation or by de novo branching by passing appropriate legislation earlier than June 1, 1997. Interstate branching is also subject to a 30% statewide deposit concentration limit on a consolidated basis, and a 10% nationwide deposit concentration limit. The laws of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches shall apply to the interstate branches.

         De novo branching by an out-of-state bank is not permitted unless the host state expressly permits de novo branching by banks from out-of-state. The establishment of an initial de novo branch in a state is subject to the same conditions as apply to initial acquisition of a bank in the host state other than the deposit concentration limits.

         Effective one year after enactment, the Interstate Act permits bank subsidiaries of a bank holding company to act as agents for affiliated depository institutions in receiving deposits, renewing time deposits, closing loans, servicing loans and receiving payments on loans and other obligations.
A bank acting as agent for an affiliate shall not be considered a branch of the affiliate. Any agency relationship between affiliates must be on terms that are consistent with safe and sound banking practices. The authority for an agency relationship for receiving deposits includes the taking of deposits for an existing account but is not meant to include the opening or origination of new deposit accounts. Subject to certain conditions, insured saving associations which were affiliated with banks as of June 1, 1994, may act as agents for such banks. An affiliate bank or saving association may not conduct any activity as an agent which such institution is prohibited from conducting as principal.

         If an interstate bank decides to close a branch located in a low- or moderate-income area, it must comply with additional branch closing notice requirements. The appropriate regulatory agency is authorized to consult with community organizations to explore options to maintain banking services in the affected community where the branch is to be closed.

         To ensure that interstate branching does not result in taking deposits without regard to a community's credit needs, the regulatory agencies are directed to implement regulations prohibiting interstate branches from being used as "deposit production offices." The regulations to implement its provisions are due by June 1, 1997. The regulations must include a provision to the effect that if loans made by an interstate branch are less than fifty percent of the average of all depository institutions in the state, then the regulator must review the loan portfolio of the branch. If the regulator determines that the branch is not meeting the credit needs of the community, it has the authority to close the branch and to prohibit the bank from opening new branches in that state.

         When the interstate banking provisions become effective in one year, Comerica will have enhanced opportunities to acquire banks in any state subject to approval by the appropriate federal and state regulatory agencies. When the interstate branching provisions become effective in June 1997, Comerica will have the opportunity to consolidate its affiliate banks to create one legal entity with branches in more than one state should management decide to do so, or to establish branches in different states, subject to any state opt-out provisions. The agency authority permitting Comerica affiliate banks to act as agents for each other in accepting deposits or servicing loans should make it more convenient for customers of one Comerica bank to transact their banking business at a Comerica affiliate in another state provided that operations are in place to facilitate these out of state transactions.


PAYMENT OF DIVIDENDS

         Comerica is a legal entity separate and distinct from its banking and other subsidiaries. Most of Comerica's revenues result from dividends paid to it by its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by Comerica to its shareholders.

         Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the Federal Reserve Board or the Comptroller of the Currency (the "Comptroller"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

         Under the foregoing dividend restrictions, in 1994 Comerica's subsidiary banks, without obtaining governmental approvals, can declare aggregate dividends of approximately $273 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1994 through the date of declaration. During 1993, Comerica's subsidiary banks paid $311 million in dividends.

         The banking authorities in the states where Comerica owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Generally, (i) California state banks such as Comerica Bank-California may not declare or pay a dividend, without the prior written approval of the California Superintendent, if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined, for that year combined with its retained net profits, as defined, for the preceding two years, (ii) Michigan state banks such as Comerica Bank may not pay a dividend if the amount of such dividend would exceed net profits then on hand or surplus remaining after payment thereof would be less than 20 percent of the bank's capital, and (iii) payment of dividends by Texas state banks such as Comerica Bank-Texas are restricted by minimum capital requirements. Generally, an Illinois state chartered bank, such as Comerica Bank-Illinois, may pay dividends only out of net profits. If an Illinois bank's surplus does not equal its capital, it may declare a dividend only after at least one-tenth of its net profits since the declaration of the last dividend has been added to its surplus. An Illinois bank may not pay dividends in an amount greater than net profits then on hand, less deductions for losses and bad debts, as defined by statute.

         The payment of dividends by Comerica and its bank subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain capital at or above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the Comptroller have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY COMERICA WITH ITS AFFILIATES

         There are also various legal restrictions on the extent to which Comerica and most of its nondepository subsidiaries can borrow or otherwise obtain credit from, or engage in certain other transactions with, its depository subsidiaries. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute covered transactions must be collateralized in prescribed amounts.

         "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.


CAPITAL

         The Federal Reserve Board has adopted final risk based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is 8%. At least half of the Total Capital is to be composed of common stockholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less disallowed intangibles including goodwill ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 Capital").

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum Tier 1 Capital leverage ratio (Tier 1 Capital to total assets, less goodwill) of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a minimum Tier 1 Capital leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The Federal Reserve Board has not advised Comerica of any specific minimum Tier 1 Capital leverage ratio applicable to it. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets (e.g., goodwill, core deposit intangibles and purchased mortgage servicing rights). Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. As of September 30, 1994, the "tangible Tier 1 Capital leverage ratios" of Comerica, UBT and pro forma (giving effect to the Merger) for UBT and Comerica combined were 6.89%, 7.91% and 6.79%, respectively.

         The following tables set forth the Tier 1 capital to risk-weighted assets ratios, the total capital to risk-weighted assets ratios and the Tier 1 leverage ratios for Comerica and UBT individually and on a pro forma combined basis as of certain dates and periods. Such pro forma combined data is derived from the financial information of Comerica and UBT at September 30, 1994 and for each of the years presented below and gives effect to the Merger, the repurchase of shares to be issued to holders of UBT Common Stock as consideration for the Merger, adjustment to fair value of the assets and liabilities of UBT as of the Effective Time.

                                           Tier 1 Capital to Risk-Weighted Assets Ratio
                                             (in each case calculated pursuant to the
                                               final risk-based capital guidelines)

                                                                                                   Pro Forma
      As of:                                                  Comerica             UBT             Combined
      ------                                                  --------             ---             ---------
      September 30, 1994  . . . . . . . . . . . . . . . . .    8.40%              13.60%             8.31%

      December 31, 1993 . . . . . . . . . . . . . . . . . .    8.21               12.97                --

      December 31, 1992 . . . . . . . . . . . . . . . . . .    8.83               11.11                --

      December 31, 1991 . . . . . . . . . . . . . . . . . .    8.13               10.67                --


                                            Total Capital To Risk-Weighted Assets Rati
                                             (in each case calculated pursuant to the
                                               final risk-based capital guidelines)

                                                                                                   Pro Forma
      As of:                                                  Comerica             UBT             Combined
      ------                                                  --------             ---             ---------
      September 30, 1994  . . . . . . . . . . . . . . . . .   12.13%              14.85%            12.01%

      December 31, 1993 . . . . . . . . . . . . . . . . . .   11.58               14.24                --

      December 31, 1992 . . . . . . . . . . . . . . . . . .   11.82               12.36                --

      December 31, 1991 . . . . . . . . . . . . . . . . . .   10.69               11.45                --


                                                       Tier 1 Leverage Ratio

                                                                                                   Pro Forma
      As of:                                                  Comerica             UBT             Combined
      ------                                                  --------             ---             ---------
      September 30, 1994  . . . . . . . . . . . . . . . . .    7.01%               7.91%             6.91%

      December 31, 1993 . . . . . . . . . . . . . . . . . .    7.04                8.35                --

      December 31, 1992 . . . . . . . . . . . . . . . . . .    7.52                7.36                --

      December 31, 1991 . . . . . . . . . . . . . . . . . .    6.61                7.58                --

         Each of Comerica's banks is subject to similar capital requirements adopted by the Federal Reserve Board, the Comptroller or the FDIC. At September 30, 1994, each of Comerica's subsidiary banks had a Tier 1 Capital ratio and a Total Capital ratio (computed under the 1993 guidelines) in excess of the fully phased in requirements and a Tier 1 Capital leverage ratio in excess of 6.50%. At September 30, 1994, Comerica Bank's Tier 1 Capital ratio and Total Capital ratio (computed under the 1993 guidelines) was in excess of the fully phased in requirements and its Tier 1 Capital leverage ratio was 6.49%. No regulatory agency has advised any of Comerica's subsidiary banks of any specific applicable minimum Tier 1 Capital leverage ratio.

         Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. See "FDICIA" below.

         It is possible that bank regulators will raise capital requirements applicable to banking organizations beyond their current levels. However, the management of Comerica is unable to predict whether and when higher capital requirements might be imposed and, if they are imposed, at what levels and on what schedule.


COMERICA'S SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve Board policy, Comerica is expected to act as a source of financial strength to each of its subsidiary banks and, if necessary, to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, Comerica would not otherwise be required to provide it.

         Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

         Under Michigan law, if the capital of a Michigan state chartered bank is impaired by losses or otherwise, the Michigan Financial Institutions Bureau is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months' notice, to cause the sale of the stock of such shareholder to make good the deficiency.

         Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the Comptroller is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months' notice, to sell the stock of such shareholder to make good the deficiency.

         Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would apparently apply to guarantees of capital plans under the Federal Deposit Insurance Corporation Improvement Act of 1991 (discussed below) ("FDICIA").


FDIC INSURANCE ASSESSMENTS

         Comerica's subsidiary banks are subject to FDIC deposit insurance assessments. On January 1, 1994, a permanent risk-based deposit premium assessment system became effective under which each depositary institution is placed in one of nine assessment categories based on certain capital and supervisory measures. The assessment rates under the system range from 0.23 percent to 0.31 percent of domestic deposits depending upon the assessment category into which the insured institution is placed. It is possible that such assessments will be increased and it is possible that there may be special additional assessments in the future. A significant increase in the assessment rate or a special additional assessment could have an adverse impact on Comerica's results of operations.

FDICIA

         In December 1991 FDICIA was enacted. This legislation substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier depends upon where its capital levels are in relation to various relevant capital measures, which includes a risk-based capital measure and a leverage ratio capital measure, and certain other factors.

         A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation of each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below any such measure and critically undercapitalized if it has a ratio of tangible equity to total assets that is equal to or less than 2 percent. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating.

         Regulations establishing the specific capital tiers have been adopted. Under these regulations, for an institution to be well capitalized it must have a total risk-based capital ratio of at least 10 percent, a Tier 1 risk-based capital ratio of at least 6 percent, and a Tier 1 leverage ratio of at least 5 percent, and not be subject to any specific capital order or directive. For an institution to be adequately capitalized it must have a total risk-based capital ratio of at least 8 percent, a Tier 1 risk-based capital ratio of at least 4 percent, and a leverage ratio of at least 4 percent (and in some cases 3 percent). Under these new regulations, the banking subsidiaries of Comerica would be considered to be well capitalized as of September 30, 1994.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5 percent of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce the total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

         Under FDICIA, the FDIC is permitted to provide financial assistance to an insured bank before appointment of a conservator or receiver only if (i) such assistance would be the least costly method of meeting the FDIC's insurance obligations, (ii) grounds for appointment of a conservator or a receiver exist or are likely to exist, (iii) it is unlikely that the bank can meet all capital standards without assistance, and (iv) the bank's management has been competent, has complied with applicable laws, regulations, rules and supervisory directives and has not engaged in any insider dealing, speculative practice or other abusive activity.

         FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and other standards as they deem appropriate. Because such standards have been proposed but not yet finalized, management is unable to assess their impact.

         FDICIA also contains a variety of other provisions that may affect the operations of depository institutions including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch and a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not well capitalized or are adequately capitalized and have not received a waiver from the FDIC. Under regulations relating to the brokered deposit prohibition, Comerica Bank is well capitalized and may accept brokered deposits without restriction.


IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY

         As a result of Comerica's control of all of the capital stock of Comerica Bank & Trust, F.S.B. ("Comerica FSB"), Comerica is a savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"). Comerica is registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements.

         With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of an insured savings association or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits the OTS from approving an acquisition by a savings and loan holding company which would result in the holding company controlling savings associations in more than one state unless (i) the holding company is authorized to do so by the FDIC as an emergency acquisition, (ii) the holding company controls a savings association which operated an office in the additional state or states on March 5, 1987, or (iii) the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company.

         As a subsidiary of a savings and loan holding company, Comerica FSB is subject to certain restrictions in its dealings with Comerica and with other companies affiliated with Comerica. In addition, savings association subsidiaries of savings and loan holding companies are required to give the OTS thirty days' prior notice of any proposed payment of dividends to the savings and loan holding company.

         As a federal savings bank, Comerica FSB is subject to the capital adequacy guidelines of the OTS. In general, a federal savings bank is required to satisfy three capital requirements: (i) a leverage test under which core capital must be at least three percent of adjusted total assets, (ii) a tangible capital test under which tangible capital must be at least 1.5% of adjusted total assets and (iii) a risk based capital test under which core capital must, on a fully phased-in basis, be at least 4% of risk adjusted assets and total capital must, on a fully phased-in basis, be at least 8% of risk adjusted assets. The OTS has proposed a regulation that would increase the minimum leverage ratio from 3% to at least 4% to 5% for savings associations not having the highest supervisory rating. As of

September 30, 1994, Comerica FSB had capital well in excess of the foregoing requirements with a leverage ratio of 6.75%, a tangible capital ratio of 6.75%, a core risk based capital ratio of 11.14%, and a total risk based capital ratio of 12.40%.

         In general, a savings and loan holding company such as Comerica that has a federal savings bank subsidiary that fails to meet the "qualified thrift lender" test is required to become a bank holding company. As Comerica is already a bank holding company, Comerica FSB's failure to satisfy the "qualified thrift lender" test would have no material effect on Comerica. In addition, if a federal savings bank, such as Comerica FSB, does not satisfy the "qualified thrift lender" test, then such federal savings bank (i) will be limited to establishing new branches as if it were a national bank located in the same state, (ii) will be barred from obtaining new Federal Home Loan Bank advances, (iii) will be prohibited from making any new investment or engaging in any new activity unless the investment or activity is permitted for a national bank and (iv) will be subject to the dividend restrictions applicable to national banks. Moreover, three years after it has failed to qualify as "qualified thrift lender", a federal savings bank must (i) divest any investments and activities not permitted for a national bank and (ii) repay any of its outstanding Federal Home Loan Bank advances "as promptly as can prudently be done" consistent with its safe and sound operation and must divest any investment and cease any activity not permitted for a national bank. Even if Comerica FSB failed the "qualified thrift lender" test, Comerica does not believe that it would have a significant effect on its operations.

         To be a "qualified thrift lender" a federal savings bank must maintain "qualified thrift investments" of at least 65 percent of its "portfolio assets" as measured on a monthly average basis in 9 out of the last 12 months. The assets that qualify as "qualified thrift investments" include assets generally related to the development of domestic residential real property. "Portfolio assets" is defined as a federal savings bank's total assets, minus (i) goodwill and other intangible assets, (ii) the value of property used by the savings association to conduct its business and (iii) subject to a maximum of 20 percent of total assets, liquid assets required to be maintained under Section 6 of HOLA.


                     DESCRIPTION OF COMERICA CAPITAL STOCK


         The following description contains a summary of all of the material features of the capital stock of Comerica but does not purport to be complete and is subject to and qualified in its entirety by reference to the Comerica Restated Certificate of Incorporation, including the Certificate of Designation for the Comerica Series C Preferred Stock (the "Comerica Charter"), all of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part and are incorporated herein by reference.
See also "COMPARISON OF SHAREHOLDER RIGHTS" below. The following description should be read carefully by the UBT stockholders.

         Comerica's total authorized capital stock currently consists of (i) 10,000,000 shares of preferred stock, without par value (the "Comerica Preferred Stock"), and (ii) 250,000,000 shares of Comerica Common Stock, with a par value of $5.00 per share.

         With respect to the Comerica Preferred Stock, 500,000 shares with no stated value have been designated as Series C Participating Preferred Stock (the "Comerica Series C Preferred Stock"). All shares of two former series of Comerica Preferred Stock, designated Adjustable Rate Cumulative Preferred Stock, Series A and Series B Preferred Stock, have been redeemed and restored to the status of authorized but unissued Comerica Preferred Stock. All shares designated as Comerica Series C Preferred Stock have been reserved for issuance in connection with the Comerica Rights. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding. For a description of the Comerica Rights, see "COMPARISON OF SHAREHOLDER RIGHTS
- -- Rights Plan" below.

         With respect to the Comerica Common Stock, as of September 30, 1994, 119,294,355 shares of Comerica Common Stock were issued and outstanding.


COMERICA PREFERRED STOCK

         General. The Comerica Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as Comerica's Board may determine. The Comerica Board is expressly authorized at any time, and from time to time, to provide for the issuance of Comerica Preferred Stock with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Comerica Board resolution providing for the issuance thereof. The Comerica Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights.

         Uncommitted authorized but unissued shares of Comerica Preferred Stock may be issued from time to time to such persons and for such consideration as the Comerica Board may determine and holders of the then outstanding shares of Comerica Common Stock or Comerica Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of NYSE and the judgment of the Comerica Board regarding the submission of such issuance to Comerica's shareholders. Comerica shareholders have no preemptive rights to subscribe to newly issued shares.

         Moreover, it is possible that shares of Comerica Preferred Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Comerica more difficult, time-consuming or costly or otherwise to discourage an attempt to acquire control of Comerica. Under such circumstances the availability of authorized and unissued shares of Comerica Common Stock and Comerica Preferred Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Comerica by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Comerica Board in opposing such an attempt by a third party to gain control of Comerica. The issuance of shares of Comerica Preferred Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Comerica. Although Comerica does not currently contemplate taking such action, shares of one or more series of Comerica Preferred Stock could be issued for the purposes and effects described above and the Comerica Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

         Shares of Comerica Preferred Stock redeemed or acquired by Comerica may return to the status of authorized and unissued shares of Comerica Preferred Stock, without designation as to series, and may be reissued by the Comerica Board.

         Comerica Series C Preferred Stock. The Comerica Series C Preferred Stock is issuable upon exercise of the Comerica Rights. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding. For a description of the Comerica Rights, see "COMPARISON OF SHAREHOLDER RIGHTS -- Rights Plan" below. The Comerica Series C Preferred Stock carries a quarterly dividend rate equal (rounded to the nearest cent) to the greater of (a) $10 or (b) a multiple (the "Comerica Multiple") times the aggregate per share amount of all cash dividends and the Comerica Multiple times the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of Comerica Common Stock or a subdivision of the outstanding shares of Comerica Common Stock, declared on the Comerica Common Stock during the period specified. Dividends on the Comerica Series C Preferred Stock are cumulative. The Comerica Multiple, which is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Comerica Common Stock is 450. Unless all dividends on the Comerica Series C Preferred Stock have been paid in full, no dividend may be declared or paid on the Comerica Common Stock. If dividends shall be in arrears in an amount equal to six quarterly dividends, the holders of the Comerica Series C Preferred Stock shall have the right, voting as a class, to elect two directors.

         Each share of Comerica Series C Preferred Stock is entitled to vote on all matters submitted to a vote of the shareholders of Comerica, the number of votes being subject to adjustment under the same circumstances which require an adjustment of the Comerica Multiple but may not have more than one vote per share. Except as otherwise required by the Comerica Charter or bylaws, the holders of shares of Comerica Series C Preferred Stock and the holders of Comerica Common Stock vote together as one class.

         Upon any liquidation, dissolution or winding up of Comerica, each share of Comerica Series C Preferred Stock is entitled, prior to any payment or distribution in respect of the Comerica Common Stock, to a liquidation preference equal to $100 plus any accrued and unpaid dividends. If sufficient assets of Comerica remain after payment of the liquidation preference in respect of the Comerica Series C Preferred Stock and certain payments to the holders of Comerica Common Stock, the Comerica Series C Preferred Stock participates with the Comerica Common Stock in respect of the remaining assets of Comerica based on a ratio.

         If Comerica enters into any consolidation, merger, combination or other transaction in which Comerica Common Stock is exchanged for other stock, securities, cash or other property, then the shares of Comerica Series C Preferred Stock will at the same time be similarly exchanged in an amount per share, subject to certain adjustments, equal to the Comerica Multiple times the aggregate amount of stock, security, cash or other property into which or for which each share of Comerica Common Stock is changed or exchanged.


COMERICA COMMON STOCK

         Subject to the rights of any outstanding shares of Comerica Preferred Stock, the holders of Comerica Common Stock are entitled to receive such dividends as may from time to time be declared by the Comerica Board. They are entitled to one vote per share of Comerica Common Stock on every issue submitted to them as Comerica shareholders at a meeting of shareholders or otherwise. In the event of liquidation they are entitled, after payment in full of the liquidation preference of any outstanding Comerica Preferred Stock and subject to the right of the holders of Comerica Series C Preferred Stock to participate in certain distributions, to share ratably in all assets of Comerica available for distribution to holders of Comerica Common Stock. Holders of shares of Comerica Common Stock do not have preemptive or cumulative voting rights. All shares of Comerica Common Stock now issued and outstanding are fully paid and nonassessable.

         The registrar and transfer agent for the Comerica Common Stock is Norwest Bank, Minnesota, National Association.




                        DESCRIPTION OF UBT CAPITAL STOCK

         UBT's total authorized capital stock currently consists of 6,000,000 shares of Common Stock, with no par value (the "UBT Common Stock").

         Holders of UBT Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of UBT. The holders of UBT Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the UBT Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of UBT, the holders of UBT Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The UBT Common Stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of UBT Common Stock are fully paid and nonassessable.

         As of September 30, 1994, there were 1,339,697 shares of UBT Common Stock outstanding held by 509 holders of record.

         The transfer agent and registrar for the UBT Common Stock is First Interstate Bank of California.


                        COMPARISON OF SHAREHOLDER RIGHTS


         In the event the proposed Merger is consummated, stockholders of UBT whose shares of UBT Common Stock, are converted into shares of Comerica Common Stock will become shareholders of Comerica. Their rights will be governed by Delaware law and the Comerica Charter and the Comerica Bylaws (the "Comerica Bylaws").

         Certain differences between the rights of holders of UBT Common Stock and the holders of Comerica Common Stock are set forth below. UBT is organized under the laws of California and Comerica is organized under the laws of Delaware, and there are differences arising from various provisions of the Comerica Charter, the Comerica Bylaws, the UBT Articles of Incorporation (the "UBT Charter"), the UBT Bylaws, the "Comerica Rights Agreement" (See "Rights Plans" below) and state laws. This summary contains a description of the material differences, but is not meant to be relied upon as an exhaustive list or detailed description of the provisions discussed and is qualified in its entirety by reference to the DGCL, California state law, the Comerica Charter, the Comerica Bylaws, the UBT Charter, the UBT Bylaws and the Comerica Rights Agreement.


CLASSIFICATION, REMOVAL AND NOMINATION OF BOARD OF DIRECTORS

        The Comerica Charter provides for classification of the Comerica Board into three classes of directors with each class as nearly equal in number as possible and elected for a three-year term, and with only one class standing for election each year. The total number of directors and the number of directors constituting each class may be fixed or changed from time to time by the Comerica Board without shareholder approval. The Comerica Board currently consists of 14 members. The affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock is required to amend, change, or repeal this provision unless such amendment, change, or repeal is approved by three-fourths of the Comerica Board, in which case such amendment, change, or repeal will only require the affirmative vote of a majority of shares entitled to vote thereon. The Comerica Charter contains no provisions concerning the removal of directors. Under the DGCL, then, Comerica shareholders may remove a Comerica director only for cause.

         Nominations of candidates for election as directors of Comerica at any election meeting may be made by the Directors' Committee of the Board of Directors until June 18, 1995, and thereafter by the Board of Directors. Shareholders may nominate directors by delivering notice to the Secretary of Comerica not less than 30 days prior to the date of the election meeting, outlining in the notice (a) the name, age, business address and residence of each nominee proposed in the notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of Comerica Capital Stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required in a proxy statement soliciting proxies for the election of such nominee.

         The UBT Bylaws provide that the UBT Board of Directors shall consist of not less than 7 nor more than 13 directors, until changed by amendment of the Articles of Incorporation or, if not prohibited by the Articles, by an amendment to the Bylaws adopted by the shareholders. The exact number of directors within the range mentioned above is fixed at 9 and may be reduced or increased within the range by a resolution duly adopted by the Board of Directors. Directors need not be shareholders of the corporation.

         Board of Director nominations may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of UBT not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of UBT not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of UBT owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of UBT owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairperson of the meeting, be disregarded and upon the Chairperson's instructions, the inspectors of election can disregard all votes cast for each such nominee.

SPECIAL MEETINGS OF SHAREHOLDERS

         The Comerica Bylaws provide that a special meeting of shareholders may be called only by (i) the Chairman of the Board of Comerica or, during such Chairman's absence or disability, by the President of Comerica, or (ii) by the President or Secretary of Comerica at the request in writing of a majority of the Comerica Board, or at the request in writing by shareholders owning at least 75% of the then outstanding Comerica voting stock entitled to vote at the meeting. Pursuant to the Comerica Charter, any amendment, alteration, change, addition to, or repeal of this Comerica Bylaw provision proposed by a Comerica shareholder requires the affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock, and the same super majority shareholder vote is required to amend, change, or repeal this Comerica Charter provision, except under the circumstances described above under "--Classification, Removal, and Nomination of Board of Directors."

         The UBT Bylaws provide that special meetings of shareholders may be called by the Board of Directors, or by the shareholders entitled to cast not less than 10% of the votes at the meeting.


LIMITATION OF LIABILITY OF DIRECTORS

         The DGCL permits, and the Comerica Charter provides, that a director shall not be personally liable to Comerica or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for the approval of an illegal dividend, asset distribution, stock purchase, or certain other illegal actions, or (d) for any transaction for which the director derived an improper personal benefit.

         The UBT Charter and Bylaws provide that, the liability of directors of UBT for monetary damages shall be eliminated to the fullest extent permitted under California law.





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ACTION BY WRITTEN CONSENT

        The Comerica Charter permits shareholder action by written consent only if such consent is taken by not less than 75% of the outstanding voting stock of Comerica. The affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock is required to amend, change, or repeal this Comerica Charter provision.

         The UBT Bylaws permit shareholder action by written consent only if the consent is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote were present, except that unanimous written consent is required for election of directors to non-vacant positions.


CERTAIN BUSINESS COMBINATIONS

         Section 203 of the DGCL. Delaware has enacted a business combination statute (Section 203 of the DGCL) pursuant to which a corporation having a class of voting stock listed on a national securities exchange or authorized for quotation on a national inter- dealer quotation system or held of record by more than 2,000 shareholders, and whose charter or bylaws do not provide that the corporation shall not be governed by the statute shall not engage in any business combination (defined as any merger or consolidation of the corporation or its subsidiary) with any interested shareholder (defined generally as any person owning or recently owning 15% of more of the outstanding voting stock of the corporation) for a period of 3 years following the date that such shareholder became an interested shareholder, unless (a) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (b) the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

         Comerica Charter Provisions With Respect to Certain Business Combinations. The Comerica Charter provides that any "Business Combination" (hereinafter referred to as a "Comerica Business Combination") involving Comerica and a person who beneficially owns 10% or more of Comerica's capital stock (a "Comerica Related Person") must be approved by (i) the holders of at least 75% of the votes entitled to be cast by the holders of Comerica's voting stock and (ii) a majority of the votes entitled to be cast by the holders of such voting stock, excluding stock beneficially owned by such Comerica Related Person (the "Comerica Voting Requirement"). The Comerica Voting Requirement does not apply if the Comerica Business Combination is approved by three-fourths of the Comerica Continuing Directors (defined generally to include each director who either was a director immediately prior to the time the Comerica Related Person in the Comerica Business Combination became such a person or was designated as a Comerica Continuing Director by a majority of the then Comerica Continuing Directors prior to initial election as a director), or complies with certain minimum price and other requirements. As defined in the Comerica Charter, a Comerica Business Combination includes, among other things,
(i) any merger or consolidation of Comerica with, into, or for the benefit of a Comerica Related Person; (ii) the sale by Comerica of a Substantial Part (more than 10% of the fair market value) of its assets to a Comerica Related Person;
(iii) the acquisition by Comerica of a Substantial Part of the assets of a Comerica Related Person; (iv) the issuance by Comerica of any of its securities to a Comerica Related Person (other than an issuance which is effected on a pro rata basis to all Comerica shareholders); or (v) the acquisition by Comerica of any securities of a Comerica Related Person. This provision of the Comerica Charter cannot be amended, changed, or repealed except by a vote similar





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to the Comerica Voting Requirement unless such amendment, change, or repeal is recommended by three-fourths of the Comerica Continuing Directors, in which case such amendment, change, or repeal will require such vote, if any, as otherwise is required by Delaware law.

         The California Corporations Code does not have a business combination statute. The UBT Charter does not have a comparable business combination provisions.


AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Comerica Charter provides that any amendment, change, or repeal of such charter with respect to the provisions relating to (i) size and classification of the Comerica Board, (ii) certain amendments to the provisions of the Comerica Bylaws relating to calling special meetings of shareholders and nominations of director candidates, (iii) Business Combinations, and (iv) actions of shareholders permitted by written consent must be approved by a vote of at least 75% of the then outstanding shares of capital stock entitled to vote (and, with respect to amending provisions relating to Business Combinations, a majority of the outstanding shares of capital stock entitled to vote of which a Related Person is not a beneficial owner); provided, however, that such voting requirements are not required by any proposed amendment, change, or repeal recommended to shareholders by not less than three-fourths of the Comerica Board (or, with respect to such proposals relating to Business Combinations, three-fourths of the Comerica Continuing Directors (as defined above)).

         Pursuant to California law, the Charter of UBT may be amended by the approval of the UBT Board of Directors and the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.


RIGHTS PLANS

         Comerica Rights Plan. On January 26, 1988, the Comerica Board declared a dividend distribution of one right (each, a "Comerica Right") for each outstanding share of Comerica Common Stock to shareholders of record at the close of business on February 8, 1988. Each Comerica Right entitles the registered holder to purchase from Comerica a unit consisting of 1/100th of one share (a "Unit") of Comerica Series C Preferred Stock at a Purchase Price (the "Comerica Purchase Price") of $175 in cash per Unit, subject to adjustment.
The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment in certain events described below. Each share of Comerica Common Stock currently carries 2/9ths of one Comerica Right. The Comerica Common Stock to be issued in the Merger will have attached thereto the associated number of Rights. The description and terms of the Comerica Rights are set forth in a Rights Agreement (the "Comerica Rights Agreement"), dated as of January 28, 1988, as amended, between Comerica and Comerica Bank, as Rights Agent (the "Comerica Rights Agent").

         At the present time, the Comerica Rights attach to all Comerica Common Stock certificates representing outstanding shares, and no separate Comerica Rights certificates have been distributed. The Comerica Rights will separate from the Comerica Common Stock and a "Comerica Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "Comerica Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Comerica Common Stock (the "Comerica Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of Comerica Common Stock. Until a Comerica Distribution Date, (i) the Comerica Rights will be evidenced by the Comerica Common Stock certificates and will be transferred with and only with such Comerica Common Stock certificates, (ii) new Comerica Common Stock certificates issued after February 8, 1988 will contain a notation incorporating the Comerica Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Comerica Common Stock outstanding will also





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
constitute the transfer of the Comerica Rights associated with the Comerica Common Stock represented by such certificates.

         The Comerica Rights are not exercisable until the Comerica Distribution Date and will expire at the earlier of (i) the close of business on February 8, 1998, and (ii) the date which is 24 months after the first date upon which Comerica can generally be acquired by bank holding companies, and Comerica is generally permitted to acquire banks, principally located in at least 15 of the 20 states listed on Exhibit D to the Comerica Rights Agreement, unless earlier redeemed by Comerica as described below. Pursuant to the Comerica Rights Agreement, Comerica reserves the right to require prior to the occurrence of a Comerica Triggering Event (as defined below) that, upon any exercise of Comerica Rights, a number of Comerica Rights be exercised so that only whole shares of Comerica Series C Preferred Stock will be issued.

         As soon as practicable after a Comerica Distribution Date, Comerica Rights certificates will be mailed to holders of record of the Comerica Common Stock as of the close of business on the Comerica Distribution Date and, thereafter, the separate Comerica Rights certificates alone will represent the Comerica Rights. Except as otherwise determined by the Comerica Board and except in connection with the shares of Comerica Common Stock issued upon the exercise of employee stock options or the conversion of convertible securities, only shares of Comerica Common Stock issued prior to the Comerica Distribution Date will be issued with Comerica Rights. The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Comerica Common Stock. Currently, each share of Comerica Common Stock currently carries 2/9ths of one Comerica Right.

         In the event that, at any time following the Comerica Distribution Date, (i) a person becomes the beneficial owner of more than 25 percent of the then outstanding shares of Comerica Common Stock except pursuant to an offer for all outstanding shares of Comerica Common Stock which the independent directors serving on the Comerica Board determine to be fair to, and otherwise in the best interests of, Comerica shareholders, or (ii) Comerica is the surviving corporation in a merger with a Comerica Acquiring Person and the Comerica Common Stock is not changed or exchanged, each holder of a Comerica Right will thereafter have the right to receive, upon exercise, Comerica Common Stock (or, in certain circumstances, cash, property, or other securities of Comerica) having a value equal to two times the exercise price of the Comerica Right. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Comerica Rights that are, or (under certain circumstances specified in the Comerica Rights Agreement) were, beneficially owned by any Comerica Acquiring Person will be null and void. However, Comerica Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Comerica Rights are no longer redeemable by Comerica as set forth below.

         In the event that, at any time following the Comerica Stock Acquisition Date, (i) Comerica is acquired in a merger or other business combination transaction in which Comerica is not the surviving corporation or Comerica Common Stock is changed or exchanged (other than a merger which follows an offer described in clause (i) of the preceding paragraph), or (ii) 50 percent or more of Comerica's assets or earning power is sold or transferred, each holder of a Comerica Right (except Comerica Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Comerica Right. Each of the events set forth in this paragraph and in the preceding paragraph is referred to as a "Comerica Triggering Event."

         The Comerica Purchase Price payable, and the number of Units of Comerica Series C Preferred Stock or other securities or property issuable, upon exercise of the Comerica Rights are subject to adjustment in certain events.

         At any time until ten days following the Comerica Stock Acquisition Date, Comerica may redeem the Comerica Rights in whole, but not in part, at a price of $0.05 per Comerica Right, subject to adjustment where appropriate (payable in cash, stock, or other consideration deemed appropriate by the Comerica Board). After the





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
redemption period has expired, Comerica's right of redemption may be reinstated if a Comerica Acquiring Person reduces his or her beneficial ownership to 10 percent or less of the outstanding shares of Comerica Common Stock in a transaction or series of transactions not involving Comerica. Immediately upon the action of the Comerica Board ordering redemption of the Comerica Rights, the Comerica Rights will terminate and the only right of the holders of Comerica Rights will be to receive the $0.05 redemption price.

         Until a Comerica Right is exercised, the holder thereof, as such, will have no rights as a holder of Comerica shares, including, without limitation, the right to vote or to receive dividends.

         Other than those provisions relating to the principal economic terms of the Comerica Rights, any of the provisions of the Comerica Rights Agreement (including the provisions relating to the termination of such agreement) may be amended by the Comerica Board prior to the Comerica Distribution Date. After the Comerica Distribution Date, the provisions of the Comerica Rights Agreement may be amended by the Comerica Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Comerica Rights (excluding the interests of any Comerica Acquiring Person), or to shorten or lengthen any time period under the Comerica Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Comerica Rights are not redeemable.

         The Comerica Rights have certain anti-takeover effects. The Comerica Rights will cause substantial dilution to a person or group that attempts to acquire Comerica on terms not approved by the Comerica Board, unless the offer is conditional on a substantial number of Comerica Rights being acquired. The Comerica Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Comerica and its shareholders as determined by a majority of the independent directors on the Comerica Board, or willing to negotiate with the Comerica Board. The Comerica Rights should not interfere with any merger or other business combination approved by the Comerica Board since the Comerica Board may, at its option, at any time until ten days following the Comerica Stock Acquisition Date redeem all but not less than all of the then outstanding Comerica Rights at the $0.05 redemption price.

         The Comerica Rights Agreement is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above. The foregoing description of the Comerica Rights does not purport to be complete and is qualified in its entirety by reference to the Comerica Rights Agreement, as amended.

         UBT does not have a rights plan.

DIVIDENDS


         UBT is a corporation organized under the laws of the State of California and Comerica is a corporation organized under the laws of the State of Delaware. Dividends upon the UBT Common Stock and the Comerica Common Stock may be declared by the Board of Directors of UBT and Comerica, respectively, pursuant to the applicable provisions of California and Delaware law.

         The payment of dividends by Comerica and its bank subsidiaries is affected by various regulatory requirements and policies. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends".

         The payment of dividends by UBT is similarly affected by various regulatory requirements and policies.





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

DISSENTER'S RIGHTS

        The shareholders of UBT may have dissenter's rights under the CGCL if their shares of UBT Common Stock qualify "dissenting shares" under the CGCL. These rights may require UBT to purchase for cash at fair market value from UBT stockholders shares of UBT Common Stock which qualify as dissenting shares. Under the CGCL, UBT stockholders will waive their dissenter's rights if they do not vote against the Merger and a vote against the Merger by itself will not provide adequate notice to UBT of such stockholders' intention to assert dissenters rights. See "THE MERGER -- Dissenters Rights."




                              THE MERGER AGREEMENT


         The following is a brief summary of the material provisions of the Merger Agreement not otherwise described in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement/Prospectus. The Merger Agreement is incorporated herein by reference. UBT stockholders are urged to read the Merger Agreement carefully.


REPRESENTATIONS AND WARRANTIES

         In the Merger Agreement, each of UBT, Comerica and Interim have made certain customary representations relating to, among other things, (i) each of their organization and similar corporate matters; (ii) certain licenses, permits, and certificates necessary for each to conduct their respective businesses; (iii) authorization, execution, delivery, performance, and enforceability of the Merger Agreement and related matters; (iv) documents filed by each party with the Commission and other regulatory authorities and the accuracy of information contained therein; (v) the capital structure of each party; (vi) in the case of UBT, the validity, payment, and nonassessability of the authorized capital stock of UBT; (vii) the accuracy of information supplied by each party in connection with this Proxy Statement/Prospectus and the Registration Statement on Form S-4 of which this Proxy Statement/Prospectus forms a part; (viii) compliance with applicable laws; (ix) the absence of material pending or threatened litigation except as disclosed by the parties prior to the date of the Merger Agreement; (x) the absence of restrictive agreements with banking regulators except as disclosed by the parties on schedules attached to the Merger Agreement; (xi) in the case of UBT, the existence of insurance policies; (xii) in the case of UBT, good and marketable title to real and personal property; (xiii) in the case of UBT and Comerica, filing of tax returns and payment of taxes; (xiv) the performance of all material obligations; (xv) in the case of UBT, the validity of certain loans and investments; (xvi) the absence of material adverse change in the assets or financial condition of the parties; (xvii) the use of brokers and finders; (xviii) in the case of UBT, the status of trust assets; (xix) in the case of UBT, material contracts; (xx) the absence of any material adverse changes to the businesses of the parties; (xxi) the absence of any undisclosed liabilities of the parties; (xxii) in the case of UBT, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xxiii) in the case of UBT, certain intellectual property rights; (xxiv) in the case of UBT, certain environmental matters;
(xxv) in the case of UBT, the absence of any power of attorney; (xxvi) disclosures made in the schedules to the Merger Agreement; (xxvii) the performance of all material obligations; (xxviii) in the case of UBT, outstanding stock options; (xxix) in the case of UBT, subsidiaries; (xxx) in the case of UBT, interest rate risk management instruments; (xxxi) no actual knowledge of misrepresentation or breach of warranty, and (xxxii) in the case of Comerica, the formation of Interim.





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
CONDUCT OF BUSINESS PENDING THE MERGER

         In the Merger Agreement, UBT has agreed to carry on its business in substantially the manner as conducted prior to the execution of the Merger Agreement, and UBT has agreed to notify Comerica promptly in writing of any Material Change in the capital structure, financial condition, assets, results of operations, business or prospects of UBT or of any other Materially Adverse Change known to UBT respecting the business and operation of UBT or of any matter which would make the representations and warranties set forth in the Merger Agreement not true and correct in any material respects as of the effective date of the Registration Statement and at the Effective Time. All capitalized terms not defined in this paragraph have the meanings given to them in the Merger Agreement.

         In addition, UBT has agreed in the Merger Agreement that it will (i) use commercially reasonable efforts to satisfy the conditions to the Merger specified in the Merger Agreement, (ii) keep in full force all material permits and licenses, (iii) use commercially reasonable efforts to maintain insurance and bonding coverage, (iv) perform its contractual obligations and not amend, modify, or terminate any material agreement, understanding, commitment, or offer (each, an "Understanding") or materially default under any Understanding,
(v) observe legal requirements applicable to its business, (vi) duly and timely file all reports and returns required with any governmental entity, (vii) maintain assets and properties in good condition and repair, (viii) promptly advise Comerica of the acquisition by any person or group of ownership or control of 5% or more of the outstanding shares of UBT Common Stock, (ix) charge-off loans consistent with past practice, (x) furnish to Comerica copies of reports and other filings with its Board of Directors and regulatory agencies and copies of monthly and quarterly financial statements, (xi) maintain reserves for contingent liabilities in accordance with generally accepted accounting principles consistent with past practice, (xii) notify Comerica of the filing of any litigation or governmental or regulatory action or investigation, (xiii) inform Comerica of the amounts and categories of loans, leases, and other extensions of credit that have been classified as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss," or any comparable classification and furnish Comerica monthly schedules of certain classified credits, (xiv) furnish Comerica upon request information with respect to participating loans and leases, loans and leases (including commitments) to any UBT director, officer at or above the vice president level, or 5% stockholder, and standby letters of credit, and (xv) furnish Comerica copies of loan applications of $500,000 or more and related financial information.

         UBT has also agreed that it will not, without the written consent of Comerica, among other things, (i) declare or pay any dividend or make any other distribution in respect of its capital stock other than regular quarterly cash dividends in an amount not to exceed $.35 per share, (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase or otherwise acquire any shares of its capital stock, other than through customary repossession, (iv) take any action that would or might result in any of its representations and warranties contained in the Merger Agreement being or becoming materially untrue or in any of the conditions precedent to the Merger not being satisfied, (v) except as specifically contemplated by UBT Stock Option Plans (See THE MERGER - Stock Option Plan) issue, deliver, or sell, or authorize the issuance, delivery, or sale of any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants, or options therefor, except as specifically contemplated by the UBT Stock Options or the UBT Stock Option Agreement, (vi) amend its articles of incorporation or bylaws, except as required by law or the Merger Agreement, (vii) authorize or knowingly permit any direct or indirect solicitation of any Acquisition Proposal, unless such Acquisition Proposal shall be in writing and shall have been received by the UBT Board without solicitation after the date of the Merger Agreement, (viii) other than in the ordinary course of business consistent with prior practice, acquire, or agree to acquire, the assets of any business or person which would be material to UBT, (ix) sell or lease any material assets, except in the ordinary course of business, consistent with prior practice, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with prior practice, (xi) enter into any Understanding, except relating to deposits incurred, loans made in connection with the Merger Agreement, loan sales made in the ordinary course of business or for less than $100,000 and having a term of not more than one year,
(xii) make, or commit to make, any loan or other extension of credit to any UBT or Subsidiary director, officer or employee, except in accordance with a practice or policy in effect as of the date of the Merger





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Agreement, (xiii) grant any general or uniform increase in pay and benefits for employees outside the ordinary course of business consistent with prior practice, (xiv) sell, transfer, mortgage, encumber or otherwise dispose of any assets or liabilities, except in the ordinary course and consistent with prior practice or as required by an existing contract, (xv) make its credit underwriting policies, standards or practices relating to the making of loans and other extension of credit, less stringent than those in effect on August
30, 1994, (xvi) except in connection with budgeted capital expenditures or the pending opening of a branch office, make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $250,000 in the aggregate, (xvii) renew or extend any existing employment contract, enter into any new employment contract or make special or extraordinary payments to any person, without the prior written consent of Comerica, (xviii) make any material investments, by purchase of stock or securities or by capital contribution, in any other individual, corporation, or other entity, except in the ordinary course of business consistent with prior practice, (xix) except as otherwise required to correct a prior filing, compromise or settle any assertion or claim of a deficiency in taxes or file any appeal from an asserted deficiency except in a form previously approved by Comerica, or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or law, (xx) terminate any employee plan or benefit arrangement, except as anticipated under the Merger Agreement, (xxi) change its fiscal year or methods of accounting, except as required by changes in generally accepted accounting principles, (xxi) take any action which would disqualify the Merger as a tax-free "reorganization" for tax purposes, and (xxii) take or cause to be acquired any real estate interest without an environmental assessment thereof and the written consent of Comerica and Interim.

         Comerica has agreed to use commercially reasonable efforts to expeditiously satisfy the conditions to the Merger specified in the Merger Agreement, refrain from any action that would or might result in any of its representations and warranties under the Merger Agreement becoming untrue, except to the extent such actions are required by any applicable law, regulation, or at the direction of any regulatory authority, and to refrain from any action that would disqualify the UBT Merger as a "reorganization" within the meaning of Section 368(a) of the IRC.


CONDITIONS TO THE MERGER

           Conditions in favor of Comerica, Interim, and UBT. Each of Comerica's, Interim's and UBT's, obligation to effect the Merger is subject to the following conditions:

         (i) the Merger Agreement, the Subsidiary Merger Agreement and the Merger shall have been validly ratified and confirmed or authorized by the holders of a majority of the outstanding UBT Common Stock entitled to vote;

         (ii) all material permits, approvals, and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the Merger shall have been obtained or expired, as the case may be (all such permits, approvals, and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which is materially burdensome upon UBT, Comerica, Interim, their respective affiliates, or the surviving corporation;

         (iii) no action shall have been taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which: (a) makes the consummation of the Merger illegal; (b) requires the divestiture by Comerica of any material subsidiary or of a material portion of the business of Comerica on a consolidated basis; or (c) imposes any condition upon Comerica, Interim or their subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the reasonable judgment of Comerica and Interim would be materially burdensome, to Comerica and Interim;

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         (iv)    the Registration Statement on Form S-4 of which this Proxy
         Statement/Prospectus forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect and no legal, administrative, arbitration, investigatory, or other proceeding by any governmental entity shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before any governmental entity to restrain or prohibit the transactions contemplated by the Merger Agreement;

         (v) the shares of Comerica Common Stock deliverable pursuant to the Merger Agreement shall have been duly authorized for listing, subject to notice of issuance, on the NYSE;

         (vi) Comerica and UBT shall have received an opinion from counsel to Comerica dated the Effective Time, subject to assumptions and exceptions normally included and in form and substance reasonably satisfactory to Comerica and UBT, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Comerica, Interim, and UBT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC (See "THE MERGER -- Certain Federal Income Tax Consequences"); and

         (vii) Comerica and UBT shall have received from each of Ernst & Young and KPMG Peat Marwick, LLP letters, dated the effective date of the Registration Statement on Form S-4 and the Effective Time, in form and substance satisfactory to Comerica and UBT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Conditions in favor of Comerica and Interim. The obligations of Comerica and Interim to effect the Merger are subject to the fulfillment of the conditions specified in the Merger Agreement, including, but not limited to, the following:

         (i) except as otherwise provided in this paragraph (i), (a) the representations and warranties of UBT contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at and as of the Effective Time except to the extent they expressly refer to an earlier time and, except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on UBT or upon the consummation of the transactions contemplated by the Merger Agreement; (b) UBT shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on UBT or upon the consummation of the transactions contemplated by the Merger Agreement; (c) none of the events or conditions entitling Comerica to terminate the Merger Agreement shall have occurred and be continuing; and (d) UBT shall have delivered to Comerica a certificate dated the date of the Effective Time and signed by its Chief Executive Officer to the effect set forth in the clauses (a), (b) and (c) of this paragraph (i);

         (ii) any consent required for the consummation of the Merger under any agreement, contract, or license to which UBT is a party or by or under which it is bound or licensed, the withholding of which might have a material adverse effect on Comerica or UBT, shall have been obtained;

         (iii) Comerica shall have received the closing schedules to the Merger Agreement (the "Closing Schedules"), and the Closing Schedules shall not reflect any item that was not on the schedules delivered with the execution copy of the Merger Agreement that would have, or would be reasonably likely to have, a material adverse effect on UBT or upon the consummation of the Merger;

         (iv) UBT's reserve for possible loan losses on the determination sale shall be at least the greater of $4,700,000 or 2.25% of UBT's total loans outstanding on that date. UBT provided, however, that this condition shall be met (a) to the extent loan losses are reduced from the date of the Merger Agreement by the actual charge-off of loans that are specified in the Loan Loss Allocation Report; or (b) to the extent the allowance for loan loss reserves are reduced from the date of the Merger Agreement by the actual charge-off of loans where such charge-off specifically has been provided for since June 30, 1994 by an appropriate charge to earnings;

         (v) UBT's non-performing assets (including Other Real Estate Owned and in Substance Foreclosures) outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $4,711,431;

         (vi) between the date of the Merger Agreement and the Effective Time, no event or circumstance shall have occurred which had a Material Adverse Effect on UBT or its Subsidiaries and Comerica and Interim shall have received a certificate signed on behalf of UBT by UBT's Chief Executive Officer to such effect;

         (vii) Comerica shall have received a letter from KPMG Peat Marwick, LLP dated the Effective Time, after customary review but without audit, in form and substance satisfactory to Comerica containing the certifications required by the Merger Agreement (i) certifying that the conditions set forth in paragraphs (iv) and (v) above have been satisfied and (ii) setting forth, as of the Business Day immediately prior to the Closing Date, (A) UBT Consolidated Net Worth, (B) Fully Diluted UBT Common Stock, (C) UBT's reserve for possible loan losses, and (D) the amount of UBT's non performing assets;

         (viii) Comerica shall have received from its legal counsel an opinion regarding the Proxy Statement/Prospectus;

         (ix) Comerica shall have received from legal counsel to UBT, an opinion dated the Effective Time as to securities and corporate matters on form and substance customary for transactions of this nature and reasonably satisfactory to Comerica;

         (x) counsel for Comerica shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Comerica under the Merger Agreement or that are reasonably requested by such counsel;

         (xi) the sale of the Comerica Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law regulatory authorities of all States in which qualification or registration is required and such qualifications or registrations shall not have been suspended or revoked;

         (xii) UBT shall have delivered to Comerica not later than 30 days prior to the date of Registration Statement on Form S-4 becomes effective, all of the executed Affiliate Agreements in the form attached as an exhibit to the Merger Agreement (see "Resales by Affiliates" below);

         (xiii) Comerica shall have received from each of KPMG Peat Marwick, LLP and Ernst & Young letters, dated the effective date of the Registration Statement, the date of the meeting of UBT's shareholders in connection with this Agreement and the Effective Time, in form and substance satisfactory to Comerica and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement;

         (xiv) Comerica shall have received from Ernst & Young an opinion, dated the date of the Effective Time, in form and substance satisfactory to Comerica, to the effect that the Merger on the terms and conditions contained in the Merger Agreement and in the Subsidiary Merger Agreement will be treated for accounting purposes as a pooling of interests;

         (xv) Comerica shall have received a non-competition agreement from Carl J. Schmitt in substantially the form attached to the Merger Agreement;

         (xvi) The total number of shares of Comerica Common Stock that shall be issuable pursuant to the terms of the Merger Agreement under any computation shall not be greater than 2,680,820 shares, subject to adjustment as appropriate to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to the Comerica Common Stock between the date of the Merger Agreement and the Effective Time;

         (xvii) Comerica shall have received the environmental site assessments (the "Site Assessments") provided for in the Merger Agreement, unless Comerica shall have waived its right to conduct such assessment, and, except as disclosed, such Site Assessments shall not have disclosed any environmental condition which would be reasonably likely to have a Material Adverse Effect on real property owned, controlled or used by UBT;

         (xviii) UBT nor any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any governmental entity restricting the conduct of UBT and its Subsidiaries' business, prospects and operations, so as to have a Material Adverse Effect, other than those agreements described in schedule 3.10 to the Merger Agreement as of the date of the execution of the Merger Agreement; and

         (xix) UBT's director-stockholders shall have delivered to Comerica not later than ten Business Days from the date of the Merger Agreement the Shareholder Agreements in the form attached to the Merger Agreement. See "Shareholder Agreements" below.

         Conditions in favor of UBT. The obligation of UBT to effect the Merger shall be subject to the fulfillment of the conditions specified in the Merger Agreement, including, without limitation, the following:

         (i) except as otherwise provided in this paragraph (i), (a) the representations and warranties of Comerica and Interim contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Comerica or Interim or upon the consummation of the transactions contemplated hereby; (b) Comerica and Interim shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Comerica or Interim or upon the consummation of the transactions contemplated in the Merger Agreement;
         (c) none of the events or conditions entitling UBT to terminate the Merger Agreement shall have occurred and be continuing; and (d) Comerica and Interim shall have delivered to UBT a certificate dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in clauses (a), (b) and (c) of this paragraph
         (i);

         (ii) prior to the mailing of this Proxy Statement/ Prospectus to the stockholders of UBT, UBT shall have received an opinion of Goldman Sachs, dated the date of this Proxy Statement/Prospectus, to the effect that, as of such date, the UBT Conversion Rate is fair to the stockholders of UBT from a financial point of view;





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

         (iii) counsel for UBT shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to UBT under the Merger Agreement or reasonably requested by such counsel;

         (iv) there shall not have been any change in the consolidated financial condition, aggregate net assets, stockholders' equity, business, or operating results of Comerica and its subsidiaries taken as a whole, from January 1, 1994 to the Effective Time that results in a Material Adverse Effect on the consolidated financial condition, aggregate net assets, shareholders' equity, business operating results of Comerica and its Subsidiaries taken as a whole;

         (v) any consent required for the consummation of the Merger under any agreement, contract or license to which Comerica or Interim is a party or by or under which either of them is bound or licensed, the withholding of which might have a Material Adverse Effect on Comerica or UBT or the transactions contemplated by the Merger Agreement shall have been obtained; and

         (vi) UBT shall have received from legal counsel to Comerica and Interim an opinion dated the Effective Time as to securities and corporate matters in form and substance customary for transactions contemplated by the Merger Agreement and reasonably satisfactory to UBT.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of UBT: (a) by mutual consent of the Boards of Directors of UBT, Interim and Comerica; (b) by any of Comerica, UBT or Interim upon the failure to satisfy any conditions to all parties' obligations to close specified in the Merger Agreement if such failure is not caused by any action or inaction of the party requesting termination of the Agreement; (c) by any of UBT, Interim or Comerica if the Effective Time shall not have occurred by the close of business on August 31, 1995 provided such failure is not caused by a breach of the Merger Agreement by the terminating party; (d) by Comerica if an Acquisition Event shall have occurred; (e) by any of UBT, Interim or Comerica if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach in the reasonable opinion of the non-breaching party by its nature cannot be cured prior to the closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party or upon the consummation of the transactions contemplated in the Merger Agreement; (f) by UBT, Comerica or Interim if the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified and approved by UBT's shareholders; (g) by UBT after the occurrence of a default by Comerica or Interim and the continuance of such failure for a period of 20 business days after written notice of such default, which failure to perform, in the reasonable opinion of UBT cannot be cured prior to closing; (h) by Comerica or Interim after the occurrence of a default by UBT and the continuance of such failure for a period of 20 business days after written notice of such default, which failure to perform, in the reasonable opinion of Comerica and Interim cannot be cured prior to closing;
(i) by Comerica and Interim if any environmental site assessment provided for in the Merger Agreement discloses any environmental condition which would be reasonably likely to have a material adverse effect on the property which is the subject thereof; (j) by Comerica if the UBT Board of Directors does not publicly recommend in this Proxy Statement/Prospectus that UBT's stockholders approve and adopt the Merger Agreement, or if after recommending in this Proxy Statement/Prospectus that stockholders ratify and confirm the Merger Agreement, the UBT Board of Directors shall have withdrawn, modified or amended such recommendations in any respect materially adverse to Comerica; (k) by UBT upon the failure of Comerica or Interim to satisfy any conditions to UBT's obligations to close specified in the Merger Agreement; and (l) by Comerica and Interim upon the failure of UBT to satisfy any conditions to Comerica's obligation to close specified in the Merger Agreement.





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
LIQUIDATED DAMAGES; CANCELLATION FEE

         The Merger Agreement provides that, in the event an Acquisition Event shall occur or (i) any of UBT, Comerica or Interim terminates the Merger Agreement because the Subsidiary Merger Agreement and the Merger are not ratified by UBT's shareholders, (ii) any of UBT, Comerica or Interim terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, (iii) Comerica terminates the Merger Agreement because there is a default by UBT, pursuant to the Merger Agreement and the continuance of such failure for a period of 20 Business Days after written notice, which failure to perform, in the reasonable opinion of Comerica and Interim cannot be cured prior to the closing, or (iv) Comerica terminates the Agreement because the UBT Board did not publicly recommend in this Proxy Statement/Prospectus that UBT stockholders adopt and approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Comerica followed by an Acquisition Event within 90 days of such termination, UBT shall pay to Comerica, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $3,200,000, within ten (10) business days following such occurrence. For the purposes of the Merger Agreement, an Acquisition Event is defined generally to mean (a) that UBT has authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement to effect the following: a merger, consolidation or similar transaction involving UBT or any of its subsidiaries; the disposition of assets of UBT or any of its subsidiaries representing 15% or more of the consolidated assets of UBT and its subsidiaries; or the issuance, sale or other disposition of securities representing 10% or more of the voting power of UBT or any of its subsidiaries, other than securities issued pursuant to the Stock Option Agreement, (b) the acquisitions of the beneficial ownership or the right to acquire beneficial ownership by any person or group of persons (as the term "beneficial ownership" is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 15% of the outstanding UBT Common Stock; or (c) the occurrence of any of the events described in the foregoing clause
(a) within 180 days after the termination of the Merger Agreement by Comerica upon the failure of any of the conditions described above under "THE MERGER AGREEMENT" --- Conditions to the Merger -- "Conditions in favor of Comerica
and Interim" under items   (i), (ii), (iii), (iv), (v), (vi), (vii), (ix),
(xii), (xiii) and (xviii) where such failure shall have been caused in whole or in part by any action or inaction within the control of UBT, or any Subsidiary of UBT or the directors of any of UBT or UBT's Subsidiaries.

         The Merger Agreement provides that, in the event of termination by UBT of this Agreement because Interim or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of UBT such breach cannot be cured prior to closing and would have a Material Adverse Effect on Interim or Comerica or because of a default by Comerica or Interim pursuant to the Merger Agreement and the continuance of such failure for a period of 20 Business Days after written notice of such default, in the reasonable opinion of UBT, cannot be cured prior to the closing, then Comerica and Interim, jointly and severally, shall pay to UBT as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $2,000,000, within ten (10) Business Days following such occurrence.


EXPENSES

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring the same; provided, however, that Comerica will file on a timely basis the reports required by Rule 144(c) of the Securities Act. UBT's expenses incurred in connection with the Merger Agreement and the transactions contemplated therein, including attorneys', accountants', investment bankers' and any other fees, collectively shall not exceed the sum of $1,500,000 without the prior written consent of Comerica which shall not be unreasonably withheld.





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
SHAREHOLDER AGREEMENTS

         As noted above in item (xix) under the caption "Conditions to the Merger -- Conditions in favor of Comerica and Interim," the Merger is conditioned upon delivery by each of the UBT director-stockholders of a Shareholder Agreement, the form of which is prescribed by the Merger Agreement. The Shareholder Agreement obligates each of the members of the UBT Board of Directors who own shares of UBT Common Stock to vote those shares, as well as any other shares of UBT Common Stock over which any such director exercises voting power, in favor of the Merger at any stockholder meeting or in connection with any solicitation of stockholder written consent occurring prior to August 31, 1995, subject to fiduciary obligations. Pursuant to the Shareholder Agreement, each director-stockholder also agrees not to pledge or otherwise encumber, or to sell, assign or otherwise dispose of, any of such director-stockholder UBT Common Stock, or enter into any agreement to do any of the foregoing, until (i) adjournment of the special meeting of UBT stockholders called to approve the Merger, (ii) termination of the Merger Agreement in accordance with its terms, or (iii) August 31, 1995, except with Comerica's prior written consent or pursuant to the Merger. Finally, the Shareholder Agreement obligates each director-stockholder not to directly or indirectly solicit or initiate any inquiries, proposals or offers from any person or entity other than Comerica or an affiliate of Comerica, or vote in favor of, any proposal or transaction for disposition of, the business or assets of UBT or any of its subsidiaries, the acquisition of the securities of UBT or any such subsidiary, or any business combination other than with Comerica or one of its affiliates.


RESALES BY AFFILIATES

         Pursuant to the terms of the Merger Agreement, certain persons believed by UBT to be "affiliates" (as defined in Rule 144 of the Securities Act of 1933) of UBT have entered into an "Affiliate's Agreement." The Affiliate's Agreement generally provides that affiliates of UBT may not sell or otherwise dispose of (a) any shares of UBT Common Stock currently owned by them or any shares of Comerica Common Stock received pursuant to the Merger, for a period beginning not less than thirty days prior to the consummation of the Merger and ending on the date that Comerica publishes financial results covering a period of at least thirty days of combined operations of UBT and Comerica following the consummation of the Merger (except that such affiliates may exchange their shares of UBT Common Stock for shares of Comerica Common Stock in the Merger), or (b) any shares of Comerica Common Stock received pursuant to the Merger or any securities that may be distributed with respect thereto or issued in exchange or substitution therefor (collectively, the "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale or other disposition is effected
(i) pursuant to an exemption from the registration requirements of the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act. Notwithstanding the foregoing, affiliates may make bona fide gifts of such shares of Comerica Common Stock so long as the recipients thereof agree not to sell or otherwise dispose of the Comerica Common Stock except as provided in the Affiliate's Agreement. Because the Merger is currently expected to qualify as a purchase for accounting and financial reporting purposes, affiliates may be relieved from certain restrictions in the Affiliate's Agreement which relate to treatment of the Merger as a pooling of interests for accounting purposes.

AMENDMENT AND WAIVER

         Subject to applicable law, (i) the Merger Agreement may be amended by action taken or authorized by the respective boards of directors of Comerica, Interim and UBT, as the case may be, or the duly authorized committees thereof, at any time before or after approval by the stockholders of UBT; provided, however, that after any such approval by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without such further approval; and (ii) any term or provision of the Merger Agreement may be waived in writing at any time by the party which is entitled to the benefits of the specific term or provision Neither Comerica nor UBT has determined under what circumstances it would waive any of the terms and provisions of the Merger Agreement.





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

                           THE STOCK OPTION AGREEMENT

         The following is a brief summary of certain provisions of the Stock Option Agreement, dated as of October 4, 1994, between UBT and Comerica, which is attached hereto as Annex E. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

         Under the Stock Option Agreement, UBT has granted to Comerica an irrevocable option to purchase up to 137,718 shares of UBT Common Stock at a per share exercise price equal to $38.50, which was calculated on the basis of the average of the closing prices for UBT Common Stock on the NASDAQ National Market System for the seven trading days ending on the date of the Stock Option Agreement.

         The option is exercisable only upon the occurrence of one of the following events (each a "Purchase Event"):

                 (a) UBT fails to publicly oppose a Tender Offer or an Exchange Offer (as defined below) or authorizes, recommends, publicly proposes or publicly announces an intention to authorize, recommend or propose, or enters into an agreement with any person (other than Comerica or any of its subsidiaries) to (i) effect a merger, consolidation or similar transaction involving UBT or any of its subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing subsidiaries),
         (ii) except as permitted in the Merger Agreement, sell, lease, exchange or otherwise dispose of 15% or more of the consolidated assets of UBT and its subsidiaries, or (iii) issue, sell or otherwise dispose of (including by merger, consolidation, share exchange or similar transaction) securities representing 10% or more of the voting power of UBT or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                 (b) any person (other than Comerica or its subsidiaries) shall have acquired beneficial ownership (as defined under the Exchange Act) of or the right to acquire beneficial ownership of, or any group (as defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding common stock of UBT.

         The option will terminate upon the earliest to occur of (i) the moment in time which is immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event, (iii) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination by Comerica if the Merger Agreement, the subsidiary Merger Agreement and the merger are not ratified and approved by UBT's shareholder's company or by Comerica and UBT upon the mutual consent of their Board of Directors if UBT at that time was entitled to terminate the merger because the Merger Agreement, the Subsidiary Merger Agreement and the Merger were not ratified by UBT's shareholders, or (v) 12 months after the termination of the Merger Agreement by Comerica if the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified and approved by UBT's shareholder's company or by Comerica and UBT upon the mutual consent of their Board of Directors if UBT at that time was entitled to terminate the merger because the Merger Agreement, the Subsidiary Merger Agreement and the Merger whereas not ratified by UBT's shareholders (provided, however, that if within 12 months after such termination of the Merger Agreement a Purchase Event or Preliminary Purchase Event occurs, then the option will terminate 12 months after the first occurrence of such event). The closing of a purchase of shares pursuant to the Stock Option Agreement is subject to the obtaining of all necessary governmental approvals.

         For purposes of the Stock Option Agreement, each of the following events is a "Preliminary Purchase Event":

                 (a) any person (other than Comerica or any of its subsidiaries) shall have commenced (as defined in the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer for shares of UBT'S Common Stock which, upon consummation of such offer, would result in such person owning or controlling 15% or more of the outstanding common stock of UBT (such an offer being referred to as a "Tender Offer" or an "Exchange Offer," respectively);

                 (b) the stockholders of UBT shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the Board of Directors of UBT shall have withdrawn or modified in a manner adverse to Comerica the recommendation of such Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Comerica or any subsidiary of Comerica) shall have (i) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, or (ii) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

         The number and type of securities subject to the option and the purchase price of shares will be adjusted for any change in the UBT's Common Stock by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, such that Comerica will receive (upon exercise of the option) the same number and type of securities as if the option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of UBT Common Stock subject to the option will also be adjusted in the event that UBT issues additional shares of common stock such that the number of shares of common stock subject to the option, together with shares previously purchased pursuant thereto, represents 9.9% of UBT's Common Stock then issued and outstanding, without giving effect to shares subject to or issued pursuant to the option.

         In the event that UBT enters into any agreement (i) to merge or consolidate with any person other than Comerica or one of its subsidiaries such that UBT is not the surviving corporation, (ii) to permit any person, other than Comerica or one of its subsidiaries, to merge into UBT and UBT is the surviving corporation, but, in connection with such merger, the outstanding shares of UBT's Common Stock are changed into or exchanged for stock or other securities of UBT or any other person or cash or any other property or the outstanding shares of UBT's Common Stock prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person other than Comerica or one of its subsidiaries, then, and in each such case, the agreement governing the transaction must provide that, upon consummation of the transaction, the option will be converted into or exchanged for an option (the "Substitute Option") to purchase securities of either the acquiring person, a person that controls the acquiring person or UBT (if UBT is the surviving entity), in all cases in the option of Comerica. The number of shares for which the Substitute Option will be exercisable and the exercise price applicable thereto will be determined in accordance with Sections 7(c) and 7(d) of the Stock Option Agreement.

         As described above under "Stock Option Agreement," the Stock Option Agreement may discourage competing offers for UBT and is intended to increase the likelihood that the Merger is consummated in accordance with the terms of the Merger Agreement.


                                 LEGAL MATTERS

         The legality of the Comerica Common Stock and associated rights to be issued in connection with the Merger will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 150 West Jefferson, Suite 2500, Detroit, Michigan 48226.

                                    EXPERTS

         The consolidated financial statements of Comerica incorporated herein by reference to the Comerica Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been audited by Ernst & Young, independent accountants, which is based in part on the report of KPMG Peat Marwick, LLP for the year ended December 31, 1994, the predecessor auditors for Comerica, and have been so incorporated herein in reliance upon such reports, given on the authority of such firms as experts in auditing and accounting.

         The consolidated financial statements of UBT incorporated in this Proxy Statement/Prospectus by reference from the UBT Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been audited by KPMG Peat Marwick, LLP independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of KPMG Peat Marwick, LLP given upon their authority as experts in accounting and auditing.

         The UBT Board has appointed the firm of KPMG Peat Marwick, LLP, certified public accountants, as independent auditors for UBT for 1994. Representatives of KPMG Peat Marwick, LLP are expected to be present at the UBT Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         UBT will hold a 1995 Annual Stockholders Meeting only if the Merger is not consummated prior to the time for such meeting designated by the UBT Board in accordance with the Bylaws of UBT. Should such annual meeting occur, any UBT stockholder who wishes to present a proposal for inclusion in the proxy statement for such annual meeting must comply with the rules and regulations of the Commission then in effect. As disclosed in the UBT Proxy Statement for its 1994 Annual Meeting of Stockholders, any such proposal must have been received by UBT not later than December 30, 1994.

                                                                     ANNEX A



                                   AGREEMENT
                                  AND PLAN OF
                                 REORGANIZATION
                                   AND MERGER

                                  BY AND AMONG

                        UNIVERSITY BANK & TRUST COMPANY,

                         COMERICA INTERIM INCORPORATED

                                      AND

                             COMERICA INCORPORATED

                               TABLE OF CONTENTS

ARTICLE 1        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2        THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 Section 2.1      The Merger.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 Section 2.2      Effect of the Merger.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 Section 2.3      Articles of Incorporation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 Section 2.4      Conversion of INTERIM Stock.    . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 Section 2.5      Conversion of UBT Stock Options.  . . . . . . . . . . . . . . . . . . . . . . . .  9
                 Section 2.6      Conversion of Issued and Outstanding UBT Common Stock.  . . . . . . . . . . . . . 10
                 Section 2.7      Fractional Shares.          . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Section 2.8      Exchange Procedures.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF UBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 Section 3.1      Organization; Corporate Power; Etc.   . . . . . . . . . . . . . . . . . . . . . . 12
                 Section 3.2      Licenses and Permits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Section 3.3      Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 Section 3.4      Authorization of Agreement; No Conflicts. . . . . . . . . . . . . . . . . . . . . 12
                 Section 3.5      Capital Structure.          . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Section 3.6      UBT Filings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Section 3.7      Accuracy of Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . 14
                 Section 3.8      Compliance with Applicable Laws.  . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Section 3.9      Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Section 3.10     Agreements with Banking Authorities.  . . . . . . . . . . . . . . . . . . . . . . 16
                 Section 3.12     Title to Assets other than Real Property.   . . . . . . . . . . . . . . . . . . . 16
                 Section 3.13     Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 Section 3.14     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 Section 3.15     Performance of Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 Section 3.16     Loans and Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 Section 3.18     Brokers and Finders.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 3.19     Material Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 3.20     Absence of Material Adverse Effect.   . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 3.21     Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 3.22     Employees; Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . . . . . . . 21
                 Section 3.23     Powers of Attorney.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 Section 3.24     [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 Section 3.25     Intellectual Property Rights.   . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 Section 3.26     Hazardous Materials.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                 Section 3.27     Stock Options.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 Section 3.28     Interest Rate Risk Management Instruments.  . . . . . . . . . . . . . . . . . . . 27
                 Section 3.29     Disclosure in Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 Section 3.30     No Actual Knowledge of Misrepresentation or Breach of Warranty.   . . . . . . . . 27

                 Section 3.31     Effective Date of Representations, Warranties, Covenants and Agreements.  . . . . 27

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF COMERICA   . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 Section 4.1      Organization; Corporate Power; Etc.   . . . . . . . . . . . . . . . . . . . . . . 27
                 Section 4.2      Licenses and Permits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 Section 4.3      Authorization of Agreement; No Conflicts. . . . . . . . . . . . . . . . . . . . . 28
                 Section 4.4      Capital Structure of COMERICA.  . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 Section 4.5      Formation of INTERIM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 Section 4.6      COMERICA Filings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 Section 4.7      Accuracy of Information Supplied.   . . . . . . . . . . . . . . . . . . . . . . . 30
                 Section 4.8      Compliance With Applicable Laws.  . . . . . . . . . . . . . . . . . . . . . . . . 31
                 Section 4.9      Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 Section 4.10     Agreements with Banking Authorities.  . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.11     Performance of Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.12     Brokers and Finders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.13     Absence of Material Adverse Change.   . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.14     Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.15     Disclosure in Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 4.16     No Actual Knowledge of Misrepresentation or Breach of Warranty. . . . . . . . . . 33
                 Section 4.17     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 Section 4.19     Effective Date of Representations, Warranties, Covenants and Agreements.  . . . . 34

ARTICLE 5        ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 Section 5.1      Access to Information, Due Diligence, etc.  . . . . . . . . . . . . . . . . . . . 34
                 Section 5.2      Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 Section 5.3      Taking of Necessary Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 Section 5.4      Registration Statement and Applications.  . . . . . . . . . . . . . . . . . . . . 36
                 Section 5.5      Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 Section 5.6      Notification of Certain Events. . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 Section 5.7      Environmental Assessment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 Section 5.8      Schedules, Closing Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                 Section 5.9      Indemnification and Insurance.    . . . . . . . . . . . . . . . . . . . . . . . . 38
                 Section 5.10     Additional Accruals.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 6        CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 Section 6.1      Affirmative Conduct of UBT.   . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 Section 6.2      Negative Covenants of UBT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                 Section 6.3      Conduct of COMERICA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 7        CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 Section 7.1      Conditions to the Parties' Obligations.   . . . . . . . . . . . . . . . . . . . . 46

                 Section 7.2      Conditions to COMERICA's and INTERIM's Obligations.   . . . . . . . . . . . . . . 47
                 Section 7.3      Conditions to UBT's Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 8        TERMINATION, AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 Section 8.1      Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 Section 8.2      Effect of Termination; Survival.  . . . . . . . . . . . . . . . . . . . . . . . . 53
                 Section 8.3      Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 Section 8.4      Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 Section 8.5      Liquidated Damages; Cancellation Fee.   . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE 9        GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 Section 9.1      Non-Survival of Representations and Warranties.   . . . . . . . . . . . . . . . . 54
                 Section 9.2      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 Section 9.3      Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
                 Section 9.4      Entire Agreement/No Third Party Rights/Assignment.    . . . . . . . . . . . . . . 54
                 Section 9.5      Non-disclosure of Agreement.    . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 Section 9.6      Governing Law.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                               INDEX OF EXHIBITS

Exhibit 2.1.1             Form of Subsidiary Merger Agreement
Exhibit 7.2.14            Form of Affiliate's Agreement
Exhibit 7.2.17            Form Covenant Not to Compete
Exhibit 7.2.21            Form of Shareholder's Agreement

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER is entered into as of October 4, 1994 by and among UNIVERSITY BANK & TRUST COMPANY, a California bank ("UBT"), COMERICA INTERIM INCORPORATED, a California corporation to be created by COMERICA ("INTERIM") and COMERICA INCORPORATED, a Delaware corporation and bank holding company ("COMERICA").

                              W I T N E S S E T H:

         WHEREAS the respective Boards of Directors of UBT and COMERICA have determined that it is in the best interests of UBT and COMERICA and their respective businesses and stockholders for UBT to be merged with INTERIM, a California corporation and wholly- owned subsidiary of COMERICA to be formed after the date of this Agreement, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code, the California Financial Code and other applicable laws; and

         WHEREAS each of the Boards of Directors of UBT and COMERICA has approved this Agreement and the transactions contemplated hereby; and

         WHEREAS UBT's Board of Directors has resolved to recommend approval of the merger of UBT and INTERIM to its shareholders:

         NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, UBT and COMERICA hereby agree as follows:

ARTICLE 1  DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition Event" shall mean any of the following:

         (a) UBT shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any Person (other than COMERICA or any Subsidiary of COMERICA) to effect an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving UBT or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of UBT or any of its Subsidiaries representing 15% or more of the consolidated assets of UBT and its Subsidiaries or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of UBT or any of its Subsidiaries, other than securities issued pursuant to the Stock Option Agreement; or

         (b) any Person (other than COMERICA or any Subsidiary of COMERICA) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the then outstanding shares of UBT Common Stock; or

         (c) the occurrence of any of the events described in subsection (a) of this paragraph within a period of 180 days following the termination of this Agreement by COMERICA pursuant to Sections 8.1.4, 8.1.5, 8.1.6, 8.1.8 or 8.1.11 or by COMERICA pursuant to Section 8.1.13 solely by reason of the failure of the conditions set forth in Sections 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.2.6, 7.2.7,
7.2.8, 7.2.10, 7.2.11, 7.2.14, 7.2.15 or 7.2.20 to be satisfied where such failure shall have been caused in whole or in part by any action or inaction within the control of UBT, any Subsidiary of UBT or the directors of any of UBT or UBT's Subsidiaries (it being understood that any action or inaction outside of the control of UBT or UBT's Subsidiaries, such as, by way of example only, the filing of a lawsuit against them, shall not come within this subsection (c) of this paragraph).

         "Acquisition Proposal" shall have the meaning given such term in
Section 6.2.5.

         "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "Agreement Date COMERICA Shares" shall mean the result of a fraction, the numerator of which is $76,961,840 and the denominator of which is the Agreement Date COMERICA Share Price; provided, however, that such numerator shall be reduced by $1 for each $1 that the UBT Consolidated Net Worth at the Effective Time is less than the sum of $34,200,000 plus the Pre-Closing Income Amount.

         "Agreement Date COMERICA Share Price shall mean $28.7083.

         "Benefit Arrangement" shall have the meaning given such term in
Section 3.22.4.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which California state banks are open for substantially all their banking business in California.

         "Classified Credits" shall have the meaning given such term in Section 6.1.16.

         "Closing" shall have the meaning given such term in Section 2.1.

         "Closing Date" shall have the meaning given such term in Section 2.1.

         "Closing Schedules" shall have the meaning given such term in Section 5.8.

         "COMERICA" shall have the meaning set forth in the preamble to this Agreement.

         "COMERICA Common Stock" shall mean the Common Stock, $5.00 par value per share, of COMERICA.

         "COMERICA Filings" shall have the meaning given such term in Section 4.6.1.

         "COMERICA Financial Statements" shall mean the financial statements of COMERICA that were filed on SEC Form 10-K for the year ended December 31, 1993 and the unaudited financial statements filed on SEC Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

         "COMERICA SEC Documents" shall have the meaning set forth in Section 4.6.2.

         "Conversion Rate" shall mean the result of a fraction, the numerator of which is the Agreement Date COMERICA Shares, as adjusted and determined at the Effective Time, and the denominator of which is Fully Diluted UBT Common Stock at the Effective Time.


         "Covered Loan" shall have the meaning given such term in Section 3.16.

         "Deemed COMERICA Shares" shall have the meaning given such term in
Section 2.5.1.

         "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants provided by Articles 5 or 6.

         "Determination Date" shall mean the fifth Business Day before the date on which the Effective Time occurs.

         "Disclosed Matters" shall have the meaning given such term in Section 5.7.

         "Effective Time" shall have the meaning given such term in Section 2.1.

         "Employee Plan" shall have the meaning given such term in Section
3.22.3.

         "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the

Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean Norwest Bank, Minnesota, National Association, or such other Person as COMERICA shall have appointed to perform the duties set forth in Section 2.8.

         "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any person of a registration statement under the Securities Act with respect to, an exchange offer to purchase any shares of UBT Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of UBT Common Stock.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Fully Diluted UBT Common Stock" shall mean the sum of the total number of shares of UBT Common Stock outstanding on the Closing Date assuming the exercise of all of the UBT Stock Options and any other options or other rights in or for UBT Common Stock other than the options contemplated by the Stock Option Agreement.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles consistently applied.

         "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

         "Hazardous Substances" shall have the meaning given such term in
Section 3.26.5.

         "Intellectual Property" shall have the meaning given such term in
Section 3.25.

         "INTERIM" shall have the meaning set forth in the preamble to this Agreement.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended.

         "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement: (1) as to COMERICA, the actual knowledge, after due inquiry, of any executive officer or director of either COMERICA and (2) as to UBT, the actual knowledge, after due inquiry, of any:

(i) director; or (ii) executive officer, one of whom shall be the person within UBT who has principal responsibility for regulatory and compliance matters.

         "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger for the Merger to be consummated.

         "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations or financial condition of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

         "Merger" shall have the meaning set forth in Section 2.1.

         "New Certificates" shall have the meaning given such term in Section 2.8.1.

         "Non-Performing Assets" shall mean the sum of the book value, as of the applicable date, of UBT's (i) loans 90 days past due as to either principal or interest, (ii) loans on which interest is or should be recognized only upon receipt, (iii) loans on which interest is being or has been renegotiated to lower than market rates due to the adverse financial condition of the borrower, and (iv) other real estate owned.

         "Person" or "person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

         "Pre-Closing Income Amount" shall mean the product obtained by multiplying $460,000 by the number of whole and fractional months beginning with September 1, 1994 and ending on the Closing Date.

         "Property" shall have the meaning given such term in Section 3.26.1.

         "Proxy Statement" shall have the meaning given such term in Section 3.4.2.

         "Registration Statement" shall have the meaning given such term in
Section 3.7.2.

         "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

         "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 7.1.2.

         "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

         "SEC" shall mean the Securities and Exchange Commission.

         "Secured Loan" shall have the meaning given such term in Section 3.16.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Site Assessment" shall have the meaning given such term in Section 5.7.1.

         "Stock Option Agreement" shall mean the agreement between UBT and COMERICA dated the date of this Agreement.

         "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

         "Subsidiary Merger Agreement" shall have the meaning given such term in Section 2.1.

         "Surviving Corporation" shall have the meaning given such term in
Section 2.1.

         "Surviving Corporation Stock" shall have the meaning given such term in Section 2.4.

         "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of UBT Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of UBT Common Stock.

         "Trust Assets" shall mean and include: (a) all right, title and interest of UBT in and to and under any and all trusts, wills, agency agreements, decedent's estates and other representative or fiduciary appointments in favor of, or services by, UBT's Subsidiaries as further described in Schedule 3.17 to this Agreement and all other trusts, wills, agency agreements and the like similar to the foregoing under which UBT has been named as of the Closing Date in some representative or fiduciary capacity to take effect at some time in the future; and (b) all properties, rights, documents, instruments, interests and other tangible and intangible assets owned by, governed or administered under, arising under or with respect to or pertaining to any of the foregoing.

         "UBT" shall have the meaning set forth in the preamble of this Agreement.

         "UBT Certificates" shall have the meaning given such term in Section 2.8.1.

         "UBT Common Stock" shall mean the common stock, no par value, of UBT and any Common Stock of UBT created pursuant to any recapitalization, reorganization, or similar event or any subdivision or combination of shares of common stock or similar event.

         "UBT Consolidated Net Worth" shall mean the difference between:

                 (A) the sum of: (1) total shareholders' equity of UBT as of the Determination Date determined in accordance with Generally Accepted Accounting Principles applied consistently with prior periods; (2) any amount attributable to the payment of regular quarterly dividends in the amount of $.35 per share or less paid on or after the date of this Agreement; and (3) any amount attributable to the actual exercise of the UBT Stock Options between the date of this Agreement and the Closing Date;

minus

                 (B) amounts attributable to the period from the date of this Agreement to the Determination Date and arising from: (1) gains and income attributable to real estate development activities; (2) gains from the sale or other disposition of assets not in the ordinary course of business (other than gains resulting from the sale of Other Real Estate Owned, which shall be added to total shareholders' equity); (3) gains attributable to non-recurring extraordinary items, and changes related to new accounting principles and changes in application of existing accounting principles; (4) all fees and costs of UBT attributable to the consummation of the transaction contemplated by this Agreement exceeding $1,500,000, including without limitation, advisory, investment banking, legal and accounting fees and filing fees not previously paid or accrued; and (5) the sum of $600,000 to the extent that the Other Real Estate Owned by UBT on the date of this Agreement has not been written down to such extent between the date of this Agreement and the Closing Date. The parties understand and agree that those items specified in
                 (B)(1) - (5) of this paragraph shall be calculated net of any related tax benefit determined at the applicable tax rate;

provided, however, that the amounts calculated pursuant to (A) and (B) above shall not reflect any gains or losses, as the case may be, attributable to mark to market gains or losses arising from the date of this Agreement through the Closing Date.

         "UBT Filings" shall have the meaning given such term in Section 3.6.

         "UBT Financial Statements" shall have the meaning given such term in
Section 3.7.3.

         "UBT Stock Options" shall mean any options granted on or before the Effective Time, whether vested or unvested, pursuant to the UBT Stock Option Plans.

         "UBT Stock Option Plans" shall mean the University National Bank & Trust Company 1980 Stock Option Plan, as amended, the University National Bank & Trust Company Outside Directors Stock Option Plan effective as of January 23, 1992, as amended, and any other UBT stock option plan, whether qualified or non-qualified.

         "Understanding" shall have the meaning set forth in Section 6.1.5.

         "Voting Stock" shall mean the stock or other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, except that it shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency, whether or not such contingency has occurred.



ARTICLE 2 THE MERGER

         Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, INTERIM shall be merged into UBT (which shall be the Surviving Corporation of the merger) in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger") pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Subsidiary Merger Agreement"). The closing of the Merger (the "Closing") shall take place at a location, time and Business Day to be designated by COMERICA (the "Closing Date"). The Merger shall be effective when the Subsidiary Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been approved by the Superintendent of Banks and filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Subsidiary Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean UBT.

         Section 2.2 Effect of the Merger. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of UBT and INTERIM shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of UBT and INTERIM, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of UBT and INTERIM immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either UBT or INTERIM shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of UBT and INTERIM shall be preserved unimpaired and all debts, liabilities and duties of UBT and INTERIM shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         Section 2.3 Articles of Incorporation. The articles of incorporation of INTERIM in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the name of the Surviving Corporation shall be "University Bank & Trust Company."

         Section 2.4 Conversion of INTERIM Stock. The authorized and issued capital stock of INTERIM, all of which shall be owned by COMERICA, immediately prior to the Effective Time, on and after the Effective Time, pursuant to the Subsidiary Merger Agreement and without any further action on the part of COMERICA or INTERIM shall be converted into one share of common stock of the Surviving Corporation (the "Surviving Corporation Stock"). Each outstanding stock certificate which prior to the Effective Time represented shares of capital stock of INTERIM automatically and for all purposes shall be deemed to represent the number of shares of Surviving Corporation Stock into which the shares of capital stock of INTERIM represented by such certificate have been converted as provided in this Section 2.4.

         Section 2.5 Conversion of UBT Stock Options. At the Effective Time, all outstanding rights with respect to UBT Common Stock pursuant to stock options under the UBT Stock Option Plans, whether vested or unvested or whether or not then exercisable, shall be converted into and become rights with respect to COMERICA Common Stock, and COMERICA shall assume each UBT Stock Option in accordance with the terms of the UBT Stock Option Plans and the stock option agreement by which it is evidenced.

                          2.5.1  From and after the Effective Time, (i) each
UBT Stock Option assumed by COMERICA may be exercised solely for shares of COMERICA Common Stock; (ii) the number of shares of COMERICA Common Stock subject to each UBT Stock Option shall be equal to the number of full or partial shares of COMERICA Common Stock as the holder of such UBT Stock Option would have been entitled to receive pursuant to Section 2.6 of this Agreement had such holder exercised such option in full immediately prior to the Effective Time (the "Deemed COMERICA Shares"); and (iii) the per share exercise price for each such UBT Stock Option shall be equal to the result of (y) the aggregate exercise price for the shares of UBT Common Stock otherwise purchasable pursuant to such UBT Stock Option, divided by (z) the Deemed COMERICA Shares; provided, however, that the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the IRC.

                          2.5.2  As soon as practicable after the Effective
Time, COMERICA shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of COMERICA Common

Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statements for so long as such options remain outstanding.

         Section 2.6      Conversion of Issued and Outstanding UBT Common
Stock.   Except as provided in Section 2.7, each share of Fully Diluted UBT
Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of COMERICA Common Stock equal to the Conversion Rate, as determined at the Effective Time, subject to adjustment, if any, as provided in any other section of this Agreement. The Conversion Rate shall be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends), made, declared or effective with respect to the COMERICA Common Stock between the date of this Agreement and the Effective Time.


         Section 2.7      Fractional Shares.  No fractional shares of
COMERICA Common Stock shall be issued in the Merger. In lieu thereof, each holder of UBT Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest tenth) obtained by multiplying (a) the Agreement Date COMERICA Share Price by (b) the fraction of the share of COMERICA Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

         Section 2.8 Exchange Procedures. On or as soon as practicable after the Effective Time, COMERICA will deliver to the Exchange Agent certificates representing a sufficient number of shares of COMERICA Common Stock issuable in the Merger and funds representing a sufficient amount of cash payable for fractional shares in the Merger pursuant to Section 2.7 of this Agreement.

                          2.8.1   Upon surrender for cancellation to the
Exchange Agent of one or more certificates for shares of UBT Common Stock ("UBT Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered UBT Certificates, certificates representing the appropriate number of shares of COMERICA Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the UBT Certificates. In no event shall the holders of UBT Certificates entitled to receive cash in lieu of fractional shares be entitled to receive interest on such amounts.

                          2.8.2   Until the UBT Certificates have been
surrendered and exchanged as herein provided, each outstanding UBT Certificate shall represent, on and after the Effective Time, the right to receive the number of shares of COMERICA Common Stock into which the number of shares of UBT Common Stock shown thereon have been converted as provided by Section 2.6. No dividends or other distributions that are declared on COMERICA Common Stock shall be paid to holders thereof otherwise entitled to receive the same until the UBT Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders in accordance with the terms of such COMERICA Common Stock. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                          2.8.3   No transfer taxes shall be payable by any
shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the UBT Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to COMERICA or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of COMERICA or the Exchange Agent that such taxes have been paid or are not payable.

                          2.8.4   Any COMERICA Common Stock or cash delivered
to the Exchange Agent (together with any interest or profits earned thereon) and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to COMERICA, in which event the Persons entitled thereto shall look only to COMERICA for payment thereof.

                          2.8.5   Notwithstanding anything to the contrary set
forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of UBT Common Stock shall be unable to surrender such holder's UBT Certificates because such certificates have been stolen, lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Exchange Agent and COMERICA.

                          2.8.6   The Exchange Agent shall not be entitled to
vote or exercise any rights of ownership with respect to the shares of COMERICA Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of COMERICA Common Stock for the account of the Persons entitled thereto.

                          2.8.7   After the Effective Time, there shall be no
further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of UBT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for COMERICA Common Stock as provided in this Article 2.


ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF UBT

         UBT represents and warrants to COMERICA as follows:

         Section 3.1 Organization; Corporate Power; Etc. UBT is a bank duly organized, validly existing and in good standing under the laws of the State of California. UBT is authorized by the State of California to conduct a general banking business and its deposits are insured by the FDIC in the manner and to the extent provided by law. Each of UBT and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as presently conducted. UBT maintains and operates branch offices only in the State of California. Neither the scope of the business of UBT or any Subsidiary of UBT nor the location of any of their respective properties requires that UBT or any of its Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California except where the failure to be so licensed or qualified would not have a Material Adverse Effect on UBT.

         Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2, UBT and its Subsidiaries have all licenses, certificates, franchises and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to obtain or failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on UBT. The properties, assets, operations and business of UBT and its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises and permits.

         Section 3.3 Subsidiaries. The only corporation, partnership, joint venture or other entity in which UBT owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement), any equity position or other voting interest is the Lytton Corporation.

         Section 3.4      Authorization of Agreement; No Conflicts.

                          3.4.1   The execution and delivery of this Agreement
and the Subsidiary Merger Agreement by UBT and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of UBT, subject only to the approval of this Agreement, the Subsidiary Merger Agreement and the Merger by UBT's shareholders. This Agreement has been duly executed and delivered by UBT and constitutes a valid and binding obligation of UBT, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California state banks, and in any case, by general equitable principles, and the Subsidiary Merger Agreement, upon due execution and filing thereof by UBT in accordance with the applicable provisions California Financial Code and the California Corporations Code, will constitute a valid and binding obligation of UBT, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California banks generally and by general equitable principles.

                          3.4.2   Except as disclosed on Schedule 3.4, the
execution and delivery of this Agreement and the Subsidiary Merger Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the articles of incorporation or bylaws of UBT or, except for the necessity of obtaining Requisite Regulatory Approvals and approval of the shareholders of UBT, any material mortgage, indenture, lease, agreement or other instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UBT or its properties, other than any such conflict, violation, default or loss which will not have a Material Adverse Effect on UBT or which will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement or the Subsidiary Merger Agreement by UBT or the consummation by it of the transactions contemplated hereby or thereby, except for (a) filings required in order to obtain the Requisite Regulatory Approvals, (b) the filing with the SEC of a proxy statement in definitive form relating to the meeting of shareholders of UBT to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"); and (c) the filing of the Subsidiary Merger Agreement with the Superintendent of Banks of the State of California and the Secretary of State of the State of California.

         Section 3.5      Capital Structure.

                          3.5.1   The authorized capital stock of UBT consists
solely of 3,000,000 shares of Common Stock, no par value. At of the close of business on September 26, 1994, 1,391,097 shares of Common Stock were outstanding and 144,700 shares were reserved for issuance pursuant to UBT's Stock Option Plans. All outstanding shares of UBT capital stock are validly issued, fully paid and nonassessable (except for assessments made pursuant to Section 662 of the California Financial Code) and do not possess any preemptive rights. Other than the UBT Stock Options described on Schedule 3.27 to this Agreement and the Stock Option Agreement, there are not on the date of this Agreement any options, warrants, calls, rights, commitments, securities or agreements of any character to which UBT is a party or by which it is bound obligating UBT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of UBT or obligating UBT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                          3.5.2   UBT is the direct owner, beneficially and of
record, of all of the issued and outstanding capital stock of the Lytton Corporation which is its only direct Subsidiary, free and clear of all liens, pledges, charges and other encumbrances of any nature whatsoever.

         Section 3.6      UBT Filings.

                          3.6.1   Since January 1, 1992, UBT and its
Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to COMERICA, except to the extent prohibited by law, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the California Superintendent of Banks; (c) the Federal Deposit Insurance Corporation; and (d) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "UBT Filings."
As of their respective filing dates, each of the past UBT Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not
misleading.   The UBT Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles or applicable banking regulations applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of UBT as of the respective dates indicated and the consolidated results of its operations and changes in cash flows at the respective dates and for the respective periods covered by such financial statements.

                          3.6.2   UBT has filed each report, schedule,
registration statement and definitive proxy statement and amendments to each of the foregoing since January 1, 1991 that UBT was required to file with the SEC, the OCC or the FDIC, as applicable, since such date (the "UBT SEC Documents"), all of which have been made available to COMERICA. As of their respective dates, the UBT SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such UBT SEC Documents, and none of the UBT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of UBT included in the UBT SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of UBT as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         Section 3.7      Accuracy of Information Supplied.

                          3.7.1   No representation or warranty of UBT
contained in this Agreement or any statement, schedule, exhibit or certificate prepared by and given or to be given by or on behalf of UBT or its Subsidiaries to COMERICA in connection herewith and none of the information supplied or to be supplied by UBT or its Subsidiaries to COMERICA under this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          3.7.2   None of the information supplied or to be
supplied by UBT for inclusion or incorporation by reference in, or relating to UBT and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by COMERICA in connection with the issuance of shares of COMERICA Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of UBT through the date of the meeting of shareholders of UBT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the statements, correspondence, applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the NYSE or any Governmental Entity in connection with the Merger, the issuance of any shares of COMERICA Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The Proxy Statement
(except for such portions thereof that relate only to COMERICA and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                          3.7.3   UBT has delivered or will deliver as soon as
practicable to COMERICA copies of: (a) the balance sheet as of March 31, 1994, June 30, 1994 and September 30, 1994 of UBT; and (b) the balance sheets of UBT and its consolidated Subsidiaries as of December 31, 1992 and 1993 and the related statements of income changes in stockholders' equity and cash flows for the years then ended and the related notes to such financial statements, as audited by KPMG Peat Marwick, independent public accountants (the "UBT Financial Statements"), and UBT will hereafter until the Closing Date deliver to COMERICA copies of additional financial statements of UBT as provided in Sections 5.1.1(iii) and 6.1.11(iii). The UBT Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with Generally Accepted Accounting Principles or applicable banking regulations consistently followed throughout the periods covered by such statements (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and present (and, in the case of said additional financial statements, will present) fairly (subject in the case of the unaudited statements, to recurring adjustments normal in nature and amount), the financial position of UBT and its consolidated Subsidiaries as of the respective dates indicated and the results of their operations and changes in cash flows at the respective dates and for the respective periods covered by such financial statements.

         Section 3.8 Compliance with Applicable Laws. The businesses of UBT and its Subsidiaries are not being conducted in violation of any applicable law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on UBT. Except as set forth in Schedule 3.8 and except for normal examinations conducted by a Governmental Entity in the regular course of business of UBT, no investigation or review by any Governmental Entity with respect to UBT is pending or, to the knowledge of UBT, threatened, nor has any Governmental Entity indicated to UBT an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on UBT.

         Section 3.9 Litigation. There is no suit, action or proceeding pending or, to the knowledge of UBT, threatened against or affecting UBT or any Subsidiary which, if adversely determined, would have a Material Adverse Effect on UBT and its Subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against UBT or any Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.
Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which UBT or any Subsidiary is a named party, all of which is adequately covered by insurance in force, except for applicable deductibles, or have been adequately reserved for in accordance with UBT's and UBT's prior business practices.

         Section 3.10 Agreements with Banking Authorities. Except as set forth on Schedule 3.10 to this Agreement, none of UBT or any Subsidiary of UBT is a party to any written agreement, memorandum of understanding, order or directive with any Governmental Entity.

         Section 3.11 Insurance. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by UBT or any Subsidiary. None of UBT or any Subsidiary is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. UBT and its Subsidiaries have filed claims with, or given notice of claim, to their insurers or bonding companies in timely fashion, with respect to all material matters and occurrences for which they believe they have coverage.

         Section 3.12 Title to Assets other than Real Property. UBT and its Subsidiaries have good and marketable title to all their properties and assets, other than real property which is the subject of Section 3.13, owned or leased by UBT or any Subsidiary, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except for: (a) encumbrances as set forth in the UBT Financial Statements; (b) liens for current taxes not yet due which have been fully reserved for; and (c) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or materially interfere with present use of the property subject thereto or affected thereby.

         Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by UBT or any of its Subsidiaries other than Other Real Estate Owned. UBT and its Subsidiaries have good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in such schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease; (b) current taxes (including assessments collected with taxes) not yet due and payable; (c) any encumbrances set forth in UBT's Financial Statements; and (d) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or materially interfere with present use of the property subject thereto of affected thereby; and (e) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which such property is held. UBT and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases and (c) other matters as described in Schedule 3.13. The activities of UBT and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all applicable laws and regulations of any Governmental Entity, including environmental matters affecting such properties. Except as set forth in Schedule 3.13, UBT and its Subsidiaries enjoy quiet possession under all material leases to which either is the lessee and all of such leases are valid and in full force and effect.

         Section 3.14     Taxes.

                          3.14.1  Filing of Returns.  UBT and its Subsidiaries
have duly prepared and filed federal, state, local and foreign Returns (for tax or informational purposes) which were required to be filed by or in respect of UBT and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time of filing, the foregoing Returns correctly reflect the material facts regarding the income, business, assets, operations, activities, status, and any other information required to be shown thereon. Except as set forth on Schedule 3.14, no extension of time within which to file any Return has been requested.

                          3.14.2  Payment of Taxes.  With respect to all Taxes
imposed on UBT or any Subsidiary or for which UBT is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with, and all such amounts required to be paid by or on behalf of UBT or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

                          3.14.3  Audit History.   Except as disclosed on
Schedule 3.14, there has not, within the last 3 years, been any review or audit by any taxing authority of any Tax liability of UBT or any Subsidiary. Except as disclosed on Schedule 3.14, UBT and its Subsidiaries have not received any notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency related to UBT's and its Subsidiaries' Tax or information returns or Tax liability for any period and no claim for assessment or collection of Taxes has been asserted against UBT or its Subsidiaries. UBT and its Subsidiaries currently have no unpaid deficiency assessed by the Internal Revenue Service or any state, local or foreign taxing authority with respect to any of UBT's and its Subsidiaries' Tax returns filed for fiscal years ended on or after December 31, 1987 through Closing Date, nor, to the Knowledge of UBT, is there reason to believe that any deficiency will be assessed. There are no actions, suits, proceedings, investigations or claims now pending or, to the Knowledge of UBT, threatened against UBT or its Subsidiaries in respect of Taxes, nor are any matters under discussion by UBT or its Subsidiaries with any Governmental Entity relating to Taxes.

                          3.14.4  Statute of Limitations.  No agreements are in
force or are currently being negotiated by or on behalf of UBT or its Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Tax. No closing agreements or compromises with any taxing authority are currently pending or have been entered into by UBT or its Subsidiaries.

                          3.14.5  Withholding Obligations.  UBT and its
Subsidiaries have withheld from each payment made to any of its officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable legislation.

                          3.14.6  Tax Liens.  There are no Tax liens, whether
imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by UBT or its Subsidiaries, except for liens for taxes that are not yet due and payable.

                          3.14.7  Safe Harbor Lease Property.  None of the
assets owned by UBT or its Subsidiaries is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168 (f)(8) of the IRC.

                          3.14.8  Security for Tax-Exempt Obligations.  None of
the assets owned by UBT or its Subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the IRC.

                          3.14.9  Tax-Exempt Use Property.  None of the assets
owned by UBT or its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the IRC.

                          3.14.10 Foreign Person.  None of UBT or its
Subsidiaries is a person other than a United States person within the meaning of the IRC.





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
                          3.14.11 No Withholding.  The transaction contemplated
herein is not subject to the tax withholding provisions of Section 3406 of the IRC, or of Subchapter A of Chapter 3 of the IRC.

                          3.14.12 Tax Reserves.  UBT and its Subsidiaries have
made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The UBT Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the UBT Financial Statements and all periods prior thereto.

                          3.14.13 Tax Elections.  No new material elections
with respect to Taxes or any changes in current material elections with respect to Taxes affecting the assets owned by UBT or its Subsidiaries shall be made after the date of this Agreement without the prior written consent of COMERICA, which shall not be unreasonably withheld.

                          3.14.14 IRC Section 382 Applicability.  None of UBT
or any related party, including any party joining in any consolidated return to which UBT is a member, was subject to IRC Section 382 prior to the execution of this Agreement.

                          3.14.15 Disclosure Information.  Within sixty days of
the date of this Agreement, UBT will provide COMERICA with a schedule setting forth the following information with respect to UBT as of the most recent practicable date: (a) UBT's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to UBT; and (c) the amount of any deferred gain or loss allocable to UBT arising out of any deferred intercompany transactions.

         Section 3.15 Performance of Obligations. UBT and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date under, and none of UBT nor any Subsidiary is in default under or in breach of, any term or provision of any covenant, contract, lease, indenture or any other covenant to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on UBT and its Subsidiaries taken as a whole. To UBT's Knowledge no party with whom UBT or its Subsidiaries has an agreement that is of material importance to the businesses of UBT and its Subsidiaries taken as a whole is in default thereunder.

         Section 3.16     Loans and Investments. Except as set forth on
Schedule 3.16, in all material respects, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of UBT and its Subsidiaries are, and constitute the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California banks or creditors generally and by general equitable principles. As of August 31, 1994, and except as disclosed in Schedule 3.16, no loans or investments held by UBT or any Subsidiary are (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a non-accrual status;
(ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by any federal or state banking regulators; or (iii) on a non-accrual status in accordance with UBT's loan review procedures. None of such investments, other than loans, are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits.
UBT has no loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of UBT which are not on substantially the same terms (including interest rates, repayment terms and collateral) as would be available for comparable transactions with Persons of similar creditworthiness who are not Affiliates of UBT. For each outstanding loan or extension of credit or commitment to make a loan or extension of credit where the original principal amount is in excess of $25,000, UBT to its Knowledge has taken all action consistent with good banking practice to document each such loan or extension of credit, including perfecting security interests, if applicable, or obtaining the due execution and delivery of guaranties or similar obligations, if applicable.

         Section 3.17 Status of Trust Assets. Schedule 3.17 is a complete list of all Trust Assets.

                          3.17.1  With respect to the Trust Assets:  (i) no
notice has been received by UBT or any of its Subsidiaries questioning the validity or enforceability of any of the agreements, contracts or other commitments to which UBT is a party comprising a part of the Trust Assets; (ii) to UBT's Knowledge, none of the parties to any such agreement, contract or other commitment is in default of any material obligation under, or in the performance of, any material term, condition or other provision of any such agreement, contract or other commitment; (iii) the rights of UBT or its Subsidiaries to receive fees in connection with Trust Assets are free and clear of all pledges, security interests and liens of any kind whatsoever; (iv) in the management, operation and servicing of the Trust Assets, UBT and its Subsidiaries have complied, in all material respects, with all applicable federal, state and local laws, rules, regulations, ordinances, rulings, orders, awards, judgments and decrees; and (v) in the management, operation and servicing of the Trust Assets, UBT and its Subsidiaries have complied with all material terms of all instruments governing the Trust Assets.

                          3.17.2  Except as set forth on Schedule 3.17.2, to
UBT's Knowledge, (without conducting any site investigation or other analysis for the purpose of making this representation), neither the use nor current condition of any real property relating to the Trust Assets is or has been such during the time the Trust Assets were owned, operated or managed by UBT, in violation of any Environmental Law under circumstances where the violation would have a Material Adverse Effect (as defined in Section 5.7.2) on the real property in question. UBT has adhered to and followed in all material respects all environmental policies of UBT with respect to the Trust Assets.





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
         Section 3.18 Brokers and Finders. Other than the retention of Goldman, Sachs & Co., none of UBT or any Subsidiary is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement or the Subsidiary Merger Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.
UBT agrees to indemnify and hold harmless COMERICA and INTERIM and their respective affiliates, and to defend with counsel selected by COMERICA and INTERIM and reasonably satisfactory to UBT from and against any liability, cost or expense, including reasonable attorneys' fees, incurred in connection with a breach of this Section 3.18.

         Section 3.19 Material Contracts. Schedule 3.19 to this Agreement is a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which UBT or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by UBT in the ordinary course of business and those items disclosed in the UBT Financial Statements.

         Section 3.20 Absence of Material Adverse Effect. Since December 31, 1993, the businesses of UBT and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance occurred or is expected to occur which has, or is likely to result in, a Material Adverse Effect on UBT.

         Section 3.21 Undisclosed Liabilities. To UBT's Knowledge, UBT and its Subsidiaries have no liabilities or obligations, either accrued, contingent or otherwise, that are material to UBT and its Subsidiaries taken as a whole and that have not been reflected or disclosed in the UBT Financial Statements, or incurred subsequent to December 31, 1993 in the ordinary course of business consistent with past practices. Neither UBT nor any of UBT's Subsidiaries has any knowledge of any basis for the assertion against any of them of any liability, obligation or claim (including without limitation that of any Governmental Entity) that is likely to result in or cause a Material Adverse Effect that is not fairly reflected in the UBT Financial Statements.

         Section 3.22     Employees; Employee Benefit Plans; ERISA.

                          3.22.1  All of UBT's and its Subsidiaries'
obligations for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the UBT Financial Statements and paid when due. All of UBT's and its Subsidiaries obligations, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to UBT's and its Subsidiaries' directors, officers, employees or agents have been properly accrued on the UBT Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.22, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the knowledge of UBT, attempts to unionize or controversies threatened between UBT or any Subsidiary or Affiliate and, or relating to, any of their employees that are likely to have a Material Adverse Effect on UBT and its Subsidiaries taken as a whole. None of UBT or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.22, none of UBT or any Subsidiary is a party to a written employment contract with any of their employees and there are no understandings with respect to the employment of any officer or employee of UBT or its Subsidiaries which are not terminable by UBT or its Subsidiaries without liability on not more than thirty (30) days' notice. Except as disclosed in the UBT Financial Statements for the periods covered thereby, all sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan (as defined in Section 3.22.3 hereof) or any Benefit Arrangement (as defined in Section 3.22.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.22, no director, officer or employee of UBT or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Subsidiary Merger Agreement. UBT and its Subsidiaries have complied in all material respects with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, and the Fair Labor Standards Act of 1938, as amended and the Americans with Disabilities Act.

                          3.22.2  Prior to the execution of this Agreement,
UBT has delivered as Schedule 3.22 a complete list of:

                                  a.       all current employees of UBT or any
Subsidiary, together with each employee's age, tenure with UBT or Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                                  b.       all Employee Plans and Benefit
Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                          3.22.3  Except as disclosed on Schedule 3.22, none of
UBT or any Subsidiary maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provisions of ERISA and covers any employee, whether active or retired, of UBT or any Subsidiary of either (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to COMERICA, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of UBT,
(iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of UBT or any Subsidiary has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of UBT or any Subsidiary is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

                          3.22.4  Except as disclosed in Schedule 3.22 and
exclusive of any Employee Plan, none of UBT or any Subsidiary maintains (other than base-salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of UBT or any Subsidiary or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.22 and other than any Employee Plan, none of UBT or any Subsidiary maintains any group or individual health or insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of UBT or any Subsidiary whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this Section 3.22.4, copies of which have been delivered to COMERICA, shall be herein referred to as a "Benefit Arrangement."

                          3.22.5  All Employee Plans and Benefit Arrangements
are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. Except as disclosed in Schedule 3.22, no Employee Plan which is subject to Title IV of ERISA has been completely or partially terminated and no condition exists that could constitute grounds for the termination of any Employee Plan pursuant to Subtitle C of Title IV of ERISA, nor has UBT or any Subsidiary incurred, nor does either reasonably expect to incur, any liability to the Pension Benefit Guaranty Corporation, except for required premium payments which have been paid when due; except as disclosed in Schedule 3.22, none of the Employee Plans which are employee pension benefit plans within the meaning of Section 3(2) of ERISA has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan; with respect to each Employee Plan, to UBT's Knowledge, none of UBT, any Subsidiary nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject any of them or COMERICA to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to the Knowledge of UBT, no employee of UBT or any Subsidiary nor any fiduciary of any Employee Plan has engaged in any breach of fiduciary duty as defined in
Part 4 of Subtitle B of Title I of ERISA which could subject UBT or any Subsidiary to liability if UBT or any Subsidiary is obligated to indemnify such Person against liability. No Employee Plan that is subject to Title IV of ERISA or Section 412 of the IRC incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the IRC; nor, except as disclosed in Schedule 3.22, has any of UBT or any Subsidiary failed to make any contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

                          3.22.6  Except as set forth on Schedule 3.22, to the
Knowledge of UBT, no Employee Plan or Benefit Arrangement has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such plan. There is no pending or, to the Knowledge of UBT, threatened legal action, proceeding or investigation against any Employee Plan, other than routine claims for benefits, which could result in liability to such plans and there is no basis for any such legal action or proceeding.

                          3.22.7 Each Benefit Arrangement which is a group
health plan (within the meaning of such term under IRC Section 4980B(g)(2)) complies and has complied in all material respects with the requirements of
Section 601 through 608 of ERISA or Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

                          3.22.8 Except as disclosed in Schedule 3.22, none of
UBT or any Subsidiary maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by UBT or any Subsidiary or Affiliate or pursuant to which any other benefit will accrue or vest in any director, officer or employee of UBT or any Subsidiary or Affiliate, in either case as a result of the consummation of the transactions contemplated by this Agreement.

                          3.22.9 No "reportable event," as defined in ERISA,
has occurred with respect to any of the Employee Plans.

         Section 3.23 Powers of Attorney. No power of attorney or similar authorization given by UBT or any Subsidiary is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

         Section 3.24     [Reserved].

         Section 3.25 Intellectual Property Rights. Schedule 3.25 is a complete and accurate list of all United States and foreign patents, trademarks, service marks, copyrights and all pending applications therefor, whether or not issued (the "Intellectual Property"), that relate to or arise from or are used in the operation of the businesses of UBT and its Subsidiaries or the rights of UBT and its Subsidiaries thereunder. There are no material claims or demands of any Person pertaining to the Intellectual Property, and no proceedings have been instituted or are pending or threatened, which challenge the rights of UBT and its Subsidiaries in respect thereof, and to the Knowledge of UBT, none of the Intellectual Property is being infringed upon or appropriated by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement affecting the scope of the free and unrestricted use by UBT or any Subsidiary. To the Knowledge of UBT, none of UBT or any Subsidiary is infringing or violating, and has not so infringed or violated, any Intellectual Property rights of others.

         Section 3.26     Hazardous Materials.

                          3.26.1 Except for ordinary and necessary quantities
of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances used in the ordinary course of UBT's and its Subsidiaries businesses, used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on the Property (as defined below), UBT and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Substances other than as permitted by
applicable law.   To UBT's Knowledge, (and without conducting any site
investigation or other analysis for the purpose of making this representation), no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on or in any real property which is now or has been previously owned or leased in the past two years by UBT or any Subsidiary, including (Other Real Estate Owned)(collectively, the "Property"), or to UBT's Knowledge (based upon a review of UBT's loan origination documentation, as and if updated upon renewal), on or in any real property in which UBT or any Subsidiary now holds any security interest, mortgage or other lien or interest, except for (i) Disclosed Matters; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances used in the ordinary course of UBT's and its Subsidiaries businesses, used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on the Property; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the Property involved . To UBT's Knowledge, (and without conducting any site investigation or other analysis for the purpose of making this representation), no activity has been undertaken on the Property during UBT's or any Subsidiary's occupancy of or during any period in which UBT or any Subsidiary had any rights in the Property that would cause or contribute to:

                                 a.        the Property becoming a treatment,
                                 storage or disposal facility within the
                                 meaning of RCRA or any similar state law or local ordinance;





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
                                 b.        a release or threatened release of
                                 any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                                 c.        the discharge of Hazardous
                                 Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., or any similar federal or state law or local ordinance;

the cumulative effect of which would have a Material Adverse Effect on the Property involved.

                          3.26.2 To UBT's Knowledge, (and without conducting
any site investigation or other analysis for the purpose of making this representation), there are no substances or conditions in or on the Property that may support a claim or cause of action under any Environmental Law and, to UBT's Knowledge, (and without conducting any site investigation or other analysis for the purpose of making this representation), there are not, and never have been, any underground storage tanks located in or under the Property.

                          3.26.3 None of UBT or any Subsidiary has received any
written notice of, and to its Knowledge, (and without conducting any inquiry of any Governmental Entity for the purpose of making this representation), any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, with respect to the Property, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and the Property is not listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to UBT's Knowledge, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

                          3.26.4 Except as set forth on Schedule 3.26, to UBT's
Knowledge, (and without conducting any site investigation or other analysis for the purpose of making this representation), there are no environmental reports regarding the Property nor have there been any environmental investigations relating to the Property.

                          3.26.5 "Hazardous Substances" shall mean any
hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies or which has been identified by any such Governmental Entity as a toxic, cancer causing or otherwise hazardous substance.

         Section 3.27 Stock Options. Schedule 3.27 to this Agreement contains a list of all of all UBT Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by plan year.





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
         Section 3.28     Interest Rate Risk Management Instruments.
All interest rate swaps, floors and option agreements and similar interest rate risk management arrangements to which UBT or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business, in accordance with commercially reasonable banking practices and applicable rules, regulations and policies of the California Superintendent of Banks and are legal, valid and binding obligations enforceable in accordance with their terms against UBT and, to UBT's Knowledge, against all other parties thereto (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of California banks or creditors and by general equitable principles). To UBT's Knowledge, all counterparties to such arrangements are financially responsible and are able to adequately perform their obligations under such arrangements. UBT and its Subsidiaries have duly performed their obligations under such arrangements to the extent that such obligations to perform have accrued and to UBT's Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party to such arrangements.

         Section 3.29 Disclosure in Schedules. Anything disclosed by UBT or any of is Subsidiaries in the Schedules to this Agreement shall be considered to have been disclosed for purposes of all representations, warranties and covenants of such party under this Agreement.

         Section 3.30 No Actual Knowledge of Misrepresentation or Breach of Warranty. In connection with any investigation of UBT conducted by COMERICA, UBT has not, to its Knowledge, failed to advise COMERICA and INTERIM on or before the Closing Date of any actual Knowledge UBT may have that any of the representations or warranties of UBT contained in this Agreement or in the exhibits and schedules to this Agreement are not true.

         Section 3.31 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of UBT set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.


ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF COMERICA
         COMERICA represents and warrants to UBT that:

         Section 4.1 Organization; Corporate Power; Etc. COMERICA is a bank holding company registered under the BHCA. COMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of this Agreement. Each of COMERICA's Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on COMERICA or the ability to consummate the transactions contemplated by this Agreement. COMERICA has all requisite corporate power and authority to enter into this Agreement and, subject to the obtaining of all

Requisite Regulatory Approvals, to consummate the transactions contemplated hereby. Neither the scope of business of COMERICA or any Subsidiary or the location of any of their properties requires that COMERICA be licensed to conduct business in any jurisdiction other than those jurisdictions in which it is licensed or qualified to do business as a foreign corporation where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on COMERICA.

         Section 4.2 Licenses and Permits. COMERICA and its Subsidiaries have all material licenses, certificates, franchises and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on COMERICA or any of its banking subsidiaries. The properties and operations of COMERICA and its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises and permits.

         Section 4.3      Authorization of Agreement; No Conflicts.

                          4.3.1  The execution and delivery of this Agreement
and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of COMERICA. This Agreement has been duly executed and delivered by COMERICA and constitutes a legal, valid and binding obligation of COMERICA, enforceable against COMERICA in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of Delaware corporations and bank holding companies generally and by general equitable principles, and the Subsidiary Merger Agreement, upon due execution and filing thereof in accordance with the applicable provisions of the California Corporations Code and California Financial Code, will constitute a valid and binding obligation of INTERIM, enforceable in accordance with its terms.

                          4.3.2  The execution and delivery of this Agreement
and the consummation of the transactions contemplated hereby does not and will not, in the case of COMERICA, and will not, in the case of INTERIM, conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the certificate of incorporation or bylaws of COMERICA or INTERIM or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COMERICA or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on COMERICA; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by COMERICA and INTERIM or the consummation by COMERICA or INTERIM of the transactions contemplated hereby, except for (a) filings required in order to obtain Requisite Regulatory Approvals, (b) the filing of the Registration Statement with the SEC and the declaration by the SEC that the Registration Statement is effective, (c) the filing and approval of the Subsidiary Merger Agreement with the California Superintendent of Banks and the Secretary of State of the State of California; (d) any approvals required to be obtained pursuant to the BHCA or any other required governmental approval for the execution and delivery of this Agreement by COMERICA or INTERIM or the consummation of the Merger; (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities of "blue sky" laws of various jurisdictions in connection with the issuance of shares of COMERICA Common Stock contemplated by this Agreement; and (f) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE.

         Section 4.4 Capital Structure of COMERICA. On the date of this Agreement, the authorized capital stock of COMERICA consists of 250,000,000 shares of COMERICA Common Stock and 10,000,000 shares of Preferred Stock without par value. At the close of business on September 30, 1994, 119,294,355 shares of COMERICA Common Stock were outstanding, no shares of COMERICA Common Stock were reserved for issuance upon the exercise of outstanding employee stock options (including COMERICA's Long Term Incentive Plan and COMERICA's dividend reinvestment plan), 751,395 shares of COMERICA Common Stock were held by COMERICA in its treasury (in addition to shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties), not more than 500,000 shares of COMERICA Series C Participating Preferred Stock were reserved for issuance upon exercise of the rights distributed to the holders of COMERICA Common Stock pursuant to the Rights Agreement, dated as of January 26, 1988, between COMERICA and COMERICA Bank as Rights Agent. The issuance of the shares of COMERICA Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of COMERICA, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and non-assessable shares of COMERICA Common Stock, and will not have been issued in violation of the preemptive or similar rights of any person. As of the date of this Agreement, and except for this Agreement, the COMERICA Stock Plans, the COMERICA Rights Agreement, COMERICA does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which COMERICA is a party or by which it is bound obligating COMERICA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of COMERICA or obligating COMERICA to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 4.5 Formation of INTERIM. As soon as practicable after the of this Agreement, COMERICA shall cause INTERIM to be formed, all of the stock of which will be held by COMERICA.

         Section 4.6      COMERICA Filings.

                          4.6.1  Since January 1, 1992, COMERICA and its
Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to UBT except to the extent prohibited by law, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the Federal Deposit Insurance Corporation; (d) Michigan Banking Commissioner; and (e) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "COMERICA Filings." As of their respective filing dates, each of the past COMERICA Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not
misleading.   The COMERICA Financial Statements, together with the financial statements contained in the COMERICA Filings, have been prepared in accordance with Generally Accepted Accounting Principles consistently followed throughout the periods covered by such statements, and present fairly the consolidated financial position of COMERICA as of the respective dates indicated and the consolidated results of its operations and changes in its cash flows at the respective dates and for the respective periods covered by such financial statements.

                          4.6.2  COMERICA has filed each report, schedule,
registration statement and definitive proxy statement and amendments to each of the foregoing since January 1, 1991 that COMERICA was required to file with the SEC since such date (the "COMERICA SEC Documents"), all of which have been made available to UBT. As of their respective dates, the COMERICA SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such COMERICA SEC Documents, and none of the COMERICA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of COMERICA included in the COMERICA SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of COMERICA as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         Section 4.7      Accuracy of Information Supplied.

                          4.7.1  No representation or warranty of COMERICA
contained in this Agreement or any statement, schedule, exhibit or certificate given or to be given by or on behalf of COMERICA to UBT in connection herewith and none of the information supplied or to be supplied by COMERICA to UBT under this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          4.7.2   None of the information supplied or to be
supplied by COMERICA for inclusion or incorporation by reference in, or relating to COMERICA and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by COMERICA in connection with the issuance of shares of COMERICA Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of UBT through the date of the meeting of shareholders of UBT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the statements, correspondence, applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the NYSE or any Governmental Entity in connection with the Merger, the issuance of any shares of COMERICA Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The Registration
Statement (except for such portions thereof that relate only to UBT and its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.8 Compliance With Applicable Laws. Except as disclosed in the COMERICA SEC Documents filed prior to the date of this Agreement, the businesses of COMERICA and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not, have a Material Adverse Effect on COMERICA and its Subsidiaries taken as a whole. No investigation or review by any Governmental Entity with respect to COMERICA is pending or, to the knowledge of COMERICA, threatened, nor has any Governmental Entity indicated to COMERICA an intention to conduct the same, other than those previously disclosed to UBT, the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on COMERICA or any Subsidiary.

         Section 4.9 Litigation. Except as disclosed in the COMERICA SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of COMERICA, threatened against or affecting COMERICA and its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on COMERICA or any Subsidiary of COMERICA taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against COMERICA or any Subsidiary of COMERICA having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         Section 4.10 Agreements with Banking Authorities. Except as set forth on Schedule 4.10, none of COMERICA or its banking subsidiaries is a party to any written agreement, memorandum of understanding or order or directive with any Governmental Entity.

         Section 4.11 Performance of Obligations. COMERICA and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and none of COMERICA nor any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on COMERICA and its Subsidiaries, taken as a whole. To COMERICA's Knowledge, no party with whom COMERICA or its Subsidiaries has an agreement that is of material importance to the business of COMERICA and its Subsidiaries taken as a whole, is in default thereunder.

         Section 4.12 Brokers and Finders. COMERICA is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement or the Subsidiary Merger Agreement nor the consummation of the transaction provided for herein or therein will result in any liability to any broker or finder. COMERICA agrees to indemnify and hold harmless UBT and its affiliates and to defend with counsel selected by UBT and reasonably satisfactory to COMERICA from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.12.

         Section 4.13 Absence of Material Adverse Change. Except as disclosed in COMERICA SEC Documents, since December 31, 1993, the businesses of COMERICA and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which resulted in or is likely to result in a Material Adverse Effect on COMERICA.

         Section 4.14 Undisclosed Liabilities. COMERICA and its Subsidiaries have no liabilities or obligations, either accrued, contingent or otherwise, that are material to COMERICA and its Subsidiaries taken as a whole and that have not been: (a) reflected or disclosed in the COMERICA Financial Statements; (b) incurred subsequent to January 1, 1994 in the ordinary course of business consistent with past practice; or (c) disclosed in writing to UBT prior to the date of this Agreement. COMERICA knows of no basis for the assertion against it or any of its Subsidiaries of any liability, obligation or claim (including without limitation that of any Governmental Entity) that is likely to result in or cause a Material Adverse Effect on COMERICA and its Subsidiaries, taken as a whole, that is not fairly reflected in the COMERICA Financial Statements or otherwise disclosed in writing to UBT prior to the date of this Agreement.

         Section 4.15 Disclosure in Schedules. Anything disclosed by COMERICA or any of its Subsidiaries in the Schedules to this Agreement shall be considered to have been disclosed for purposes of all representations, warranties and covenants of such party under this Agreement.

         Section 4.16     No Actual Knowledge of Misrepresentation or Breach of
Warranty.     In connection with any investigation of UBT conducted by
COMERICA, COMERICA has not, to its Knowledge, failed to advise UBT on or before the date hereof of any Knowledge COMERICA may have that any of the representations or warranties of UBT contained in this Agreement or in the exhibits and schedules to this Agreement are not true.

         Section 4.17     Taxes.

                          4.17.1 Filing of Returns.  COMERICA has duly prepared
and filed federal, state, local and foreign Returns (for tax or informational purposes) which were required to be filed by or in respect of COMERICA and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time of filing, the foregoing Returns correctly reflect the material facts regarding the income, business, assets, operations, activities, status, and any other information required to be shown thereon.

                          4.17.2 Payment of Taxes.  With respect to all Taxes
imposed on COMERICA or any Subsidiary or for which COMERICA is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with, and all such amounts required to be paid by or on behalf of COMERICA or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

                          4.17.3 Audit History.   Except as previously
disclosed to UBT, there has not, within the last year, been any review or audit by any taxing authority of any Tax liability of COMERICA or any Subsidiary. Except as previously disclosed to UBT, COMERICA and its Subsidiaries have not received any notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency related to COMERICA's and its Subsidiaries' Tax or information returns or Tax liability for any period and no claim for assessment or collection of Taxes has been asserted against COMERICA or its Subsidiaries. COMERICA and its Subsidiaries currently have no unpaid deficiency assessed by the Internal Revenue Service or any state, local or foreign taxing authority with respect to any of COMERICA's and its Subsidiaries' Tax returns filed for fiscal years ended on or after December 31, 1993 through Closing Date, nor, to the Knowledge of COMERICA, is there reason to believe that any deficiency will be assessed.

         Section 4.18     No Knowledge Regarding Approvals.    COMERICA has no
reason to believe that the Requisite Regulatory Approvals will impose any condition which is materially burdensome upon UBT, COMERICA, INTERIM, their respective Affiliates or the Surviving Corporation or will require the divestiture by COMERICA of any material Subsidiary or of a material portion of the business of COMERICA.

         Section 4.19 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of COMERICA set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.


ARTICLE 5  ADDITIONAL AGREEMENTS

         Section 5.1      Access to Information, Due Diligence, etc.

                          5.1.1  Upon reasonable notice, UBT and its
subsidiaries shall allow COMERICA and INTERIM and their accountants, counsel and other representatives reasonable access during business hours to its officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, shall furnish to COMERICA as soon as practicable, (i) a copy of each UBT Filing filed since the date of this Agreement after such document has been filed with the appropriate Governmental Entity; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service (as to documents other than related to employees or customers and other than those distributed to banks generally); (iii) as promptly as practicable following the end of each calendar month after the date hereof, a consolidated balance sheet of UBT as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as COMERICA or INTERIM may reasonably request.

                          5.1.2  Upon reasonable notice, COMERICA shall allow
UBT and its accountants, counsel and other representatives such access to its officers, employees, properties, books, contracts, commitments and records as COMERICA provides to financial analysts in the normal course of business and, from the date hereof through the Effective Time at UBT's request, shall furnish to UBT as soon as practicable, a copy of each COMERICA SEC Document filed since the date of this Agreement and any other information relating to its existing business, properties, financial condition, results of operations and personnel as UBT may reasonably request.

                          5.1.3  UBT, INTERIM and COMERICA each agrees to keep
confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the NYSE) any information received from the other, unless and until the earlier of (i) the second anniversary of the date on which this Agreement terminates; and (ii) the date on





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which such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, the parties shall promptly return or at the election of the other party destroy all documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

         Section 5.2      Shareholder Approval.

                          5.2.1  UBT shall promptly call a meeting of its
shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC for the purpose of ratifying and confirming this Agreement and authorizing the Subsidiary Merger Agreement and the Merger. The UBT Board of Directors will recommend to the UBT shareholders ratification and confirmation of this Agreement, the Subsidiary Merger Agreement and the Merger; provided, however, that the UBT Board of Directors may withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

                          5.2.2  Prior to the Effective Time of the Merger,
COMERICA, as the sole shareholder of INTERIM, shall take all action proper or advisable for the consummation of the Merger by INTERIM.

         Section 5.3      Taking of Necessary Action.

                          5.3.1  Subject to the terms and conditions of this
Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of UBT's, COMERICA's or INTERIM's Board of Directors as advised in writing by counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Subsidiary Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, COMERICA, UBT and INTERIM will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of COMERICA and INTERIM or UBT, advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, COMERICA shall cause INTERIM to take all actions necessary to execute and file the Subsidiary Merger Agreement and to effect all transactions contemplated of INTERIM by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Subsidiary Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of UBT and its Subsidiaries, the proper officers or directors of COMERICA, INTERIM or UBT, as the case may be, shall take all such necessary action.





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                          5.3.2  UBT shall use its best efforts to cause each
director, executive officer and other Person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying for "pooling-of-interests" treatment for accounting purposes) of UBT to deliver to COMERICA, within 20 Business Days after the date of this Agreement and in any event prior to the date the Registration Statement on Form S-4 is initially filed, a written agreement in the form attached hereto as Exhibit 7.2.15.

         Section 5.4      Registration Statement and Applications.

                          5.4.1  COMERICA and UBT will cooperate and jointly
prepare and file as promptly as practicable the Registration Statement (in which the Proxy Statement will be included as a prospectus), the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence, applications or forms to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. Each of COMERICA and UBT shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement to UBT's shareholders. COMERICA shall prepare and file the listing application to be filed with the New York Stock Exchange with respect to the COMERICA Common Stock to be issued in the Merger. Each party will furnish all financial or other information, including independent public accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries reasonably deemed necessary by the other party for the filing or preparation for filing of the Registration Statement and related matters.

                          5.4.2  Each party shall provide to the other at the
request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with State securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

                          5.4.3  COMERICA,  INTERIM and UBT shall receive
opinions of their respective counsel, addressed to the parties and dated the date the Registration Statement becomes effective and the date of the shareholders meeting in substantially the forms previously agreed upon.

         Section 5.5      Expenses.

                          5.5.1  Whether or not the Merger is consummated, all
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same; provided, however, that COMERICA will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.





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                          5.5.2  UBT's expenses incurred in connection with
this Agreement and the transactions contemplated by this Agreement, including attorneys', accountants', investment bankers' and any other fees, collectively shall not exceed the sum of $1,500,000 without the prior written approval of COMERICA, which shall not be unreasonably withheld. UBT shall use its best efforts to ensure that its attorneys, accountants, investment bankers and other consultants engaged in connection with the transaction contemplated by this Agreement submit full and final bills on the Closing Date.

         Section 5.6      Notification of Certain Events.

                          5.6.1  UBT shall provide to COMERICA and INTERIM, as
soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

                          5.6.2  COMERICA shall provide to UBT as soon as
practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3, which notice shall provide reasonable detail as to the subject matter thereof.

                          5.6.3  The parties shall promptly advise each other
in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on any such party.

                          5.6.4  UBT shall immediately notify COMERICA in
writing in the event that UBT becomes aware that the Registration Statement or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement otherwise is required to be amended as supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

         Section 5.7      Environmental Assessment.

                          5.7.1  COMERICA and INTERIM shall have the right to
conduct before the Closing Date, but to be commenced no later than 60 days after the date of this Agreement, at their sole expense, environmental site investigations and assessments ("Site Assessments") covering any real property owned or leased by UBT (including Other Real Estate Owned) or held in trust or otherwise managed by UBT, for the purpose of determining whether there exists on such real property any environmental condition which could result in any liability, cost or expense to COMERICA, INTERIM, the Surviving Corporation or any other owner, user or occupant of such property relating to Hazardous Substances or other adverse environmental conditions. Such Site Assessment may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on such property as may be reasonably necessary to conduct the





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
Site Assessment in the opinion of the persons conducting such Site Assessment and UBT shall allow such persons access to such property during normal business hours and upon reasonable prior notice in order to permit them to conduct the Site Assessment and shall otherwise cooperate with such persons in connection therewith. In exercising its rights hereunder, COMERICA shall coordinate with UBT to avoid unduly interfering with the conduct of business by UBT and its Subsidiaries. For invasive testing (exclusive of asbestos sampling)(e.g., soil and soil boring testing), COMERICA will first present to UBT the plan of testing that is contemplated by COMERICA and COMERICA may not conduct such testing without UBT's prior written consent, which shall not be unreasonably withheld or delayed. In connection with such inspection and testing, COMERICA shall obtain at its sole cost and expense all permits and licenses required in connection with the performance of such work. COMERICA shall repair any damages caused by its tests or inspections. COMERICA hereby indemnifies UBT for all injuries and damages to persons or property caused by such surveys and testing for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting from such surveys and testing ordered by COMERICA. As used herein, "Disclosed Matters" shall mean all information contained in the Site Assessments obtained by COMERICA.

                          5.7.2  If any such Site Assessment discloses any
environmental condition which would be reasonably likely to have a Material Adverse Effect on such real property, COMERICA and INTERIM shall have the right and option to terminate this Agreement prior to the Closing Date and to declare it null and void pursuant to Section 8.1.9 of this Agreement by delivering written notice of termination to UBT within thirty (30) days after the receipt of each such Site Assessment and including with such notice a copy of such Site Assessment. For purposes of this Section 5.7.2, Material Adverse Effect shall mean a diminution in value (from the appraised value of the property in question), of more than ten percent and at least $150,000.

                          5.7.3  COMERICA and INTERIM shall not provide any
such Site Assessment, or any non-public information contained therein, to any third party, including any Governmental Entity, unless otherwise required to do so by law or regulation.

         Section 5.8      Schedules, Closing Schedules.     All schedules
referred to in this Agreement have be previously and separately delivered by the parties. On the Closing Date, UBT shall prepare updates of the schedules provided for in Articles 3 and 7 of this Agreement and shall deliver to COMERICA revised schedules containing the updated information (the "Closing Schedules")(or a certificate signed by UBT's Chief Executive Officer stating that there have been no changes on the applicable schedules). The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable in the circumstance.

         Section 5.9      Indemnification and Insurance.

                          5.9.1  For a period of six years after the Effective
Time, COMERICA shall use its commercially reasonable efforts to cause to be maintained in effect policies of directors' and officers' liability insurance (with such coverage, terms and conditions as are no less advantageous than





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the insurance presently maintained by COMERICA with respect to its officers and directors) with respect to all matters arising from facts or events which occurred before the Effective Time for which UBT would have had an obligation to indemnify their directors and officers; provided, however, that in no event shall COMERICA be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.9.1 any amount per annum in excess of 300% of the amount of the 1994 annual premiums paid by UBT for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, COMERICA shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                          5.9.2  COMERICA agrees that all rights to
indemnification and all limitations of liability existing in favor of the directors and officers of UBT as provided in UBT's Articles of Incorporation or Bylaws or any Indemnification Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Nothing contained in this
Section 5.9.2 shall be deemed to preclude any rights to indemnification or limitations on liability provided in UBT's Articles of Incorporation or Bylaws or the similar governing documents of any of UBT's Subsidiaries with respect to matters occurring subsequent to the Effective Time to the extent that the provisions establishing such rights or limitations are not otherwise amended to the contrary.

                          5.9.3  If COMERICA or any of its successors or
assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, COMERICA shall take no action to impair the rights provided in this Section 5.9.

                          5.9.4  The provisions of this Section are intended to
be for the benefit of, and shall be enforceable by, each director or officer of UBT and his or her heirs and representatives.

         Section 5.10     Additional Accruals.

                          5.10.1 At COMERICA's or INTERIM's request, UBT shall,
consistent with Generally Accepted Accounting Principles, establish such additional accruals and reserves immediately prior to the Effective Time as may be necessary to conform UBT's accounting and credit loss reserve practices and methods to those of COMERICA and INTERIM or its Subsidiaries; provided, however, that no accrual or reserve made by UBT pursuant to this Section 5.10.1, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on UBT resulting from UBT's compliance with this Section 5.10.1, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach,





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violation or failure to satisfy shall have occurred; and provided further, however, that no accrual or reserve made by UBT pursuant to this Section 5.10.1 shall be used by the parties in the calculation of the Conversion Rate.

                          5.10.2 UBT shall continue to accrue anticipated
bonuses and profit sharing amounts in a manner consistent with UBT's prior practice.

ARTICLE 6  CONDUCT OF BUSINESS

         Section 6.1 Affirmative Conduct of UBT. During the period from the date of execution of this Agreement through the Effective Time, UBT agrees to carry on its business, and to cause its Subsidiaries to carry on their businesses, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California banks and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationship with customers, suppliers and others having business dealings with it; and, to these ends, will fulfill each of the following;

                          6.1.1  Use its commercially reasonable efforts, or
cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                          6.1.2  Advise COMERICA promptly in writing of any
Material Adverse Change known to UBT or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any respect as of the effective date of the Registration Statement and at the Effective Time;

                          6.1.3  Keep in full force and effect all of the
existing material permits and licenses of UBT and its Subsidiaries;

                          6.1.4  Use its commercially reasonable efforts to
maintain insurance or bonding coverage on all properties owned or leased by it or for which it is responsible to maintain such coverage and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify COMERICA in writing promptly of any facts or circumstances which could affect UBT's ability to maintain such insurance or bonding coverage;

                          6.1.5  Perform its contractual obligations and not
amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such action would have a Material Adverse Effect on UBT;





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                          6.1.6  Duly observe and conform to all legal
requirements applicable to its business, except for any failure to so observe and conform, that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on UBT;

                          6.1.7  Duly and timely file as and when due all
reports and returns required to be filed with any Governmental Entity;

                          6.1.8  Maintain its assets and properties in good
condition and repair, normal wear and tear excepted;

                          6.1.9  Promptly advise COMERICA in writing of any
event or any other transaction within UBT's Knowledge whereby any Person or related group of Persons acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of UBT Common Stock prior to the record date fixed for the UBT shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

                          6.1.10 Charge off, in a manner consistent with past
practices, all loans, leases, receivables and other assets, or portions thereof, deemed uncollectible in accordance or consistent with Generally Accepted Accounting Principles, regulatory accounting principles, applicable law or regulation, or classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith and UBT has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction; and maintain the allowance for loan losses of UBT at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in UBT's loan portfolio;

                          6.1.11 Furnish to COMERICA, as soon as practicable,
and in any event within fifteen days after it is prepared, unless the disclosure is prohibited by applicable law or regulation, (i) a copy of any report submitted to the board of directors of UBT and access to the working papers related thereto, provided, however, that UBT need not furnish COMERICA communications of UBT's legal counsel regarding UBT's rights against and obligations to COMERICA or its Affiliates under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, renewals, filings, certificates, statements, correspondence and other documents specific to UBT filed with or received from the SEC, Federal Reserve Board, any Federal Reserve Bank, the FDIC, the California State Banking Department or any other Governmental Entity; (iii) monthly unaudited statements of condition and statements of income for and quarterly unaudited consolidated and consolidating statements of condition and statements of income for UBT, in each case prepared on a basis consistent with past practice, and (iv) such other reports as COMERICA may reasonably request relating to UBT. Each of the financial statements of UBT delivered pursuant to this subsection 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of UBT to the effect that such financial statements fairly present the financial information presented therein of UBT, for the periods covered, subject to recurring audit





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adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

                          6.1.12 UBT agrees that through the Effective Time, as
of their respective dates, (i) each UBT Filing will be true and complete in all material respects; and (ii) each UBT Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such UBT Filings that is intended to present the financial position of the entities or entity during the periods involved to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with Generally Accepted Accounting Principles or applicable banking regulations consistently applied, except as stated therein;

                          6.1.13 Maintain reserves for contingent liabilities
in accordance with Generally Accepted Accounting Principles and consistent with past practices;

                          6.1.14 Promptly notify COMERICA of the filing of any
litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any claims against UBT or any of its assets;

                          6.1.15 [Intentionally Left Blank].

                          6.1.16 Inform COMERICA of the amounts and categories
of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of UBT as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). UBT will furnish to COMERICA, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Credits by type (including each credit in an amount equal to or greater than $25,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $25,000), (iii) renegotiated loans (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers) by type, (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $25,000), including an aging into 30-89 and 90+ day categories;
(v) loans or leases charged off, in whole or in part, during the previous month by type (including each such loan or lease in an amount equal to or greater than $25,000); and (vi) other real estate or assets owned stating with respect to each its type;

                          6.1.17 Furnish to COMERICA, upon COMERICA's request,
schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type; (ii) loans or leases (including any commitments) by UBT to any UBT director, officer at or above the Vice President level, or shareholder holding 5% or more





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of the capital stock of UBT, including with respect to each such loan or lease the identity and, to the best knowledge of UBT, the relation of the borrower to UBT, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $25,000); and

                          6.1.18 Furnish to COMERICA copies of each credit
authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $500,000 or more (on a non-cumulative basis), which are approved by UBT after the date of this Agreement, within five Business Days of preparation of such packages.

         Section 6.2 Negative Covenants of UBT. During the period from the date of execution of this Agreement through the Effective Time, UBT agrees (except to the extent COMERICA shall otherwise consent in writing), that it shall not:

                          6.2.1  (i) declare or pay any dividend on or make any
other distribution in respect of any of its capital stock, other than regular quarterly cash dividends in an amount not to exceed $.35 per share; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock, other than through customary repossession;

                          6.2.2  take any action that would result in any of
the representations and warranties set forth in the Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in
Article 7 not being satisfied, except to the extent such actions are undertaken in accordance with applicable law, regulation or at the direction of any regulatory authority;

                          6.2.3  except as specifically contemplated by the UBT
Stock Option Plans, (and previously authorized to be issued), and the Stock Option Agreement, issue, deliver or sell, authorize the issuance, delivery or sale of or purchase any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants or options, including options under any stock Option Plans;

                          6.2.4  amend its articles of incorporation or bylaws,
except as required by applicable law or by the terms of this Agreement;

                          6.2.5  authorize or knowingly permit any of its
representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of Persons (other than COMERICA, INTERIM and their representatives) concerning any Acquisition Proposal. UBT shall notify COMERICA immediately if an inquiry regarding an Acquisition Proposal is received by UBT, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (i) proposal pursuant to which any Person other than COMERICA or





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INTERIM would acquire or participate in a merger or other business combination involving UBT; (ii) proposal by which any Person or group, other than COMERICA or INTERIM, would acquire the right to vote ten percent (10%) or more of the capital stock of UBT entitled to vote thereon for the election of directors;
(iii) acquisition of the assets of UBT other than in the ordinary course of business; or (iv) acquisition in excess of ten percent (10%) of the outstanding capital stock of UBT, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent UBT or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of UBT, if and only to the extent that (1) the Board of Directors of UBT believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to UBT's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the UBT Board of Directors determined in good faith after consultation with its outside legal counsel that such action is necessary for UBT to comply with its fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the UBT Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between UBT and COMERICA, or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                          6.2.6  acquire or agree to acquire by merging,
consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material, on a consolidated basis, to UBT, other than in the ordinary course of business consistent with prior practice;

                          6.2.7  sell, lease or otherwise dispose of any of its
assets which are material, individually or in the aggregate, to UBT, except in the ordinary course of business consistent with prior practice;

                          6.2.8  incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of UBT or any subsidiary thereof or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice;

                          6.2.9  enter into any Understanding, except (A)
deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement, (B) commitments to make loans or other extensions of credit in the ordinary course of business and consistent with prior practice; (C) commitments to act as trustee or agent in the ordinary course of business and consistent with prior practice; (D) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans





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shall extend beyond the Effective Time; and (E) any Understanding that has a value of less than $100,000 and a term of not more than one year;

                          6.2.10 make or enter into a commitment to make any
loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any UBT or Subsidiary director, officer or employee except in accordance with practice or policy in existence on the date of this Agreement;

                          6.2.11 except in the ordinary course of business and
consistent with prior practice or as required by an existing contract or as disclosed in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person;

                          6.2.12 sell, transfer, mortgage, encumber or
otherwise dispose of any assets or other liabilities except in the ordinary course of business and consistent with prior practice or as required by any existing contract;

                          6.2.13 make its credit underwriting policies,
standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on August 30, 1994;

                          6.2.14 except in connection with budgeted capital
expenditures for the pending opening of a branch office, make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $250,000 in aggregate;

                          6.2.15 renew or extend any existing employment
contract or agreement, enter into any new employment contract or agreement or make special or extraordinary payments to any person without the prior written consent of COMERICA;

                          6.2.16 except in the ordinary course of business
consistent with prior practice, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

                          6.2.17 except as otherwise required to correct a
prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by COMERICA in writing or file or amend any federal, foreign or state tax return or report or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or applicable law;

                          6.2.18 except as contemplated in this Agreement,
terminate any Employee Plan or Benefit Arrangement;

                          6.2.19 change its fiscal year or methods of
accounting in effect at June 30, 1994, except as required by changes in Generally Accepted Accounting Principles as concurred to by UBT's independent auditors; or

                          6.2.20 take or cause to be taken any action which
would disqualify the Merger as a "pooling of interests" for accounting purposes or the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC.

                          6.2.21 take or cause to be taken into Other Real
Estate Owned any property without (i) an environmental report reporting no adverse environmental condition on such property; or (ii) the written consent of COMERICA and INTERIM.

         Section 6.3 Conduct of COMERICA. During the period from the date of execution of this Agreement through the Effective Time, COMERICA agrees (except to the extent UBT shall otherwise consent in writing) to do the following:

                          6.3.1  Use its commercially reasonable efforts, or
cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                          6.3.2  Not take any action that would or might result
in any of the representations and warranties set forth in the Agreement becoming untrue or in any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are undertaken in accordance with applicable law, regulation or at the direction of any regulatory authority; and

                          6.3.3  Not take or cause to be taken any action which
would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax free reorganization.


ARTICLE 7  CONDITIONS PRECEDENT TO CLOSING

         Section 7.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

                          7.1.1  This Agreement, the Subsidiary Merger
Agreement and the Merger shall have been validly ratified and confirmed or authorized by the holders of a majority of the outstanding UBT Common Stock entitled to vote.

                          7.1.2  All material permits, approvals and consents
required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the Merger shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which is materially burdensome upon UBT, COMERICA, INTERIM, their respective Affiliates or the Surviving Corporation.

                          7.1.3  There shall not be any action taken, or any
statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by COMERICA of any material Subsidiary or of a material portion of the business of COMERICA; or (iii) imposes any condition upon COMERICA, INTERIM or their Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of COMERICA and INTERIM would be materially burdensome to COMERICA or INTERIM.

                          7.1.4  The Registration Statement shall become
effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby.

                          7.1.5  The shares of COMERICA Common Stock
deliverable pursuant to this Agreement shall have been duly authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

                          7.1.6  COMERICA and UBT shall have received an
opinion from counsel to COMERICA dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to COMERICA and UBT to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that COMERICA, UBT will each be a party to that reorganization within the meaning of Section 368(b) of the IRC.

                          7.1.7  COMERICA, INTERIM and UBT shall have received
from each of Ernst & Young and KPMG Peat Marwick, letters, dated the effective date of the Registration Statement and the Effective Time, in form and substance satisfactory to COMERICA, INTERIM and UBT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 7.2 Conditions to COMERICA's and INTERIM's Obligations. The obligations of COMERICA and INTERIM to effect the Merger shall be subject to the fulfillment (or waiver by COMERICA and INTERIM) of the following conditions:

                          7.2.1  Except as otherwise provided in this Section
7.2, (a) the representations and warranties of UBT contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on UBT or upon the consummation of the transactions contemplated hereby;
(b) UBT shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on UBT or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling COMERICA to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) UBT shall each have delivered to COMERICA a certificate dated the date of the Effective Time and signed by its Chief Executive Officer to the effect set forth in subsections 7.2.1 (a), (b) and (c).

                          7.2.2  Any consent required for the consummation of
the Merger under any agreement, contract or license to which UBT is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on COMERICA or UBT or the transactions contemplated by this Agreement shall have been obtained.

                          7.2.3  COMERICA shall have received the Closing
Schedules and such Closing Schedules shall not reflect any item that was not on the schedules delivered on the date of execution of this Agreement that would have or would be reasonably likely to have, a Material Adverse Effect on UBT or upon the consummation of the transactions contemplated hereby.

                          7.2.4  [Intentionally Left Blank].

                          7.2.5  UBT's reserve for possible loan losses on the
Determination Date shall be at least the greater of $4,700,000 or 2.25% of UBT's total loans outstanding on that date; provided, however, that this condition shall be met (a) to the extent loan loss reserves are reduced from the date of this Agreement by the actual charge-off of loans that are specifically provided for in the Loan Loss Reserve Allocation Report; or (b) to the extent loan loss reserves are reduced from the date of this Agreement by the actual charge-off of loans where such charge-off specifically has been provided for since June 30, 1994 by an appropriate charge to earnings.

                          7.2.6  UBT's Non-Performing Assets (including Other
Real Estate Owned and in substance foreclosures) outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $4,711,431.

                          7.2.7  Between the date of this Agreement and the
Effective Time, no event or circumstance shall have occurred which had a Material Adverse Effect on UBT or its Subsidiaries and COMERICA and INTERIM shall have received a certificate signed on behalf of UBT by UBT's Chief Executive Officer to such effect.

                          7.2.8  COMERICA shall have received from KPMG Peat
Marwick a letter dated the Effective Time, after customary review but without audit, in form and substance satisfactory to COMERICA, (i) certifying that the conditions set forth in subsections 7.2.5 and 7.2.6 have been satisfied and (ii) setting forth, as of the Business Day immediately prior to the Closing Date, (A) UBT Consolidated Net Worth; (B) Fully Diluted UBT Common Stock; (C) UBT's reserve for possible loan losses; and (D) the amount of UBT's Non-Performing Assets.

                          7.2.9  COMERICA shall have received from its legal
counsel the opinion called for by Section 5.4.3.

                          7.2.10 COMERICA shall have received from legal
counsel to UBT an opinion dated the Effective Time as to securities and corporate matters in form and substance customary for transaction of this nature and reasonably satisfactory to COMERICA.

                          7.2.11 [Intentionally Left Blank].

                          7.2.12 Counsel for COMERICA shall have approved, in
the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to COMERICA hereunder or that are reasonably requested by such counsel.

                          7.2.13 The sale of the COMERICA Common Stock
resulting from the Merger shall have been qualified or registered with the appropriate State securities or "blue sky" regulatory authorities of all jurisdictions in which qualification or registration is required under applicable laws, and such qualifications or registrations shall not have been suspended or revoked.

                          7.2.14 UBT shall have delivered to COMERICA not later
than 30 days prior to the date the Registration Statement on Form S-4 becomes effective, all of the executed Affiliate Agreements in the form attached hereto as Exhibit 7.2.14.

                          7.2.15 COMERICA shall have received from each of KPMG
Peat Marwick and Ernst & Young letters, dated the effective date of the Registration Statement, the date of the meeting of UBT's shareholders in connection with this Agreement and the Effective Time, in form and substance satisfactory to COMERICA and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                          7.2.16 COMERICA shall have received from Ernst &
Young an opinion, dated the date of the Effective Time, in form and substance satisfactory to COMERICA, to the effect that the Merger on the terms and conditions contained in this Agreement and in the Subsidiary Merger Agreement will be treated for accounting purposes as a pooling of interests.

                          7.2.17 A non-competition agreement in substantially
the form attached as Exhibit 7.2.17 to this Agreement.

                          7.2.18 The total number of shares of COMERICA Common
Stock that shall be issuable pursuant to the terms of this Agreement under any computation shall not be greater than 2,680,820 shares, subject to adjustment as appropriate to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to the COMERICA Common Stock between the date of this Agreement and the Effective Time.

                          7.2.19 COMERICA shall have received the Site
Assessments provided for in Section 5.7.1, unless COMERICA shall have waived its right to conduct such assessment, and, except as disclosed on Schedule 3.26, such Site Assessment shall not have disclosed any environmental condition which would be reasonably likely to have a Material Adverse Effect (as defined in Section 5.7.2) on such real property.

                          7.2.20 None of UBT or any of its Subsidiaries shall
be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of UBT and its Subsidiaries' business, prospects and operations, so as to have a Material Adverse Effect, other than those agreements attached as Schedule 3.10 as of the date of execution of this Agreement.

                          7.2.21 UBT's director-shareholders shall have
delivered to COMERICA and INTERIM not later than ten Business days from date of this Agreement the Shareholder's Agreements in the form attached hereto as
Exhibit 7.2.21.

         Section 7.3 Conditions to UBT's Obligations. The obligation of UBT to effect the Merger shall be subject to the fulfillment (or waiver by UBT) of the following conditions:

                          7.3.1  Except as otherwise provided in this Section
7.3, (a) the representations and warranties of COMERICA and INTERIM contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on COMERICA or INTERIM or upon the consummation of the transactions contemplated hereby; (b) COMERICA and INTERIM shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on COMERICA or INTERIM or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling UBT to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) COMERICA and INTERIM shall each have delivered to

UBT certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in subsections 7.3.1 (a), (b) and
(c).

                          7.3.2  Prior to the mailing of the Prospectus/Proxy
Statement to the shareholders of UBT shall have received an opinion of Goldman, Sachs & Co., dated the date of the Prospectus/Proxy Statement, to the effect that, as of such date, the Conversion Rate is fair to the shareholders of UBT from a financial point of view.

                          7.3.3  Counsel for UBT shall have approved, in the
exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to UBT hereunder or reasonably requested by such counsel.

                          7.3.4  There shall not have been any change in the
consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of COMERICA and its Subsidiaries taken as a whole, from January 1, 1994 to the Effective Time that results in a Material Adverse Effect on the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of COMERICA and its Subsidiaries taken as a whole.

                          7.3.5  Any consent required for the consummation of
the Merger under any agreement, contract or license to which COMERICA or INTERIM is a party or by or under which either of them is bound or licensed, the withholding of which might have a Material Adverse Effect on COMERICA or UBT or the transactions contemplated by this Agreement shall have been obtained.

                          7.3.6  UBT shall have received from legal counsel to
COMERICA and INTERIM an opinion dated the Effective Time opinions dated the Effective Time as to securities and corporate matters in form and substance customary for transaction of this nature and reasonably satisfactory to UBT.


ARTICLE 8  TERMINATION, AMENDMENTS AND WAIVERS

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of UBT:

                          8.1.1  by mutual consent of the Boards of Directors
of UBT, INTERIM and COMERICA;

                          8.1.2  by any of COMERICA, UBT or INTERIM upon the
failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;





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
                          8.1.3  by any of UBT, INTERIM or COMERICA if the
Effective Time shall not have occurred by the close of business on August 31, 1995, provided such failure to close shall not have been caused by the breach of this Agreement by the terminating party;

                          8.1.4  by COMERICA if an Acquisition Event shall have
occurred;

                          8.1.5  by any of UBT, INTERIM or COMERICA if there
shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach, in the reasonable opinion of the non-breaching party, by its nature cannot be cured prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the breaching party or upon the consummation of the transactions contemplated hereby;

                          8.1.6  by any of UBT, COMERICA or INTERIM if this
Agreement, the Subsidiary Merger Agreement and the Merger are not ratified and approved by UBT's shareholders;

                          8.1.7  by UBT after the occurrence of a Default by
COMERICA or INTERIM and the continuance of such failure for a period of 20 Business Days after written notice of such Default, which failure to perform, in the reasonable opinion of UBT, cannot be cured prior to the Closing;

                          8.1.8  by COMERICA after the occurrence of a Default
by UBT and the continuance of such failure for a period of 20 Business Days after written notice of such Default, which failure to perform, in the reasonable opinion of COMERICA and INTERIM cannot be cured prior to the Closing;

                          8.1.9  by COMERICA in accordance with the provisions
of 5.7.2 of this Agreement;

                          8.1.10 [Intentionally Left Blank];

                          8.1.11 by COMERICA if the UBT Board of Directors does
not publicly recommend in the Prospectus/Proxy Statement that UBT's shareholders approve and adopt this Agreement, or if after recommending in the Prospectus/Proxy Statement that shareholders ratify and confirm this Agreement, the UBT Board of Directors shall have withdrawn, modified or amended such recommendation in any respect materially adverse to COMERICA;

                          8.1.12 by UBT upon the failure of COMERICA or INTERIM
to satisfy any conditions specified in Section 7.3;

                          8.1.13 by COMERICA and INTERIM upon the failure by
UBT to satisfy any conditions specified in Section 7.2.

         Section 8.2 Effect of Termination; Survival. Except as provided in Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by UBT's respective boards of directors or the duly authorized committees thereof, and the duly authorized officers or boards of directors of COMERICA and INTERIM at any time before or after approval hereof by the shareholders of UBT; provided, however, that after any such approval by the shareholders, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

         Section 8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         Section 8.5      Liquidated Damages; Cancellation Fee.

                          8.5.1  Notwithstanding anything to the contrary
contained herein, in the event of the occurrence of an Acquisition Event or termination of this Agreement pursuant to Sections 8.1.6 or 8.1.11, or pursuant to Sections 8.1.5 or 8.1.8 followed by an Acquisition Event within 90 days of such termination, then UBT shall pay to COMERICA, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $3,200,000, within ten (10) Business Days following such occurrence. Upon the making and receipt of such payment under this Section 8.5.1 and except for Sections 5.1.3, 5.5 or 9.5 UBT shall have no further obligations or liabilities of any kind under this Agreement and COMERICA and UBT shall have no further obligations of any kind under this Agreement (but not including the Stock Option Agreement, which shall remain in full force and effect).

                          8.5.2  Notwithstanding anything to the contrary
contained herein, in the event of termination by UBT of this Agreement pursuant to Sections 8.1.5 or 8.1.7, then COMERICA and INTERIM, jointly and severally, shall pay to UBT as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $2,000,000, within ten (10) Business Days following such occurrence. Upon the making and receipt of such payment under this Section 8.5.2 and except for Sections 5.1.3, 5.5 or 9.5 COMERICA and INTERIM shall have no further obligations or liabilities of any kind under this Agreement and COMERICA and UBT shall have no further obligations of any kind under this Agreement (but not including the Stock Option Agreement, which shall remain in full force and effect).

ARTICLE 9  GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation of the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses or (or any such other address for a party as shall be specified by like notice):

                 If to UBT at:

                          UNIVERSITY BANK & TRUST COMPANY
                          250 Lytton
                          Palo Alto, California 94301
                          Attention:  Carl J. Schmitt


                 If to COMERICA or INTERIM at:

                          COMERICA INCORPORATED
                          Corporate Secretary - Corporate Legal Department 500 Woodward Avenue, 33rd Floor
                          Detroit, Michigan 48226
                          Attention:  Mark W. Yonkman

         Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Agreement (including the documents and instruments referred to herein):
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and

(d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         Section 9.5 Non-disclosure of Agreement. COMERICA, UBT and INTERIM agree, except as required by law or the rules of the NYSE, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

         Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

         Section 9.7 Headings/Table of Contents. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.8 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Subsidiary Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provision hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, UBT and COMERICA have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


UNIVERSITY BANK & TRUST COMPANY                    COMERICA INCORPORATED


By: /s/ Carl J. Schmitt                            By: /s/ Mark W. Yonkman
   ---------------------------                        --------------------
Name:  Carl J. Schmitt                             Name:  Mark W. Yonkman
Its:  Chief Executive Officer                      Its:  Vice President and
                                                   Assistant Secretary

                                                                         ANNEX B


                                 EXHIBIT 2.1.1

                              AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of _____________ 1995 between Comerica Interim Incorporated ("Interim"), a corporation organized under the laws of the state of California, the headquarters of which is located in the city of San Jose, county of Santa Clara, state of California, with capital divided into 5,000,000 shares of common stock, each of no par value, and University Bank & Trust Company ("UBT"), a state bank organized under the laws of the state of California, the headquarters of which is located in the city of Palo Alto, county of Santa Clara, state of California, with capital divided into 3,000,000 shares of common stock, each pursuant to a resolution of its board of directors, adopted by the unanimous vote of its directors, and a consent resolution of the sole shareholder of each, pursuant to the authority given by and in accordance with the applicable provisions of law and subject to the approval of the applicable regulatory agency.

                                  WITNESSETH:

WHEREAS, the Boards of Directors of UBT and Interim deem it in the best interests of UBT and Interim, the public which they serve and the shareholders of each of Interim and UBT, to consolidate and merge UBT with Interim under the provisions of applicable law.

NOW THEREFORE, in consideration of the agreements contained herein, the Boards of Directors of UBT and Interim hereby adopt this Agreement of Merger, and agree that the plan for the consummation of their merger shall be as follows:

SECTION 1. Upon the Effective Date, as defined below, of the merger, UBT and Interim (the "Merging Parties") shall be consolidated under the charter of UBT and UBT shall be the surviving entity and the separate corporate existence of Interim shall cease.

SECTION 2. The name of the surviving institution (the "Surviving Institution") shall be University Bank & Trust Company, which shall be a California chartered bank.

SECTION 3. The Surviving Institution shall engage in the business of banking and providing trust services and any business related or incidental thereto, with all of the powers, and subject to all of the limitations and restrictions, conferred or imposed by applicable laws of the State of California and the United States of America. The corporate term of the Surviving Institution shall be the corporate term of UBT. This business shall be conducted by the Surviving Institution at its main office, which shall be located at ___________, Palo Alto, California, and at the following legally established branches and trust representative offices:

JOINT BRANCHES AND TRUST REPRESENTATIVE OFFICES:

         1.

All of the branches of Interim and UBT and trust representative offices of UBT which were in lawful operation at the Effective Date shall continue as branches and trust representative offices of the Surviving Institution, and the principal office of _________________ in Palo Alto California shall continue as the main office and a trust representative office of the Surviving Institution.

SECTION 4. The amount of capital stock of the Surviving Institution shall be divided into 5,000,000 shares of common stock, each of no par value, which shares shall be vested equally, share for share, with the voting rights and all other rights, powers and privileges, without qualification, limitation or restriction, of one share over another.

SECTION 5. The persons listed below shall be the directors of the Surviving Institution until the next annual meeting of the shareholders of the Surviving Institution or until their successors are duly elected and qualified:

[Directors]

SECTION 6. The persons listed below shall be the senior officers of the Surviving Institution, holding the positions listed next to their respective names, until such persons resign or are removed from such positions:

[Officers]

SECTION 7. The Articles of Incorporation of Interim shall be the Articles of Incorporation of the Surviving Institution.

SECTION 8. The Bylaws of UBT in effect immediately prior to the Effective Date of the merger, as amended, shall be and constitute the Bylaws of the Surviving Institution until the same shall thereafter be altered, amended or repealed.

SECTION 9. The merger shall be consummated and become effective, subject to the terms and conditions of this Agreement of Merger and in accordance with
Section 2072 of the California Financial Code, when the Agreement of Merger, having been filed with the Secretary of State with the approval of the Superintendent of Banks endorsed thereon, shall have been certified by the Secretary of State and filed with the Superintendent of Banks; provided, however, that the date must follow, among other things, the approval of the merger by the sole shareholder of UBT and Interim and by the Superintendent of the California State Banking Department. The close of business on the day on which the merger shall become effective is herein referred to as the "Effective Date."

SECTION 10. At the Effective Date of the merger, the corporate existence of the Merging Parties shall be consolidated into and continued in the Surviving Institution, which shall be deemed to be the same corporation as each of the Merging Parties, possessing all the rights, privileges, powers and franchises, and subject to all the restrictions, disabilities and duties of the Merging Parties, except as such rights, privileges, powers and franchises may be limited by law. Upon the merger becoming effective, all the provisions of law regarding the effects of merger shall be effective with respect to the merger and the Surviving Institution, including, without limitation, the following:

         A. All of the rights, interests, privileges, powers, and franchises of the Merging Parties, both of a public and private nature, shall vest in the Surviving Institution without further act or deed as effectively as the same were vested in the Merging Parties prior to the merger.

         B. All property, real, personal and mixed, including, without limitation, all debts due, chooses in action of every description, licenses, registrations, and other assets of every kind and description of the Merging Parties shall, without further act or deed, be transferred to, vested in and devolve upon the Surviving Institution, and shall be as effectively the property of the Surviving Institution as they were of the Merging Parties prior to the merger without any deed or other transfer and without any order or other action on the part of any court or otherwise.

         C. Title to any real estate, whether vested by deed or otherwise, in the Merging Parties shall not revert or be in any way impaired by reason of the merger or otherwise.

         D. The Surviving Institution shall thenceforth be subject to all of the restrictions, disabilities, duties, liabilities and obligations of the Merging Parties and the same may thereafter be enforced against it to the same extent as if the same had been incurred or contracted by the Surviving Institution.

         E. The Surviving Institution, by virtue of the merger, and without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations, and nominations and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Parties, or either of them, at the time of the merger.

         F. Any action or proceeding pending by or against the Merging Parties may be prosecuted to judgment to the same extent as if the merger had not taken place, which judgment shall bind the Surviving Institution, or, alternatively, the Surviving Institution may be proceeded against or substituted in place of the Merging Parties in any such action or proceeding.

The officers and directors of the Merging Parties shall, from time to time, as and when requested by the Surviving Institution or its successors or assigns, execute and deliver or cause to be executed and delivered, such deeds, instruments, assignments, or assurances as the Surviving Institution may deem necessary, desirable, or convenient in order to vest in and confirm to the Surviving Institution title to or possession of any property or rights of the Merging Parties acquired or to be acquired by reason of or as a result of the merger, or otherwise to carry out the purposes of this Merger Agreement. Any person who, immediately before the merger became effective, was an officer or director of the Merging Parties is hereby fully authorized, in the name of such institution, to execute any and all such deeds, instruments, assignments, or assurances, or to take any and all such action as may be requested by the Surviving Institution.

SECTION 11. The manner of converting the shares of the Merging Parties into shares of the Surviving Institution shall be as follows:

Upon the Effective Date of merger, each share of common stock of UBT then issued and outstanding shall be, and hereby is, by virtue of the merger and without any action on the part of the holder thereof, converted into the right to receive _________________. Each share of common stock of Interim then issued and outstanding shall be, and hereby is, by virtue of the merger and without any action on the part of the holder thereof, converted into and constitute the shares of the common stock, no par value, of the Surviving Institution, and all the shares of the Surviving Institution shall be owned by Comerica Incorporated, a Delaware corporation.

SECTION 12. This Agreement of Merger may be terminated by the unilateral action of the board of directors of either of the Merging Parties prior to the approval of the sole shareholder of either of the Merging Parties or by the mutual consent of the boards of both of the Merging Parties after the sole shareholder of either of the Merging Parties has taken affirmative action.

SECTION 13. This Agreement shall be ratified and confirmed by written consent resolution of the sole shareholder of each of the Merging Parties in lieu of a shareholders' meeting.

SECTION 14. This Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument and shall be binding upon each party who may sign a counterpart of this instrument.

IN WITNESS WHEREOF, UBT and Interim, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on this day and year first above written.

COMERICA INTERIM INCORPORATED                    UNIVERSITY BANK & TRUST COMPANY


By:                                              By:
    ------------------------------                    ----------------------------------
Name:                                            Name:
Its:                                             Its: President


By:                                               By:
    ------------------------------                    ----------------------------------
Name: J. Michael Fulton                           Name:
Its: President and Chief Executive Officer        Its: Secretary


By:
    ------------------------------
Name: Rebecca Levey
Its:  Secretary

                                                                       ANNEX C

SECTION 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
              PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

        (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair maket value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date or a short-form merger; provided, however, that clause (i) rather than clause
(ii) of this paragraph applies in any case where the approval required by
Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1976, c. 641, Section 21.3; Stats.1982, c. 36, Section 3; Stats.1990, c. 1018 (A.B.2259), Section 2.)

        Former Section 1300 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 410.



                               CROSS REFERENCES

        Application of this chapter to transactions consummated after effective date of new law, see Section 2313.

        Foreign corporations subject to this chapter, see Section 2115.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraph (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. (added by Stats.1975, c. 682, Section 7. Amended by Stats.1976, c. 641, Section 21.6; Stats.1980, c. 501, Section 5; Stats.1980, c. 1155, Section 1.)

        Former Section 1301 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 411.

SECTION 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORESEMENT; UNCERTIFICATED
              SECURITIES

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1986, c. 766, Section 23.)

        Former Section 1302 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 412.


SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
              MARKET VALUE; FILING; TIME OF PAYMENT

        (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefore, unless provided otherwise by agreement. (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1980, c. 501, Section 6; Stats.1986,
c. 766, Section 24.)

        Former Section 1303 was repealed by Stats.1975, c. 682, Section 6.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
              MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION;
              DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

        (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. (Added by Stats. 1975, c. 682, Section 7.)

        Former Section 1304 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 413.

                               CROSS REFERENCES

Consolidation of actions, see Code of Civil Procedure Section 1048. Defendants, joinder, see Code of Civil Procedure Sections 379, 382. Designation of parties, see Code of Civil Procedure Section 308. Dissolution, determination of fair value of shares, see Section 2000. Form of action, see Code of Civil Procedure Section 307. Intervention, see Code of Civil Procedure Section 387.
Limitation of six months, see Code of Civil Procedure Section 341. Plaintiffs, joinder, see Code of Civil Procedure Sections 378, 382. Trial of issues, see Code of Civil Procedure Sections 591, 592, 594.

SECTION 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
              JUDGMENT; PAYMENT; APPEAL; COSTS

        (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d) Any such judgment shall be payable forthwith with respect to uncertificated sercurities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301). (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1976,
c. 641, Section 22; Stats.1977, c. 235, Section 16; Stats.1986, c. 766, Section 25.)

        Former Section 1305 was repealed by Stats.1975, c. 682, Section 6.

        Costs generally, see Code of Civil Procedure Section 1021 et seq.

        Manner of giving and entering judgment, see Code of Civil Procedure
               Section 664 et seq.

        Relief granted to plaintiff, scope, see Code of Civil Procedure Section
               580.

SECTION 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. (Added by Stats.1975, c. 682, Section 7.)

        Former Section 1306 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 414.

                               CROSS REFERENCES

Dividends and reacquisitions of shares, see Section 500 et seq.

SECTION 1307. DIVIDENDS ON DISSENTING SHARES

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. (Added by Stats.1975, c. 682, Section 7.)

        Former Section 1307 was repealed by Stats.1975, c. 682, Section 6.

                               CROSS REFERENCES

Dividends, see Section 500 et seq.

SECTION 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL
              OF DEMAND FOR PAYMENT

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. (added by Stats.1975, c. 682, Section 7.)

        Former Section 1308 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 2251.

SECTION 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorney's fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. (Added by Stats.1975, c. 682, Section 7.)

        Former Section 1309 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 2252.

SECTION 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
              LITIGATION OF SHAREHOLDERS' APPROVAL

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation. (Added by Stats.1975, c. 682, Section 7.)

        Former Section 1310 was repealed by Stats.1975, c. 682, Section 6. See, now, Section 415.

                               CROSS REFERENCES

Short-form mergers, see Section 1110.

SECTION 1311. EXEMPT SHARES

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1988, c. 919, Section 8.)

        Former Section 1311 was repealed by Stats.1975, c. 692, Section 6.

SECTION 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
              MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

        (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c) If one of the parties to a reorganization of short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholder of any party so controlled. (Added by Stats.1975, c. 682, Section 7. Amended by Stats.1976, c. 641, Section 22.5; Stats.1988, c. 919,
Section 9.)

        Former Section 1312 was repealed by Stats.1975, c. 682, Section 6.

                                                                      ANNEX E



                       THE TRANSFER OF THIS AGREEMENT IS
                    SUBJECT TO CERTAIN PROVISIONS CONTAINED
                  HEREIN AND TO RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT


         This Stock Option Agreement, dated as of October 4, 1994 (the "Agreement"), is made by and between University Bank & Trust Company, a California Bank ("Issuer"), and Comerica Incorporated, a Delaware corporation ("Grantee") .

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization and Merger dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of a subsidiary of Grantee with and into Issuer, with Issuer as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 137,718 (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share determined by calculating the average of the closing prices for Issuer Common Stock on the NASDAQ for the seven trading days ending on the date hereof (the "Purchase Price").

         3. Exercise of Option. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event, (iii) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 8.1.6 thereof or by Grantee and Issuer pursuant to Section 8.1.1 thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 8.1.6 thereof) or (v) 12 months after the termination of the Merger Agreement by Grantee pursuant to
Section 8.1.6 thereof or by Grantee and Issuer pursuant to Section 8.1.1 thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 8.1.6 thereof (provided, however, that if within 12 months after such termination of the Merger Agreement a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein, this Option shall terminate 12 months after the first occurrence of such an event); and provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the California Financial Code.

         (b) As used herein, a "Purchase Event" means any of the following events:

                          (i) Issuer shall have authorized, recommended,
                 publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing 15% or more of the consolidated assets of Issuer and its Subsidiaries or
                 (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its Subsidiaries; or

                          (ii) any person (other than Grantee or any Subsidiary
                 of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                          (i) any person (other than Grantee or any Subsidiary
                 of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer respectively); or

                          (ii) the holders of Issuer Common Stock shall not
                 have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made or disclosed an intention to make a proposal to engage in an Acquisition Transaction or (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice or application for approval and the obtaining of any such approval.

         4. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a),
(i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of the provisions of this Agreement.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                 THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 4, 1994, A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable (except for assessments made pursuant to Section 662 of the California Financial Code), and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         (c) Board Action. The performance by Issuer of this Agreement and the transactions contemplated hereby (including the exercise of the Option) do not require any approval of the stockholders of Issuer.

         6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         7. Adjustment Upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 9.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. Issuer agrees that in no event shall the number of shares of Issuer Common Stock issued after the date of this Agreement pursuant to the preceding sentence, together with the number of shares of Issuer Common Stock subject to the Option, adjusted as aforesaid, exceed the number of available authorized but unissued and unreserved shares of Issuer Common Stock.

         (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below), (B) any person that controls the Acquiring Corporation, or (C) in the case of a merger described in clause (ii), the Issuer (such person being referred to as the "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the Assigned Value (as is hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

         (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or any substantial part of the Issuer's assets (or the assets of its Subsidiaries).

         (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

         (iii) "Assigned Value" shall mean the highest of (A) the price per share of the Issuer Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than Grantee), (B) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (C) the highest bid price per share of Issuer Common Stock as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source within the six-month period immediately preceding the agreement; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee (or by a majority in interest of the Grantees if there shall be more than one Grantee (a"Grantee Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee (or a Grantee Majority).

         (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Grantee may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option.

         (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

         (h) The provisions of Sections 8 and 9 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and as applicable, references in such sections to "Issuer", "Option", "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer", "Substitute Option", "Substitute Purchase Price" and "Substitute Common Stock", respectively.

         8. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation on the NASDAQ, the New York Stock Exchange (NYSE) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application to authorize for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ, NYSE or such other securities exchange and will use its best efforts to obtain approval of such listing as soon as practicable.

         9. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         10. Miscellaneous. (a) Expenses. Except as otherwise provided in
Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the grant or exercise of this Option, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by personal delivery, by telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the parties as follows:

         If to Issuer:

                          UNIVERSITY BANK & TRUST COMPANY
                          250 Lytton Avenue
                          Palo Alto, California  94301
                          Attention:  Carl J. Schmitt

         If to Grantee:

                          COMERICA INCORPORATED
                          Corporate Secretary - Corporate Legal Department 500 Woodward Avenue, 33rd Floor
                          Detroit, Michigan 48226
                          Attention:  Mark W. Yonkman

or to such other address as a party may have furnished to the others in writing in accordance with this paragraph, except that notices of change of address shall only be effective upon receipt. Any notice, demand or other communication given pursuant to the provisions of this Section 11(f) shall be deemed to have been given on the date actually delivered or three days following the date mailed, as the case may be.

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                        University Bank & Trust Company


                                        By: /s/ Carl J. Schmitt
                                           ---------------------------
                                        Name: Carl J. Schmitt
                                        Title: Chief Executive Officer


                                        COMERICA INCORPORATED


                                        By: /s/ Mark W. Yonkman
                                        -----------------------------------
                                        Name: Mark W. Yonkman
                                        Title: Vice President and Assistant
                                        Secretary

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         The General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation, such as Comerica Incorporated ("Comerica"), may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The DGCL also provides that in derivative actions, Comerica may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such directors or officers have been successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the DGCL, no indemnification shall be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The DGCL also generally permits the advancement of a director's or officer's expenses, including by means of mandatory charter or Bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Section 12 of Article V of Comerica's Bylaws implements such provisions and provides as follows:

                         INDEMNIFICATION AND INSURANCE

         (a) Comerica shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Comerica) by reason of the fact that he or she is or was a Director, officer, employee of Comerica or is or was serving at the request of Comerica as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Comerica, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of Comerica may be indemnified to the same extent as hereinabove provided. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Comerica, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

         (b) Comerica shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Comerica to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, or employee of Comerica, or is or was serving at the request of Comerica as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Comerica, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Comerica unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any person who is or was an agent of Comerica may be indemnified to the same extent hereinabove provided. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided.

         (c) To the extent that a Director, officer, spouse of a Director or officer, employee or agent of Comerica has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by Comerica only as authorized in the specific case upon a determination that indemnification of the Director, officer, spouse of a Director or officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of the quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or Director, or spouse of an officer or Director, in defending a civil or criminal action, suit or proceeding may be paid by Comerica in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Comerica as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) Comerica may purchase and maintain insurance on behalf of any person who is or was a Director, officer, spouse of a Director or officer, employee or agent of Comerica, or is or was serving at the request of Comerica as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not Comerica would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) For the purpose of this Section, references to "Comerica" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         (i) For the purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and reference to "serving at the request of Comerica" shall include any service as a Director, officer, employee or agent of Comerica which imposes duties on, or involves services by, such Director, officer, employee or agent of Comerica with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of Comerica" as referred to in this Section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of Comerica's shareholders, the shareholders approved an amendment to Comerica's Restated Certificate of Incorporation to include such a provision.

         Comerica has entered into Indemnification Agreements (the "Agreements") with each of its directors pursuant to which Comerica agrees (i) to indemnify each such director to the fullest extent permitted by any combination of (a) the benefits provided by the indemnification provisions of Comerica's Bylaws as in effect on the date of such Agreement, (b) the benefits provided by the indemnification provisions of Comerica's Bylaws in effect at the time such indemnified costs are incurred by such director, (c) the benefits allowable under the DGCL in effect at the date of such Agreement or as the same may be amended (but in the case of any such amendment, only to the extent that such amendment permits Comerica to provide broader indemnification than such law permits Comerica to provide prior to such amendment), (d) the benefits allowable under the law of the jurisdiction under which Comerica is organized at the time such indemnified costs are incurred by such director, (e) the benefits available under any Directors' and Officers' Insurance or other liability insurance obtained by Comerica and (f) the benefits available to the fullest extent authorized to be provided to such director by Comerica under the non-exclusivity provisions of the Bylaws of Comerica and the DGCL, against liabilities and expenses incurred by reason of such person serving as a director or officer of Comerica or, at Comerica's request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or with respect to employee benefit plans; (ii) to advance certain expenses to such persons; and (iii) except under certain circumstances to purchase and maintain in effect one or more Directors' and Officers' insurance policies.

         No indemnification, reimbursement, or payments are required of Comerica under the Agreements (except to the extent it is provided from policies of insurance carried by Comerica): (1) with respect to any claim as to which such director shall have been finally adjudged by a court of competent jurisdiction to (a) have acted in bad faith, (b) be liable for acts or omissions which involve intentional misconduct, a knowing violation of law or of such director's duty of loyalty to Comerica or its shareholders, (c) have authorized a redemption or dividend on Comerica's stock which is prohibited by Delaware law or (d) has effected any transaction from which such director has derived an improper personal benefit within the meaning of 102(b)(7) of the DGCL, except to the extent that such court, or another court having jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnity for such indemnified costs as the court shall deem proper; (2) with respect to any payment determined by final judgment of a court, or other tribunal having jurisdiction over the question, to be unlawful; and (3) with respect to any obligation of such director under Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of director and officers out of their performance in such capacities or arising on the part of Comerica out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 21.  Exhibits and Financial Statement Schedules

          (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

Item 601
Regulation S-K
Exhibit Reference
     Number                Description
- -----------------          -----------
(2)(a)                     Agreement and Plan of Reorganization and
                           Merger, dated as of October 4, 1994, by and among University Bank & Trust Company,
                           Comerica Interim Incorporated and Comerica
                           Incorporated, included as part of Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.

(2)(b) Form of Agreement of Merger between Comerica Interim Incorporated and University Bank & Trust Company, included as part of Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.

(3)(i) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No.
                           33-556682).

(3)(ii) Bylaws of Comerica Incorporated (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement on Form S-4 dated October 26, 1993, Registration No. 33-50787).

(4)(a) Specimen certificate for Comerica Common Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No. 33- 556682).

(4)(b) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No.
                           33-556682).

(4)(c)                     Rights Agreement between Comerica
                           Incorporated and Comerica Bank-Detroit, as
                           Rights Agent (incorporated by reference to Exhibits 1 and 2 of the

                           Registrant's Registration Statement on Form
                           8-A dated January 26, 1988, Commission File
                           No. 0- 7269).

(4)(d) First Amendment to the Rights Agreement between Comerica Incorporated and Comerica Bank-Detroit, as Rights Agent (incorporated by reference to Exhibit 1.1 of the Registrant's Registration Report on Form 8 filed November 1, 1991, Commission File No. 0-7269).

(5)(a) Opinion and consent of Miller, Canfield, Paddock and Stone.

(8) Opinion and consent of Miller, Canfield, Paddock and Stone (Federal Tax Matters).*

(23)(a)                    Consent of Miller, Canfield, Paddock and
                           Stone (included in Exhibit 5(a)).

(23)(b) Consent of Miller, Canfield, Paddock and Stone (Federal Tax Matters) (included in
                           Exhibit 8).*

(23)(c) Consent of Ernst & Young, independent public accountants (auditors for Comerica Incorporated).

(23)(d)                    Consent of KPMG Peat Marwick, LLP,
                           independent public accountants (predecessor auditors for Comerica Incorporated).

(23)(e)                    Consent of KPMG Peat Marwick, LLP,
                           independent auditors (auditors for University Bank & Trust Company).

(23)(f)                    Consent of Goldman Sachs & Co.*

(24) Powers of Attorney (see signature page to this Form S-4 Registration Statement).

(27) Financial Data Schedule. Schedule has been omitted because it is not required.

(99)(a) Opinion of Goldman Sachs & Co. Incorporated is set forth in full as Annex D to the Proxy Statement\Prospectus which is part of this Registration Statement.*

(99)(b)                    Form of Proxy Card for University Bank &
                           Trust Company.

(99)(c)                    Shareholder Agreements.

(99)(d) Stock Option Agreement, dated October 4, 1994, between University Bank & Trust Company and Comerica Incorporated, included as Annex E to the Proxy Statement/Prospectus which is part of this Registration Statement.

(99)(e) Section 1300 of the California Law of the State of California relating to Dissenters Rights as set forth in full on Annex C to the Proxy Statement/Prospectus which is part of this Registration Statement.

(99)(f)                    Affiliate's Agreement.

(99)(g) Non-Competition Agreement between Carl J. Schmitt and Comerica Incorporated.

(99)(h) University Bank & Trust Company's Annual Report of From 10-K for the year ended December 31, 1993.

(99)(i) University Bank & Trust Company's Amendment No. 1 on Form 10-K/A for the year ended December 31, 1993.

(99)(j) University Bank & Trust Company's Proxy Statement for the Annual Meeting of Shareholders held on June 16, 1994.

(99)(k) University Bank & Trust Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1994.

(99)(l) University Bank & Trust Company's Current report on Form 8-K dated June 17, 1994.

(99)(m) University Bank & Trust Company's Current Report on Form 8-K dated October 17, 1994.


                           (b) Financial Statement Schedules. Schedules have been omitted because they are not required.

                           (c)  Not applicable.




___________________________________
* TO BE FILED BY AMENDMENT

Item 22.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Comerica pursuant to the provisions described in Item 20 or otherwise, Comerica has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Comerica of expenses incurred or paid by a director, officer or controlling person of Comerica in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Comerica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the foregoing paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 28th day of November, 1994.

                                           COMERICA INCORPORATED


                                                   By: /s/ EUGENE A. MILLER
                                                       ------------------------
                                                       Eugene A. Miller
                                                       Chairman and Chief
                                                       Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below. By so signing each of the undersigned, in his or her capacity as a director of officer, or both, as the case may be, of the registrant, does hereby appoint Eugene A. Miller, Arthur W. Hermann, Judith C. Dart and Robert C. Shrosbree, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


Signatures                            Title                    Date
- ----------                            -----                    ----
(1) Principal Executive Officer:

/s/ EUGENE A. MILLER                  Chairman and Chief       November 28, 1994
- --------------------------------      Executive Officer
Eugene A. Miller


(2) Principal Financial Officer:

/s/ PAUL H. MARTZOWKA                 Executive Vice           November 28, 1994
- --------------------------------      President and Chief
Paul H. Martzowka                     Financial Officer


(3) Controller and Principal
    Accounting Officer:

/s/ ARTHUR W. HERMANN                 Senior Vice              November 28, 1994
- --------------------------------      President
Arthur W. Hermann

(4) Directors:

/s/ E. PAUL CASEY                        Director            November 28, 1994
- -------------------------------
E. Paul Casey


/s/ JAMES F. CORDES                      Director            November 28, 1994
- -------------------------------
James F. Cordes


/s/ J. PHILIP DiNAPOLI                   Director            November 28, 1994
- -------------------------------
J. Philip DiNapoli


/s/ MAX M. FISHER                        Director            November 28, 1994
- -------------------------------
Max M. Fisher


/s/ JOHN D. LEWIS                        Director            November 28, 1994
- -------------------------------
John D. Lewis

                                         Director            November __, 1994

- -------------------------------
Patricia Shontz Longe, Ph.D.


/s/ WAYNE B. LYON                        Director            November 28, 1994
- -------------------------------
Wayne B. Lyon


/s/ GERALD V. MacDONALD                  Director            November 28, 1994
- -------------------------------
Gerald V. MacDonald


/s/ EUGENE A. MILLER                     Director            November 28, 1994
- -------------------------------
Eugene A. Miller


/s/ MICHAEL T. MONAHAN                   Director            November 28, 1994
- -------------------------------
Michael T. Monahan


/s/ ALFRED A. PIERGALLINI                Director            November 28, 1994
- -------------------------------
Alfred A. Piergallini


/s/ ALAN E. SCHWARTZ                     Director            November 28, 1994
- -------------------------------
Alan E. Schwartz


/s/ HOWARD F. SIMS                       Director            November 28, 1994
- -------------------------------
Howard F. Sims

                                EXHIBIT INDEX

Item 601
Regulation S-K
Exhibit Reference
     Number                Description
- -----------------          -----------
(2)(a)                     Agreement and Plan of Reorganization and
                           Merger, dated as of October 4, 1994, by and among University Bank & Trust Company,
                           Comerica Interim Incorporated and Comerica
                           Incorporated, included as part of Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.

(2)(b) Form of Agreement of Merger between Comerica Interim Incorporated and University Bank & Trust Company, included as part of Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.

(3)(i) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registrations Statement on Form S-4 dated December 11, 1992, Registration No.
                           33-556682).

(3)(ii) Bylaws of Comerica Incorporated (incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement on Form S-4 dated October 26, 1993, Registration No. 33-50787).

(4)(a) Specimen certificate for Comerica Common Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No. 33- 556682).

(4)(b) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No.
                           33-556682).

(4)(c)                     Rights Agreement between Comerica
                           Incorporated and Comerica Bank-Detroit, as
                           Rights Agent (incorporated by reference to Exhibits 1 and 2 of the

                           Registrant's Registration Statement on Form
                           8-A dated January 26, 1988, Commission File
                           No. 0- 7269).

(4)(d) First Amendment to the Rights Agreement between Comerica Incorporated and Comerica Bank-Detroit, as Rights Agent (incorporated by reference to Exhibit 1.1 of the Registrant's Registration Report on Form 8 filed November 1, 1991, Commission File No. 0-7269).

(5)(a) Opinion and consent of Miller, Canfield, Paddock and Stone.

(8) Opinion and consent of Miller, Canfield, Paddock and Stone (Federal Tax Matters).*

(23)(a)                    Consent of Miller, Canfield, Paddock and
                           Stone (included in Exhibit 5(a)).

(23)(b) Consent of Miller, Canfield, Paddock and Stone (Federal Tax Matters) (included in
                           Exhibit 8).*

(23)(c) Consent of Ernst & Young, independent public accountants (auditors for Comerica Incorporated).

(23)(d)                    Consent of KPMG Peat Marwick, LLP,
                           independent public accountants (predecessor auditors for Comerica Incorporated).

(23)(e)                    Consent of KPMG Peat Marwick, LLP,
                           independent auditors (auditors for University Bank & Trust Company).

(23)(f)                    Consent of Goldman Sachs & Co.*

(24) Powers of Attorney (see signature page to this Form S-4 Registration Statement).

(27) Financial Data Schedule. Schedule has been omitted because it is not required.

(99)(a) Opinion of Goldman Sachs & Co. Incorporated is set forth in full as Annex D to the Proxy Statement\Prospectus which is part of this Registration Statement.*

(99)(b)                    Form of Proxy Card for University Bank &
                           Trust Company.

(99)(c)                    Shareholder Agreements.

(99)(d) Stock Option Agreement, dated October 4, 1994, between University Bank & Trust Company and Comerica Incorporated, included as Annex E to the Proxy Statement/Prospectus which is part of this Registration Statement.

(99)(e) Section 1300 of the California Law of the State of California relating to Dissenters Rights as set forth in full on Annex C to the Proxy Statement/Prospectus which is part of this Registration Statement.

(99)(f)                    Affiliate's Agreement.

(99)(g) Non-Competition Agreement between Carl J. Schmitt and Comerica Incorporated.

(99)(h) University Bank & Trust Company's Annual Report of From 10-K for the year ended December 31, 1993.

(99)(i) University Bank & Trust Company's Amendment No. 1 on Form 10-K/A for the year ended December 31, 1993.

(99)(j) University Bank & Trust Company's Proxy Statement for the Annual Meeting of Shareholders held on June 16, 1994.

(99)(k) University Bank & Trust Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1994.

(99)(l) University Bank & Trust Company's Current report on Form 8-K dated June 17, 1994.

(99)(m) University Bank & Trust Company's Current Report on Form 8-K dated October 17, 1994.


                           (b) Financial Statement Schedules. Schedules have been omitted because they are not required.

                           (c)  Not applicable.




___________________________________
* TO BE FILED BY AMENDMENT